Exhibit 10.2

Execution Version

FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT

This FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “First Amendment”), dated as of September 27, 2013, is entered into by and among INTERCONTINENTALEXCHANGE, INC., a Delaware corporation (the “Parent Borrower”), ICE EUROPE PARENT LIMITED, a limited company incorporated under the laws of England and Wales (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), INTERCONTINENTALEXCHANGE GROUP, INC., a Delaware corporation (“New ICE Parent” and collectively with the Borrowers, the “Credit Parties”), the Lenders (as hereinafter defined), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS

A.           The Borrowers, the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are party to the Credit Agreement, dated as of November 9, 2011 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made available a term loan facility to the Parent Borrower in the original aggregate principal amount of $500,000,000 and revolving credit facilities to the Borrowers in the aggregate principal amount of $2,100,000,000.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this First Amendment.

B.           Upon receipt of the requisite shareholder and governmental approvals and the satisfaction or waiver of certain conditions, the Parent Borrower desires to enter into the following series of transactions (the “NYSE Merger Transactions”) pursuant to the Amended and Restated Agreement and Plan of Merger (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), dated as of March 19, 2013, among NYSE Euronext, a Delaware corporation (“NYSE”), the Parent Borrower, New ICE Parent, Braves Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New ICE Parent (“Braves Merger Sub”), and Baseball Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of New ICE Parent (“Yankees Merger Sub”):

●           On the date of consummation of the proposed merger, Braves Merger Sub will first merge with and into the Parent Borrower with the Parent Borrower surviving such merger (the “Braves Merger”).  Shares of the Parent Borrower will be converted into an equivalent number of new shares of New ICE Parent common stock.  The Parent Borrower will become a wholly owned subsidiary of New ICE Parent after the closing of the first merger transaction.

●           Following the effectiveness of the Braves Merger, NYSE will merge with and into Yankees Merger Sub with Yankees Merger Sub surviving such merger (the “Yankees Merger”).  Under certain circumstances described in the Merger Agreement, the Yankees Merger will be restructured to provide instead for the merger of Yankees Merger Sub with and into NYSE with NYSE surviving such merger.  In either case, NYSE’s stock will be converted into the cash and shares of New ICE Parent common stock that represent the merger consideration.  After the effectiveness of the Yankees Merger, NYSE will be a wholly owned subsidiary of New ICE Parent and sibling company of the Parent Borrower.

●           Following the completion of the mergers, the shares in New ICE Parent held by the Parent Borrower will be retired and cancelled for no consideration.

C.           The Borrowers have requested (i) the consent of the Required Lenders to amend the Credit Agreement effective upon the consummation of the NYSE Merger Transactions and (ii) the waiver by the Required Lenders of certain provisions of the Credit Agreement, all on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1           Amendments to the Credit Agreement.  Effective upon the First Amendment Effective Date (as hereinafter defined) (or, in the case of amendments described on Schedule I hereto, effective upon the Execution Date (as hereinafter defined)), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double−underlined text (indicated textually in the same manner as the following example: double−underlined text) as set forth in the conformed copy of the Credit Agreement attached hereto as Exhibit A.

1.2           Amendments to Exhibits to the Credit Agreement.  Effective upon the First Amendment Effective Date, Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby deleted in its entirety and replaced with the new Exhibit C to the Credit Agreement attached hereto as Exhibit B.

1.3           Amendments to Schedules to the Credit Agreement.  Effective upon the First Amendment Effective Date, Schedule 1.1(a) of the Credit Agreement is hereby amended by adding New ICE Parent to the Notice Addresses section, with a notice address as set forth on its signature page hereto.

1.4           Further Amendments to the Credit Agreement.  Subject to Section 3.3, effective upon the First Amendment Effective Date (as hereinafter defined), the Credit Agreement (as amended by the amendments contemplated by Section 1.1) is hereby further amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double−underlined text (indicated textually in the same manner as the following example: double−underlined text) as set forth in those certain amendments to the Credit Agreement on file with the Administrative Agent.

2

ARTICLE II

WAIVER

The Required Lenders hereby waive, in accordance with Section 10.5 of the Credit Agreement, compliance by the Borrowers with the provisions of the Credit Agreement solely to the extent set forth in this Article II as follows:

(a)           the issuance of the Permitted Escrow Bonds (as defined below) having the terms described herein; provided that (v) the proceeds of the Permitted Escrow Bonds are held in the Permitted Escrow Account (as defined below); (w) the Indebtedness evidenced by the Permitted Escrow Bonds and all guaranties given in connection therewith are, on a Pro Forma Basis giving effect to the NYSE Merger Transactions as of the last day of the most recent fiscal quarter of the Parent Borrower ending prior to the date the Permitted Escrow Bonds are issued, permitted within the limitations of the Credit Agreement; (x) such Permitted Escrow Bonds are secured solely by a Lien on the Permitted Escrow Account; (y) the obligations of the Credit Parties and their Subsidiaries under the Permitted Escrow Bonds and all guarantees given in connection therewith shall be unsecured obligations (other than with respect to the Lien on the Permitted Escrow Account) ranking pari passu in right of payment with the obligations of the Credit Parties and their Subsidiaries under the Credit Agreement, the other Credit Documents and the guaranties (including the Subsidiary Guaranties) given in connection therewith; and (z) within seven months of the date of issuance, such Permitted Escrow Bonds are either redeemed in full or the proceeds thereof are applied to the merger consideration paid concurrently with the consummation of the NYSE Merger Transactions;

(b)           the Lien on the Permitted Escrow Account having the terms described herein in favor of the trustee for the Permitted Escrow Bonds solely for the benefit of the holders of the Permitted Escrow Bonds;

(c)           exclude the Permitted Escrow Bonds and all guaranties given in connection therewith from “Indebtedness” under the Credit Agreement for purposes of Sections 6.1, 7.2 and 7.3 thereof and the defined terms used therein and for purposes of calculating the “Applicable Percentage” as defined therein from the date of issuance of the Permitted Escrow Bonds until the earlier of (x) the consummation of the NYSE Merger Transactions and (y) the date that is 15 days after the Permitted Escrow Bond Issuer (as defined below) delivers a termination notice to the Escrow Agent (as defined below) indicating that the NYSE Merger Transactions shall not be consummated; and

(d)           the redemption of the Permitted Escrow Bonds as a result of the NYSE Merger Transactions not being consummated and that such redemption shall not give rise to an Event of Default.

“Permitted Escrow Bond Issuer” means any issuer of Permitted Escrow Bonds.

3

“Permitted Escrow Bonds” means any debt securities that are issued (x) by any Subsidiary of the Parent Borrower and guaranteed by the Parent Borrower, (y) jointly by the Parent Borrower and any Subsidiary of the Parent Borrower or (z) by the Parent Borrower, alone or together with guarantees from one or more Subsidiaries of the Parent Borrower, in each case prior to the consummation of the NYSE Merger Transactions, in an aggregate principal amount of up to $1.5 billion; provided that the net proceeds from such issuance shall be deposited in the Permitted Escrow Account and be subject to the terms of the Permitted Escrow Agreement.  The terms of the Permitted Escrow Bonds may provide that they are subject to a special mandatory redemption if the NYSE Merger Transactions have not been consummated on or prior to a specified date, which date shall not be later than seven months from the issue date, or if the Permitted Escrow Bond Issuer determines prior to such date that the NYSE Merger Transactions will not be consummated and provides a redemption notice to the trustee or paying agent for the Permitted Escrow Bonds, in each case at a redemption price equal to up to 101% of the principal amount thereof plus accrued and unpaid interest to the redemption date (each a “Special Mandatory Redemption”).  The Permitted Escrow Bonds may contain such other terms and conditions, not inconsistent with the foregoing, as the Permitted Escrow Bond Issuer, after consultation with the underwriters or initial purchasers for the Permitted Escrow Bonds, may consider appropriate.

“Permitted Escrow Account” means an escrow account established in connection with the issuance of Permitted Escrow Bonds which shall be governed by the Permitted Escrow Agreement.  The funds held in the Permitted Escrow Account may include, in addition to the net proceeds from the issue of the Permitted Escrow Bonds, such additional funds as the Permitted Escrow Bond Issuer may deposit in an amount sufficient to fund, together with such proceeds, (i) the redemption price on the Permitted Escrow Bonds in connection with any Special Mandatory Redemption, (ii) accrued interest on the Permitted Escrow Bonds from the date of issuance to the latest possible date for a Special Mandatory Redemption and (iii) related fees and expenses.  The funds held in the Permitted Escrow Account may be invested in cash or cash equivalents in accordance with the terms of the Permitted Escrow Agreement.

“Permitted Escrow Agreement” means the escrow agreement with an escrow agent (the “Escrow Agent”) governing the Permitted Escrow Account.  The terms of the Permitted Escrow Agreement shall be customary for transactions of this type and shall provide that the funds held in such account shall be released only either (i) to or at the direction of the Permitted Escrow Bond Issuer upon delivery of a certificate by the Permitted Escrow Bond Issuer that the NYSE Merger Transactions will be consummated substantially concurrently with the release of the funds (the “NYSE Merger Release”) or (ii) to the trustee or paying agent for the Permitted Escrow Bonds to fund a Special Mandatory Redemption (the “Special Mandatory Redemption Release”).  Any portion of the funds that the Permitted Escrow Bond Issuer certifies is not required to fund the cash consideration payable in the NYSE Merger Transactions or the Special Mandatory Redemption, as applicable, shall be released immediately prior to the NYSE Merger Release or Special Mandatory Redemption Release, as applicable, to or at the direction of the Permitted Escrow Bond Issuer.  The Permitted Escrow Agreement may contain such other provisions not inconsistent with the foregoing, including additional conditions for the NYSE Merger Release, as the Permitted Escrow Bond Issuer, after consultation with the underwriters or initial purchasers for the Permitted Escrow Bonds, may consider appropriate.

4

ARTICLE III

CONDITIONS OF EFFECTIVENESS

3.1           Except as set forth in Section 3.2, the amendments set forth in Sections 1.1, 1.2 and 1.3 shall become effective as of the date (the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)           The Administrative Agent shall have received an executed counterpart of this First Amendment from each Credit Party and the Required Lenders

(b)           The Administrative Agent shall have received evidence reasonably satisfactory to it that the closing of the NYSE Merger Transactions in accordance with the Merger Agreement (as in effect on the Execution Date) has occurred substantially concurrently with the occurrence of the First Amendment Effective Date without any amendment or modification thereto that, in the reasonable determination of the Arrangers, would be adverse in any material respect to the rights or interests of the Lenders;

(c)           The Administrative Agent shall have received a Subsidiary Guaranty, duly executed and delivered by NYSE, by which NYSE guarantees the Obligations of New ICE Parent and the Parent Borrower;

(d)           The Administrative Agent shall have received the New ICE Parent Guaranty (as defined in the conformed copy of the Credit Agreement attached hereto as Exhibit A), duly executed and delivered by New ICE Parent, by which New ICE Parent guarantees the Obligations;

(e)           The Administrative Agent shall have received a legal opinion from counsel to New ICE Parent and NYSE, in form and substance reasonably satisfactory to the Administrative Agent, addressing such matters as the Administrative Agent may reasonably request;

(f)           The Administrative Agent shall have received (i) an unaudited consolidated balance sheet of New ICE Parent and its Subsidiaries as of the last day of the fiscal quarter most recently ended prior to the First Amendment Effective Date showing adjustments on a Pro Forma Basis to give effect to the consummation of the NYSE Merger Transactions as if such events had occurred on such date and (ii) an unaudited consolidated income statement of New ICE Parent and its Subsidiaries for the period of four fiscal quarters most recently ended prior to the First Amendment Effective Date showing adjustments on a Pro Forma Basis to give effect to the consummation of the NYSE Merger Transactions as if such events had occurred on the first day of such period, together with a Compliance Certificate with respect to the period covered by such financial statements, executed by a Financial Officer of New ICE Parent, together with a Covenant Compliance Worksheet setting forth the computation of the financial covenants set forth in Article VI of the Credit Agreement as of the last day of the period covered by such financial statements, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent;

5

(g)           The Administrative Agent shall have received a certificate, signed by a Responsible Officer of each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the representations and warranties set forth in Article IV are true and correct as of the First Amendment Effective Date;

(h)           The Administrative Agent shall have received (i) a certificate of the secretary, an assistant secretary or other appropriate officer of New ICE Parent as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of New ICE Parent, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (B) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of New ICE Parent, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate, and (C) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of New ICE Parent, authorizing the execution, delivery and performance of this First Amendment and its joining to the Credit Agreement as amended by this First Amendment and the execution, delivery and performance of the New ICE Parent Guaranty, and as to the incumbency and genuineness of the signature of each officer of New ICE Parent executing this First Amendment and the New ICE Parent Guaranty, and attaching all such copies of the documents described above; and (ii) a certificate of the secretary, an assistant secretary or other appropriate officer of NYSE as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of NYSE, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (B) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of NYSE, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate, and (C) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of NYSE, authorizing the execution, delivery and performance of a guaranty under the Credit Agreement, and as to the incumbency and genuineness of the signature of each officer of NYSE executing such guaranty, and attaching all such copies of the documents described above;

(i)           On the First Amendment Effective Date, there has not been any effect, event, development, change or occurrence that, individually or in the aggregate, has had or is reasonably expected to have, a Material Adverse Effect on the Yankees Group.  For purposes of this Section 3.1(i), “Material Adverse Effect” and “Yankees Group” shall have the respective meanings assigned to them in the Merger Agreement (as in effect on the Execution Date).

(j)           The Administrative Agent shall have received evidence reasonably satisfactory to it that either (i) the Note Purchase Agreement has been amended substantially consistent with the amendments to the Credit Agreement set forth in this First Amendment and otherwise in form and substance satisfactory to the Administrative Agent in the exercise of its reasonable discretion or (ii) 100% of the principal amount of the Senior Notes have been prepaid to the holders thereof, together with any interest accrued thereon and any applicable make-whole amount; and

6

(k)           The Credit Parties shall have paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent then due in connection with the preparation, negotiation, execution and delivery of this First Amendment (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

3.2           The waiver set forth in Article II and the amendments to the Credit Agreement specified on Schedule I hereto shall become effective as of the date (the “Execution Date”) when, and only when, the Administrative Agent shall have received an executed counterpart of this First Amendment from each Credit Party and the Required Lenders.

3.3           The amendments to the Credit Agreement set forth in Section 1.4 shall become effective as of the First Amendment Effective Date if, and only if, any Senior Notes remain outstanding on such date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Credit Party hereby represents and warrants, on and as of the First Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement (except the representation set forth in Section 4.10 thereof with respect to clauses (i) and (ii) of the definition of “Material Adverse Effect” only) and the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to this First Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date), (ii) this First Amendment has been duly authorized, executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms subject, in the case of the Subsidiary Borrower, to Legal Reservations and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law), (iii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to this First Amendment and the amendments contemplated hereby and (iv) the NYSE Merger Transactions have been consummated in accordance with the terms and conditions of the Merger Agreement without any waiver, modification or consent thereunder that is adverse to the Lenders in any material respect.

7

ARTICLE V

ACKNOWLEDGEMENT AND CONFIRMATION

Each party to this First Amendment hereby confirms and agrees that, after giving effect to this First Amendment and the amendments and waiver contemplated hereby, and except as expressly modified hereby, the Credit Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against such party in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect.  Each Credit Party represents and warrants to the Lenders that as of the First Amendment Effective Date it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment.  This acknowledgement and confirmation by each Credit Party is made and delivered to induce the Administrative Agent and the Lenders to enter into this First Amendment, and each Credit Party acknowledges that the Administrative Agent and the Lenders would not enter into this First Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE VI

MISCELLANEOUS

6.1           Joinder of New ICE Parent to Credit Agreement.  New ICE Parent agrees to be bound, from and after the First Amendment Effective Date, by all of the provisions of the Credit Agreement as amended by this First Amendment and the other Credit Documents specifically applicable to New ICE Parent or to a “Guarantor,” and agrees that it shall, on and as of the First Amendment Effective Date, be a party to the Credit Agreement, as amended hereby, and a “Guarantor” for all purposes thereof to the same extent as if originally a party thereto.

6.2           Governing Law.  This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

6.3           Credit Document.  As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment.  Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and the other Credit Documents as amended hereby.  This First Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein.  This First Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

8

6.4           Expenses.  The Credit Parties shall (i) pay all reasonable fees and expenses of counsel to the Administrative Agent and (ii) reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other Credit Documents delivered in connection herewith.

6.5           Severability.  To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

6.6           Successors and Assigns.  This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

6.7           Construction.  The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

6.8           Counterparts; Integration. This First Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.  This First Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[remainder of page intentionally left blank]

9

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.

INTERCONTINENTALEXCHANGE, INC.

By:	/s/ SCOTT A. HILL
Name:	Scott A. Hill
Title:	Senior Vice President and
Chief Financial Officer

ICE EUROPE PARENT LIMITED

By:	/s/ SCOTT A. HILL
Name:	Scott A. Hill
Title:	Director

By:	/s/ JOHNATHAN H. SHORT
Name:	Johnathan H. Short
Title:	Director

INTERCONTINENTALEXCHANGE GROUP, INC.

By:	/s/ SCOTT A. HILL
Name:	Scott A. Hill
Title:	Senior Vice President and
Chief Financial Officer

Notice Address for IntercontinentalExchange Group, Inc.

Party	Address
IntercontinentalExchange Group, Inc.	2100 RiverEdge Parkway Suite 500 Atlanta, GA 30328 Attention: Johnathan H. Short, Esq. Andrew J. Surdykowski, Esq. Telephone: (770) 857-4700

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Multi-Currency Agent, an Issuing Bank, the Swingline Lender and a Lender

By:	/s/ G. MENDEL LAY, JR.
Name: G. Mendel Lay, Jr.
Title: Sr. V.P.

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

BANK OF AMERICA, N.A., as a Lender

By:	/s/ THOMAS M. PAULK
Name: Thomas M. Paulk
Title: Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

COMPASS BANK, as a Lender

By:	/s/ STEPHEN H. LEE
Name: Stephen H. Lee
Title: Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By:	/s/ ADAM TARR
Name: Adam Tarr
Title: Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

BANK OF MONTREAL, LONDON BRANCH, as a Lender

By:	/s/ ANTHONY EBDON	/s/ LISA RODRIGUEZ
Name: Anthony Ebdon		Lisa Rodriguez
Title: MD		MD

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ O. CORTEZ
Name: O. Cortez
Title: Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

FIFTH THIRD BANK, as a Lender

By:	/s/ KENNETH W. DEERE
Name: Kenneth W. Deere
Title: Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

REGIONS BANK, as a Lender

By:	/s/ STEPHEN A. BROTHERS
Name: Stephen A. Brothers
Title: Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ CHRISTOPHER WINTHROP
Name: Christopher Winthrop
Title: Authorized Signatory

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ VIRGINIA COSENZA
Name: Virginia Cosenza
Title: Vice President

By:	/s/ MING K. CHU
Name: Ming K. Chu
Title: Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ CHARLES HOWES
Name: Charles Howes
Title: Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ GABRIEL SYED
Name: Gabriel Syed
Title: Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ MICHELLE LATZONI
Name: Michelle Latzoni
Title: Authorized Signatory

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

BANK OF NEW YORK MELLON, as a Lender

By:	/s/ STEPHEN D. MANNERS
Name: Stephen D. Manners
Title: VP

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ CARA GENTILE
Name: Cara Gentile
Title: Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

THE CHIBA BANK, LTD., NEW YORK BRANCH, as a Lender

By:	/s/ KATSUNORI UEMATSU
Name: Katsunori Uematsu
Title: General Manager

SIGNATURE PAGE TO
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
(FIVE-YEAR FACILITY)

Schedule I

Amendments to the following provisions of the Credit Agreement reflected in the composite blacklined conformed copy of the Credit Agreement attached hereto as Exhibit A shall become effective on the Execution Date as set forth in Section 3.2 of the First Amendment to which this schedule is attached.

Section 1.1	Defined Terms.

Insertion of the following new definitions:

“Clearing House Subsidiary” (except that references therein to “New ICE Parent” shall be deemed to be references to “the Parent Borrower” until the First Amendment Effective Date)

“Material Indebtedness”

“Regulatory Capital Assets”

Amendments to the following existing definitions:

“Guaranty Fund” (except that references therein to “New ICE Parent” shall be deemed to be references to “the Parent Borrower” until the First Amendment Effective Date)

“Hedge Agreement”

“Indebtedness”

“Regulated Subsidiary”

“Total Leverage Ratio”

Section 5.10	Subsidiary Guarantors (except that references therein to “New ICE Parent” shall be deemed to be references to “the Parent Borrower” until the First Amendment Effective Date).

Section 7.2	Indebtedness. Amendments to Section 7.2(iv) and insertion of new Sections 7.2(v) and 7.2(vi).

Section 7.3	Liens. Amendments to Section 7.3(vii) and 7.3(viii) and insertion of new Section 7.3(xii).

Exhibit A

Composite Blacklined Conformed Copy of Credit Agreement
Reflecting First Amendment to the Credit Agreement

[see attached]

CUSIP Number: Deal # 45865UAR3
Revolving Loans (Dollar Revolving Loans) CUSIP # 45865UAT9
Revolving Loans (Multicurrency Revolving Loans) CUSIP # 45865UAS1
Term Loans CUSIP # 45865UAU6

Conformed Version

CREDIT AGREEMENT

among

INTERCONTINENTALEXCHANGE, INC.
and
ICE EUROPE PARENT LIMITED
as Borrowers,

INTERCONTINENTALEXCHANGE GROUP, INC.,
as a Guarantor,

THE LENDERS NAMED HEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Lender and Swingline Lender

BANK OF AMERICA, N.A.,
as Syndication Agent,

and

BBVA COMPASS BANK,
BANK OF MONTREAL,
THE BANK OF TOKYO-MITSUBISHI UFJ and
FIFTH THIRD BANK
as Co-Documentation Agents

$2,600,000,000 Senior Credit Facilities

WELLS FARGO SECURITIES, LLC
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Joint Lead Arrangers and Joint Book Runners

Dated as of November 9, 2011
(as amended pursuant to the First Amendment to Credit Agreement, dated as of September 27, 2013)

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

1.1	Defined Terms	1
1.2	Accounting Terms	~~36~~37
1.3	Other Terms; Construction	~~36~~37
1.4	Currency Equivalents Generally	38
1.5	Redenomination of Certain Foreign Currencies	~~38~~39

ARTICLE II

AMOUNT AND TERMS OF THE LOANS

2.1	Commitments	~~39~~40
2.2	Borrowings	41
2.3	Disbursements; Funding Reliance; Domicile of Loans	~~44~~45
2.4	Equalization of Borrowings	~~45~~46
2.5	Evidence of Debt; Notes	47
2.6	Termination and Reduction of Commitments and Swingline Commitments	~~47~~48
2.7	Mandatory Payments and Prepayments	49
2.8	Voluntary Prepayments	~~50~~51
2.9	Interest	51
2.10	Fees	~~52~~53
2.11	Interest Periods	~~54~~55
2.12	Conversions and Continuations	~~55~~56
2.13	Method of Payments; Computations; Apportionment of Payments	~~56~~57
2.14	Recovery of Payments	~~58~~59
2.15	Pro Rata Treatment	59
2.16	Increased Costs; Change in Circumstances; Illegality	60
2.17	Taxes	62
2.18	Compensation	~~67~~68
2.19	Replacement of Lenders; Mitigation of Costs	68
2.20	Letters of Credit	~~69~~70
2.21	Increase in Commitments	77
2.22	Defaulting Lenders	78
2.23	Cash Collateral	81
2.24	Additional Reserve Costs	82

i

ARTICLE III

CONDITIONS OF BORROWING

3.1	Conditions of Initial Borrowing	83
3.2	Conditions of All Borrowings	86

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1	Corporate Organization and Power	87
4.2	Authorization; Enforceability	87
4.3	No Violation	~~87~~88
4.4	Governmental and Third-Party Authorization; Permits	88
4.5	Litigation	88
4.6	Taxes	88
4.7	Subsidiaries	89
4.8	Full Disclosure	89
4.9	Margin Regulations	89
4.10	No Material Adverse Effect	89
4.11	Financial Matters	90
4.12	Ownership of Properties	91
4.13	ERISA; Non-U.S. Pension Plans	91
4.14	Environmental Matters	92
4.15	Compliance with Laws	92
4.16	Intellectual Property	92
4.17	Regulated Industries	92
4.18	Insurance	93
4.19	Material Contracts	93
4.20	Certain Restrictions	93
4.21	OFAC; Anti-Terrorism Laws	93
4.22	Legal Form	94

ARTICLE V

AFFIRMATIVE COVENANTS

5.1	Financial Statements	94
5.2	Other Business and Financial Information	96
5.3	Existence; Franchises; Maintenance of Properties	98
5.4	Use of Proceeds	98
5.5	Compliance with Laws	98
5.6	Payment of Obligations	98
5.7	Insurance	99
5.8	Maintenance of Books and Records; Inspection	99
5.9	Permitted Acquisitions	~~100~~99
5.10	Subsidiary Guarantors	100
5.11	OFAC, PATRIOT Act Compliance	101
5.12	Further Assurances	102
5.13	~~[Reserved]~~Note Purchase Agreement	102

ii

ARTICLE VI

FINANCIAL COVENANTS

6.1	Maximum Total Leverage Ratio	102
6.2	Minimum Interest Coverage Ratio	102

ARTICLE VII

NEGATIVE COVENANTS

7.1	Merger; Consolidation	102
7.2	Indebtedness	103
7.3	Liens	105
7.4	Asset Dispositions	107
7.5	Acquisitions	108
7.6	Restricted Payments	108
7.7	Transactions with Affiliates	~~108~~109
7.8	Lines of Business	109
7.9	Fiscal Year	109
7.10	Accounting Changes	109

ARTICLE VIII

EVENTS OF DEFAULT

8.1	Events of Default	109
8.2	Remedies: Termination of Commitments, Acceleration, etc	112
8.3	Remedies: Set-Off	113

ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1	Appointment and Authority	~~113~~114
9.2	Rights as a Lender	~~113~~114
9.3	Exculpatory Provisions	114
9.4	Reliance by Administrative Agent	115
9.5	Delegation of Duties	115
9.6	Resignation of Administrative Agent	116
9.7	Non-Reliance on Administrative Agent and Other Lenders	116
9.8	No Other Duties, Etc	116
9.9	Administrative Agent May File Proofs of Claim	116
9.10	Guaranty Matters; Ineligible Assignees Letter Agreement	117
9.11	Swingline Lender	~~117~~118
9.12	Replacement of Impaired Agent	~~117~~118

iii

ARTICLE X

MISCELLANEOUS

10.1	Expenses; Indemnity; Damage Waiver	118
10.2	Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process	120
10.3	Waiver of Jury Trial	121
10.4	Notices; Effectiveness; Electronic Communication	~~121~~122
10.5	Amendments, Waivers, etc	~~122~~123
10.6	Successors and Assigns	124
10.7	No Waiver	129
10.8	Survival	129
10.9	Severability	129
10.10	Construction	~~129~~130
10.11	No Fiduciary Duty	130
10.12	Confidentiality	130
10.13	Counterparts; Integration; Effectiveness	131
10.14	Disclosure of Information	131
10.15	USA Patriot Act Notice	131
10.16	The Parent Borrower as Agent for the Subsidiary Borrower	132
10.17	Judgment Currency	132

ARTICLE XI

THE GUARANTY

11.1	The Guaranty	133
11.2	Guaranty Unconditional	133
11.3	Duty Only Upon Payment in Full; Reinstatement in Certain Circumstances	134
11.4	Waiver by the Parent Borrower	134
11.5	Subrogation	134
11.6	Stay of Acceleration	135
11.7	Continuing Guaranty; Assignments	135

iv

EXHIBITS

Exhibit A-1	Form of Term Note
Exhibit A-2	Form of Dollar Revolving Note
Exhibit A-3	Form of Multicurrency Revolving Note
Exhibit A-4	Form of Dollar Swingline Note
Exhibit A-5	Form of Multicurrency Swingline Note
Exhibit B-1	Form of Notice of Borrowing
Exhibit B-2	Form of Notice of Swingline Borrowing
Exhibit B-3	Form of Notice of Conversion/Continuation
Exhibit B-4	Form of Letter of Credit Notice
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Financial Condition Certificate
Exhibit F	Form of Tax Compliance Certificates

SCHEDULES

Schedule 1.1(a)	Commitments and Notice Addresses
Schedule 1.1(b)	Existing Letters of Credit
Schedule 1.1(c)	Mandatory Costs Rate
Schedule 4.1	Jurisdictions of Organization
Schedule 4.4	Consents and Approvals
Schedule 4.5	Litigation Matters
Schedule 4.7	Subsidiaries
Schedule 4.14	Environmental Matters
Schedule 4.19	Material Contracts
Schedule 7.3	Liens
Schedule 7.7	Transactions with Affiliates

v

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of the 9th day of November, 2011, is made among INTERCONTINENTALEXCHANGE, INC., a Delaware corporation (the “Parent Borrower”), ICE EUROPE PARENT LIMITED, a limited company incorporated under the laws of England and Wales (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders (as hereinafter defined), INTERCONTINENTALEXCHANGE GROUP, INC., a Delaware corporation (“New ICE Parent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (as hereinafter defined) for the Lenders, and BANK OF AMERICA, N.A., as Syndication Agent (as hereinafter defined) for the Lenders.

BACKGROUND STATEMENT

The Borrowers have requested that the Lenders make available a term loan facility to the Parent Borrower in the aggregate principal amount of $500,000,000 and revolving credit facilities to the Borrowers in the aggregate principal amount of $2,100,000,000.  The Borrowers will use the proceeds of these facilities as provided in Section 5.4.  The Lenders are willing to make available to the Borrowers the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Defined Terms.  For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

“Account Designation Letter” means a letter from the Borrowers to the Administrative Agent, duly completed and signed by an Authorized Officer of each Borrower and in form and substance reasonably satisfactory to the Administrative Agent, listing any one or more accounts to which such Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

“Acquisition” means any transaction or series of related transactions, consummated on or after the date hereof, by which New ICE Parent directly, or indirectly through one or more Subsidiaries, (i) acquires any division or line of business of any Person, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires Capital Stock of any Person having at least a majority of Total Voting Power of the then outstanding Capital Stock of such Person.

“Acquisition Amount” means, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid as purchase price by New ICE Parent and its Subsidiaries in connection with such Acquisition, (ii) the value of all Capital Stock issued or given as purchase price by New ICE Parent and its Subsidiaries in connection with such Acquisition (as determined by the parties thereto under the definitive acquisition agreement), (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by New ICE Parent and its Subsidiaries in connection with such Acquisition, (iv) all amounts paid in respect of noncompetition agreements, consulting agreements and similar arrangements entered into in connection with such Acquisition, (v) all amounts paid in respect of any earnout obligations or similar deferred or contingent purchase price obligations of New ICE Parent or any of its Subsidiaries incurred or created in connection with such Acquisition and (vi) the aggregate fair market value of all other real, mixed or personal property paid as purchase price by New ICE Parent and its Subsidiaries in connection with such Acquisition.

“Additional Commitment” has the meaning set forth in Section 2.21(c).

“Additional Lender” has the meaning set forth in Section 2.21(a).

“Adjusted Base Rate” means, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Percentage for Base Rate Loans as in effect at such time.

“Adjusted LIBOR Market Index Rate” means, for any date, with respect to any LIBOR Market Index Rate Loan, a rate per annum equal to the LIBOR Market Index Rate as in effect at such time plus the Applicable Percentage for LIBOR Loans as in effect at such time.

“Adjusted LIBOR Rate” means, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate (as set forth in clause (i) of the definition thereof) as in effect at such time plus the Applicable Percentage for LIBOR Loans as in effect at such time.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent appointed under Section 9.1, and its successors and permitted assigns in such capacity, provided that it is understood that matters concerning the funding of Multicurrency Revolving Loans denominated in a Foreign Currency and Multicurrency Swingline Loans and the disbursement of the proceeds thereof will be administered by the Multicurrency Agent, and references herein to the “Administrative Agent” in such a context shall be deemed to refer to the “Multicurrency Agent”.

“Administrative Questionnaire” means an administrative questionnaire in the form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Notwithstanding the foregoing, no Agent nor any Lender shall be deemed an “Affiliate” of a Borrower or any Subsidiary of a Borrower.

“Agents” means, collectively, the Multicurrency Agent and the Administrative Agent.

2

“Aggregate Dollar Revolving Credit Exposure” means, at any time, the sum of (i) the aggregate principal amount of Dollar Revolving Loans outstanding at such time, (ii) the aggregate principal amount of Dollar Swingline Loans outstanding at such time and (iii) the aggregate Dollar Letter of Credit Exposure of all Dollar Revolving Lenders at such time.

“Aggregate Multicurrency Revolving Credit Exposure” means, at any time, the sum of (i) the Dollar Amount of the Multicurrency Revolving Loans outstanding at such time, (ii) the Dollar Amount of the Multicurrency Swingline Loans outstanding at such time, and (iii) the aggregate Multicurrency Letter of Credit Exposure of all Multicurrency Revolving Lenders at such time.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means, at any time from and after the Closing Date, the applicable percentage (i) to be added to the Base Rate for purposes of determining the Adjusted Base Rate, (ii) to be added to the LIBOR Rate and the LIBOR Market Index Rate for purposes of, respectively, determining the Adjusted LIBOR Rate and Adjusted LIBOR Market Index Rate and (iii) to be used in calculating the commitment fee payable pursuant to Section 2.10(a)(ii), in each case as determined under the following matrix with reference to the Total Leverage Ratio, but subject to Section 5.1(c):

Tier	Total Leverage Ratio	Applicable LIBOR Margin	Applicable Base Rate Margin	Applicable Commitment Fee Rate
I	Less than 1.0 to 1.0	1.250%	0.250%	0.175%
II	Less than 1.5 to 1.0 but greater than or equal to 1.0 to 1.0	1.375%	0.375%	0.225%
III	Less than 2.0 to 1.0 but greater than or equal to 1.5 to 1.0	1.625%	0.625%	0.275%
IV	Less than 2.5 to 1.0 but greater than or equal to 2.0 to 1.0	1.875%	0.875%	0.325%
V	Greater than or equal to 2.5 to 1.0	2.250%	1.250%	0.400%

3

On each Adjustment Date (as hereinafter defined), the Applicable Percentage for all Loans and the fees payable pursuant to Section 2.10 shall be adjusted effective as of such Adjustment Date (based upon the calculation of the Total Leverage Ratio as of the last day of the Reference Period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Parent Borrower shall have failed to deliver any of the financial statements as required by Sections 5.1(a) or 5.1(b), as the case may be, or the Compliance Certificate as required by Section 5.2(a), then at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered until the date on which the same shall have been delivered, each Applicable Percentage shall be determined based on Tier V above (notwithstanding the actual Total Leverage Ratio).  For purposes of this definition, “Adjustment Date” means, with respect to any Reference Period of New ICE Parent beginning with the Reference Period ending as of the last day of the fourth fiscal quarter of fiscal year 2011, the day (or, if such day is not a Business Day, the next succeeding Business Day) of delivery by the Parent Borrower in accordance with Section 5.1(a) or Section 5.1(b), as the case may be, of (i) financial statements as of the end of and for such Reference Period and (ii) a duly completed Compliance Certificate with respect to such Reference Period.  From the Closing Date until the first Adjustment Date requiring a change in any Applicable Percentage as provided herein, each Applicable Percentage shall be based upon the Total Leverage Ratio on the Closing Date, calculated on a Pro Forma Basis as of the fiscal quarter most recently ended, after giving effect to the making of the Loans on the Closing Date, the issuance of the Senior Notes on the Closing Date and the payoff of the Terminating Credit Facilities, as evidenced by a Compliance Certificate delivered by the Parent Borrower to the Administrative Agent on the Closing Date.  Notwithstanding anything to the contrary in this Agreement, the date of consummation of the NYSE Merger Transactions shall constitute an Adjustment Date and the Applicable Percentage for all Loans and the fees payable pursuant to Section 2.10 shall be adjusted effective as of such date (based upon the calculation of the Total Leverage Ratio set forth in the Compliance Certificate delivered pursuant to clause (i) of Section 7.5).

“Applicable Period” has the meaning set forth in Section 5.1(c).

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.

“Arrangers” mean Wells Fargo Securities, LLC, Merrill Lynch, Price, Fenner & Smith Incorporated and their respective successors.

“Asset Disposition” means any sale, assignment, lease, conveyance, transfer or other disposition by New ICE Parent or any of its Subsidiaries (whether in one or a series of transactions) of all or any of its assets, business or other properties (including Capital Stock of Subsidiaries); provided that any such sale, assignment, lease, conveyance, transfer or other disposition to give effect to, or otherwise facilitate, directly or indirectly, any Permitted Lien shall not constitute an Asset Disposition.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any action specified herein to be taken by or on behalf of a Borrower, any officer of such Borrower duly authorized by resolution of its board of directors or other governing body to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of such Borrower.

4

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq., and any successor statute.

“Bankruptcy Event” means the occurrence of an event specified in Section 8.1(f) or Section 8.1(g).

“Base Rate” means the highest of (i) the per annum interest rate publicly announced from time to time by Wells Fargo in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate, and (iii) the LIBOR Rate for an interest period of 1 month plus 1.00%, as adjusted to conform to changes as of the opening of business on the date of any such change of such LIBOR Rate.

“Base Rate Loan” means, at any time, any Dollar Revolving Loan, Multicurrency Loan denominated in Dollars or Term Loan that bears interest at such time at the applicable Adjusted Base Rate.

“BofA” means Bank of America, N.A.

“Borrowers” has the meaning given to such term in the introductory paragraph hereof.

“Borrowing” means the incurrence by a Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.12) on a single date of a group of Loans of a single Class, Currency and Type (including a Swingline Loan made by the Swingline Lender) and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means, with respect to any Borrowing, the date upon which such Borrowing is made.

“Braves Merger Sub” means Braves Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of New ICE Parent.

“Business Day” means (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to be closed, (ii) in respect of any notice or determination in connection with, and payments of principal and interest on, LIBOR Loans denominated in Dollars or a LIBOR Market Index Rate Loan, any such day that is also a day on which trading in Dollar deposits is conducted by banks in London, England in the London interbank Eurodollar market, (iii) in respect of any notice or determination in connection with, and payments of principal and interest on, Loans denominated in Euros, any such day that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for settlement of payment in Euros, and (iv) in respect of any notice or determination in connection with, and payments of principal and interest on, Loans denominated in any Currency other than Dollars or Euros, any such day that is also a day on which banks are open for foreign exchange business in the principal financial center of the country of such Currency.

5

“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is or is required to be, in accordance with GAAP, recorded as a capital lease on such Person’s balance sheet.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease of such Person, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case under clauses (i) and (ii), any and all warrants, rights or options to purchase any of the foregoing or any securities convertible into or exchangeable for any of the foregoing.

“Cash Collateral Account” has the meaning given to such term in Section 2.20(i).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the Letter of Credit Exposure or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (i) for purposes of Section 2.20(i) only, (A) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (B) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., (C) time deposits and certificates of deposit maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof (y) that has combined capital and surplus of at least $500,000,000 or (z) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc., (D) repurchase obligations with a term not exceeding thirty (30) days with respect to underlying securities of the types described in clause (i)(A) above entered into with any bank or trust company meeting the qualifications specified in clause (i)(C) above, and (E) money market funds at least ninety-five percent (95%) of the assets of which are continuously invested in securities of the foregoing types; and (ii) for all other purposes, as defined in accordance with GAAP.

6

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity securities of New ICE Parent entitled to vote for members of the board of directors or equivalent governing body of New ICE Parent on a fully-diluted basis; ~~or~~

(b)           during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of New ICE Parent ceases to be composed of individuals that are Continuing Directors; or

(c)           a “Change in Control” (or any other defined term having a similar purpose) as defined in the documentation for the Senior Notes occurs.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Term Loans, Dollar Revolving Loans, Multicurrency Revolving Loans, Dollar Swingline Loans or Multicurrency Swingline Loans; when used in reference to any Lender, refers to whether such Lender is a Term Loan Lender, Dollar Revolving Lender or a Multicurrency Revolving Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment, Dollar Revolving Commitment or Multicurrency Revolving Commitment.

“Clearing House Subsidiary” means any Subsidiary of New ICE Parent the principal business of which is the provision of or conducting of clearing, depository or settlement operations.

“Closing Date” means the first date upon which the initial extensions of credit are made pursuant to this Agreement, which shall be the date upon which each of the conditions set forth in Sections 3.1 and 3.2 shall have been satisfied or waived in accordance with the terms of this Agreement.

7

“Co-Documentation Agents” means the Lenders identified as such on the cover page hereof.

“Code” means the Internal Revenue Code of 1986, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Commitments” means, collectively, the Term Loan Commitments, the Dollar Revolving Commitments and the Multicurrency Revolving Commitments.

“Compliance Certificate” means a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any Reference Period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of (A) interest expense, (B) federal, state, local and other income taxes, (C) depreciation and amortization expense, (D) fees and integration, restructuring and severance expenses and charges incurred during such period in connection with any Permitted Acquisition or Asset Disposition consummated no more than six months prior to the beginning of such Reference Period not to exceed (x) for any Reference Period ending between the Closing Date and September 30, 2015, $150,000,000 or (y) for any Reference Period ending after September 30, 2015, five percent of Consolidated EBITDA for such Reference Period (calculated without giving effect to this clause (D)), (E) noncash charges (including stock based compensation and any impairment charge or write–off or write–down of goodwill or other intangible assets), (F) extraordinary losses and (G) all losses during such period resulting from any Asset Disposition outside the ordinary course of business, all to the extent deducted in the calculation of Consolidated Net Income for such Reference Period and all calculated in accordance with GAAP, minus (iii) the sum of (A) extraordinary gains or income, (B) all gains during such period resulting from any Asset Disposition outside the ordinary course of business, (C) any cash disbursements during such period that relate to noncash charges included in Consolidated EBITDA pursuant to clause (ii)(E) of this definition during such Reference Period or the twelve months preceding such Reference Period and (D) any noncash gains for such period that represent the reversal of any accrual, or the reversal of any cash reserves, that relates to charges included in Consolidated EBITDA pursuant to clause (ii)(D) or (ii)(E) of this definition during such Reference Period or the twelve months preceding such Reference Period, all to the extent included in the calculation of Consolidated Net Income for such period and all calculated in accordance with GAAP.

“Consolidated Interest Expense” means, for any Reference Period, the sum (without duplication) of (i) total interest expense of New ICE Parent and its Subsidiaries for such Reference Period in respect of Consolidated Total Funded Debt (including all such interest expense accrued or capitalized during such Reference Period, whether or not actually paid during such Reference Period), determined on a consolidated basis in accordance with GAAP, and (ii) all recurring unused commitment fees and other ongoing fees in respect of Consolidated Total Funded Debt (including the unused fees provided for under Section 2.10) paid, accrued or capitalized by New ICE Parent and its Subsidiaries during such Reference Period.

8

“Consolidated Net Income” means, for any Reference Period, net income (or loss) for New ICE Parent and its Subsidiaries for such Reference Period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests); provided that, in making such determination, there shall be excluded (i) the net income (or loss) of any other Person that is not a Subsidiary of New ICE Parent (or is accounted for by New ICE Parent by the equity method of accounting) except to the extent of actual payment of cash dividends or distributions by such Person to New ICE Parent or any Subsidiary of New ICE Parent during such period, (ii) the net income of any Subsidiary of New ICE Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument (other than (x) a Credit Document or (y) any Material Indebtedness and the documents related thereto, as in effect on the First Amendment Effective Date) or any judgment, decree, order, statute, rule or government regulation applicable to such Subsidiary, provided that there shall not be excluded from Consolidated Net Income such part of net income that is used or designated as being available to satisfy regulatory capital or liquidity requirements imposed on any Subsidiary of New ICE Parent by any Governmental Authority or pursuant to any decree, order, statute, rule or government regulation and (iii) without duplication of other deductions or exclusions, any payments made during such Reference Period permitted under Section 7.6(e).

“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of New ICE Parent and its Subsidiaries, as defined according to GAAP.

“Consolidated Total Funded Debt” means, as of any date of determination, the aggregate principal amount of all Indebtedness of New ICE Parent and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as of any date, members of the board of directors or other equivalent governing body of New ICE Parent (i) who were members of that board or equivalent governing body on the later of (A) the First Amendment Effective Date or (B) the date 24 months prior to such date, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

9

“Control” means, with respect to any Person, (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person; and the terms “Controlled” and “Controlling” have correlative meanings.

“Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit C.

“Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letters, any Subsidiary Guaranty, the New ICE Parent Guaranty, the Ineligible Assignees Letter Agreement, each Compliance Certificate, each Notice of Borrowing, each Notice of Swingline Borrowing and each Letter of Credit Notice now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of a Borrower or any Guarantor with respect to this Agreement.

“Currency” means Dollars or any Foreign Currency.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (i) has failed to (A) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (B) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (ii) has notified a Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or a Borrower, to confirm in writing to the Administrative Agent and such Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and such Borrower), or (iv) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law, or (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Parent Borrower, the Issuing Lender, the Swingline Lender and each Lender.

10

“Delaware Trust” means NYSE Group Trust I, a Delaware statutory trust (or any successor trust as a result of the NYSE Merger Transactions).

“Delaware Trust Option” means the call option remedy of the Delaware Trust over the priority shares and/or ordinary shares or other voting securities of NYSE Group, Archipelago Holdings, Inc., or their respective Subsidiaries triggered by a material change in law, substantially as such remedy is provided in the Trust Agreement dated as of April 4, 2007, as in effect on the First Amendment Effective Date (subject to changes solely to reflect the NYSE Merger Transactions).

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (y) debt securities or (z) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

“Dollar Amount” means, at any time: (a) with respect to an amount denominated in Dollars, such amount; and (b) with respect to an amount denominated in a Foreign Currency, an equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Foreign Currency.

“Dollar Letter of Credit” has the meaning given to such term in Section 2.20(a).

11

“Dollar Letter of Credit Exposure” means, with respect to any Dollar Revolving Lender at any time, such Lender’s ratable share (based on the proportion that its Dollar Revolving Commitment bears to the aggregate Dollar Revolving Commitments at such time, or if the Dollar Revolving Commitments have been terminated, based upon the proportion that its Dollar Revolving Commitment bore to the aggregate Dollar Revolving Commitments immediately prior to such termination thereof, giving effect to any subsequent assignments) of the sum of (i) the aggregate Stated Amount of all Dollar Letters of Credit outstanding at such time and (ii) the aggregate amount of all Dollar Reimbursement Obligations outstanding at such time.

“Dollar Reimbursement Obligation” has the meaning given to such term in Section 2.20(d).

“Dollar Revolving Commitment” means, with respect to any Dollar Revolving Lender at any time, the commitment of such Lender to make Dollar Revolving Loans and participate in Dollar Letters of Credit and Dollar Swingline Loans in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Dollar Revolving Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 10.6(c) as such Lender’s “Dollar Revolving Commitment,” in either case, as such amount may be reduced at or prior to such time pursuant to the terms hereof or increased from time to time pursuant to Section 2.21.

“Dollar Revolving Credit Exposure” means, with respect to any Dollar Revolving Lender at any time, the sum of (i) the aggregate principal amount of all Dollar Revolving Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Dollar Swingline Exposure at such time, and (iii) such Lender’s Dollar Letter of Credit Exposure at such time.

“Dollar Revolving Lender” means each Person listed on Schedule 1.1(a) as having a Dollar Revolving Commitment and each other Person that becomes a “Dollar Revolving Lender” hereunder pursuant to Section 2.19(a), Section 2.21 or Section 10.6, and their respective successors and assigns.

“Dollar Revolving Loan” means any Revolving Loan made by a Dollar Revolving Lender pursuant to Section 2.1(b) denominated in Dollars.

“Dollar Revolving Note” means, with respect to any Dollar Revolving Lender requesting the same, the promissory note of the Parent Borrower in favor of such Dollar Revolving Lender evidencing the Dollar Revolving Loans made by such Lender pursuant to Section 2.1(b), in substantially the form of Exhibit A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Dollar Swingline Commitment” means $150,000,000, or, if less, the aggregate Dollar Revolving Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

“Dollar Swingline Exposure” means, with respect to any Dollar Revolving Lender at any time, its maximum aggregate liability to make Refunded Swingline Loans pursuant to Section 2.2(e) to refund, or to purchase participations pursuant to Section 2.2(f) in, Dollar Swingline Loans that are outstanding at such time.

12

“Dollar Swingline Loans” has the meaning set forth in Section 2.1(d).

“Dollar Swingline Note” means, if requested by the Swingline Lender, the promissory note of the Parent Borrower in favor of the Swingline Lender evidencing the Dollar Swingline Loans made by the Swingline Lender pursuant to Section 2.1(d), in substantially the form of Exhibit A-3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Dollar Tranche Utilization Percentage” means, at any time, the percentage that (i) the sum of (A) aggregate principal amount of all outstanding Dollar Revolving Loans and (B) the aggregate Dollar Letter of Credit Exposure of all Dollar Revolving Lenders, bears to (ii) the Dollar Revolving Commitments.

“Dollars” or “$” means dollars of the United States of America.

“Domestic Subsidiary” means a Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or the District of Columbia, other than any such Subsidiary (i) of a controlled foreign corporation within the meaning of Section 957 of the Code (a “CFC”) or (ii) that has no material assets other than Capital Stock of one or more Foreign Subsidiaries that are CFCs.

“Dutch Foundation” means Stichting NYSE Euronext, a foundation (stichting) incorporated and existing under the laws of The Netherlands.

“Dutch Foundation Option” means the call option remedy of the Dutch Foundation over the priority shares and/or common stock or other voting securities of Euronext N.V., a public limited liability company organized under the laws of The Netherlands or any of its Subsidiaries triggered by a material change in law, substantially as such remedy is provided in the Governance and Option Agreement dated as of April 4, 2007, as in effect on the First Amendment Effective Date (subject to changes solely to reflect the NYSE Merger Transactions).

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro that apply generally in the European Union.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, allegations, notices of noncompliance or violation, investigations by a Governmental Authority, or proceedings (including administrative, regulatory and judicial proceedings) relating in any way to any Hazardous Substance, any actual or alleged violation of or liability under any Environmental Law or any permit issued, or any approval given, under any Environmental Law (collectively, “Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance or arising from alleged injury or threat of injury to human health or the environment.

13

“Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health, occupational safety with respect to exposure to Hazardous Substances, or the environment, now or hereafter in effect, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” means any Person (including any trade or business, whether or not incorporated) deemed to be under “common control” with, or a member of the same “controlled group” as, New ICE Parent or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means any of the following with respect to a Plan or Multiemployer Plan, as applicable:  (i) a Reportable Event, (ii) a complete or partial withdrawal by New ICE Parent or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by New ICE Parent or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by New ICE Parent or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by New ICE Parent or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against New ICE Parent or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon New ICE Parent or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of New ICE Parent or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by New ICE Parent or any ERISA Affiliate, or a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Plan for which New ICE Parent or any of its ERISA Affiliates may be directly or indirectly liable, (viii) the occurrence with respect to any Plan of any “accumulated funding deficiency” (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, (ix) with respect to plan years beginning prior to January 1, 2008, the adoption of an amendment to any Plan that, pursuant to Section 307 of ERISA, would require the provision of security to such Plan by New ICE Parent or an ERISA Affiliate, or (x) with respect to plan years beginning on or after the PPA 2006 Effective Date, the incurrence of an obligation to provide a notice under Section 101(j) of ERISA, the adoption of an amendment which may not take effect due to the application of Section 436(c)(1) of the Code or Section 206(g)(2)(A) of ERISA, or the payment of a contribution in order to satisfy the requirements of Section 436(c)(2) of the Code or Section 206(g)(2)(B) of ERISA.

14

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Event of Default” has the meaning given to such term in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income, profits, net worth or capital, franchise Taxes, and branch profits or similar Taxes (in each case, however denominated), in each case, (A) imposed by the United States (or any political subdivision or taxing authority thereof or therein) or as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision or taxing authority thereof or therein) or (B) that are Other Connection Taxes, (ii) any withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment requested by the Parent Borrower under Section 2.19) or (B) such Lender changes its Lending Office, except in each case to the extent that (x) pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office or (y) the Subsidiary Borrower shall have failed to comply with its obligations under Section 2.17(i)(ii), (iii) Taxes attributable to such Recipient’s failure or inability to comply with Section 2.17(g), (iv) any backup withholding Taxes, and (v) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means those letters of credit set forth on Schedule 1.1(b) and continued under this Agreement as Dollar Letters of Credit issued by the Issuing Lender pursuant to Section 2.19.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

15

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letters” means the Joint Fee Letter and the Wells Fargo Fee Letter.

“Financial Condition Certificate” means a fully completed and duly executed certificate, in substantially the form of Exhibit E, together with the attachments thereto.

“Financial Officer” means, with respect to any Person, the chief financial officer, vice president-finance, principal accounting officer or treasurer of such Person.

“First Amendment” means the First Amendment to Credit Agreement, dated as of September 12, 2013, among the Borrowers, New ICE Parent, the Lenders party thereto, and the Administrative Agent.

“First Amendment Effective Date” has the meaning given to such term in the First Amendment.

“fiscal quarter” or “FQ” means a fiscal quarter of New ICE Parent and its Subsidiaries.

“fiscal year” or “FY” means a fiscal year of New ICE Parent and its Subsidiaries.

“Foreign Currency” means Euro, Sterling, Canadian Dollars or Japanese Yen.

“Foreign Currency Equivalent” means, on any date of determination, with respect to an amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency that would be required to purchase such amount of Dollars on such date of determination, based upon the Spot Rate.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction outside of the United States.

“Foreign Subsidiary” means any Subsidiary of New ICE Parent that is not a Domestic Subsidiary.

“Fronting Exposure” means at any time there is a Defaulting Lender, (i) with respect to any Issuing Lender, such Defaulting Lender’s unfunded Letter of Credit Exposure (after giving effect to any reallocation pursuant to Section 2.22(a)(iv) and the posting of any Cash Collateral in accordance with Section 2.22(a)(v)), and (ii) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure (after giving effect to any reallocation pursuant to Section 2.22(a)(iv) and the prepayment of any Swingline Loans in accordance with Section 2.22(a)(v)).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

16

“GAAP” means generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means New ICE Parent, the Subsidiary Guarantors and any other Person that guarantees the Obligations.

“Guaranty Fund” means any fund, deposits or pledged (or transferred) assets, including initial, original, variation, settlement, delivery or mark-to-market margin, buyer’s security or seller’s security, in any case whether contingent or actual (or similar arrangement), set up, maintained or established by (i) ICE Clear US, (ii) ICE Clear Europe, (iii) The Clearing Corporation, (iv) ICE Clear Credit, (v) ICE Clear Canada, and (vi) such other Clearing House Subsidiaries, in each case in which its members (or other Persons) make contributions, make deposits, set aside funds, pledge (or transfer) assets, grant security interests in assets or transfer title to margin or other collateral assets or the like to, among other things, enable the satisfaction (whether in whole or in part) of the obligations of the relevant Clearing House Subsidiary or upon the default (or other specified event) of a clearing member or the like.

“Guaranty Obligation” means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds (x) for the payment or discharge of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to New ICE Parent and its Subsidiaries, the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guaranty Obligation of any guaranteeing Person hereunder shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

17

“Hazardous Substance” means any substance or material meeting any one or more of the following criteria:  (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous to human health or the environment and is or becomes regulated by any Governmental Authority, (iii) its presence may require investigation or response under any Environmental Law, (iv) it constitutes a nuisance, trespass or health or safety hazard to Persons or neighboring properties, or (v) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that, with respect to any Clearing House Subsidiary, the term Hedge Agreement shall not include any such transaction with respect to which such entity is a party solely in its capacity as a central counterparty.

“Hedge Party” means any Lender or any Affiliate of any Lender in its capacity as a counterparty to any Hedge Agreement with New ICE Parent or any Subsidiary, which Hedge Agreement is required or permitted under this Agreement to be entered into by a Borrower, or any former Lender or any Affiliate of any former Lender in its capacity as a counterparty to any such Hedge Agreement entered into prior to the date such Person or its Affiliate ceased to be a Lender.

“ICE Clear Canada” means ICE Clear Canada, Inc., a Manitoba corporation and an indirect Wholly-Owned Subsidiary of the Parent Borrower.

“ICE Clear Credit” means ICE Clear Credit, LLC, a Delaware limited liability company (formerly ICE Trust U.S. LLC) and a Subsidiary of the Parent Borrower.

“ICE Clear Europe” means ICE Clear Europe Limited, a private limited company incorporated under the laws of England and Wales and an indirect Wholly-Owned Subsidiary of the Parent Borrower.

“ICE Clear US” means ICE Clear U.S., Inc., a New York corporation and an indirect Wholly-Owned Subsidiary of the Parent Borrower (formerly known as New York Clearing Corporation).

“ICE Futures Europe” means ICE Futures Europe, a United Kingdom corporation and an indirect Wholly-Owned Subsidiary of the Parent Borrower.

“Increasing Lender” has the meaning set forth in Section 2.21(a).

18

“Indebtedness” means, with respect to any Person (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, (iii) the aggregate amount (but only to the extent drawn and not reimbursed) of all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of such Person, (iv) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business and not more than 90 days past due), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, (viii) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, (ix) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (x) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, and (xi) all indebtedness of the types referred to in clauses (i) through (x) above (A) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (B) secured by any Lien on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the value of the property or assets subject to such Lien; provided, however, that (a) for the avoidance of doubt, only immediately preceding clause (x) (and clauses (ix) and (xi) to the extent relating thereto) shall have application to Hedge Agreements and obligations and indebtedness arising with respect thereto and (b) with respect to any Clearing House Subsidiary, the term Indebtedness shall not include any transaction with respect to which such entity is a party solely in its capacity as a central counterparty.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Assignees” means those certain Persons set forth in the Ineligible Assignees Letter Agreement and all Affiliates thereof.

“Ineligible Assignees Letter Agreement” means that certain letter agreement, dated as of the First Amendment Effective Date, between the Parent Borrower and the Administrative Agent, as such letter agreement may be amended or modified from time to time with the consent of the Borrower and, in accordance with Section 9.10(b), the Administrative Agent.

“Intellectual Property” means (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works and all copyrights (registered and unregistered), (iv) all trade secrets and confidential information (including financial, business and marketing plans and customer and supplier lists and related information), (v) all computer software and software systems (including data, databases and related documentation), (vi) all Internet web sites and domain names, (vii) all technology, know-how, processes and other proprietary rights, and (viii) all licenses or other agreements to or from third parties regarding any of the foregoing.

19

“Interest Coverage Ratio” means, as of the last day of any Reference Period ending on the last day of a fiscal quarter, the ratio of (i) Consolidated EBITDA for such Reference Period to (ii) Consolidated Interest Expense for such Reference Period.

“Interest Period” has the meaning given to such term in Section 2.11.

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means Wells Fargo in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

“Joint Fee Letter” means the letter from Wells Fargo, Wells Fargo Securities, LLC, BofA and Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Parent Borrower, dated September 20, 2011, relating to certain fees payable by the Parent Borrower in respect of the transactions contemplated by this Agreement.

“Legal Reservations” means:

(a)           the principle that equitable remedies (or remedies that are analogous to equitable remedies in other jurisdictions) may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration, examinership, reorganization and other laws generally affecting the rights of creditors;

(b)           the time barring of claims under the UK Limitation Act 1980 and the Foreign Limitation Periods Act 1984 and other applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defenses of set-off or counterclaim;

(c)           similar principles, rights and defenses under the laws of any other jurisdiction to which a Borrower or its assets may be subject; and

(d)           any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions provided to the Administrative Agent and the Lenders under the Credit Documents.

“Lender Parties” has the meaning given to such term in Section 10.11.

“Lenders” means, collectively, the Term Lenders and the Revolving Lenders.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

20

“Lending Office” means, with respect to any Lender, the office of such Lender designated as such in such Lender’s Administrative Questionnaire or in connection with an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to the Parent Borrower and the Administrative Agent.  A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types and Classes of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

“Letter of Credit Exposure” means, with respect to any Lender at any time, such Lender’s Dollar Letter of Credit Exposure or Multicurrency Letter of Credit Exposure, or both, as the context requires.

“Letter of Credit Maturity Date” means the fifth Business Day prior to the Maturity Date.

“Letter of Credit Notice” has the meaning given to such term in Section 2.20(b).

“Letters of Credit” means any or all of the Dollar Letters of Credit and Multicurrency Letters of Credit.

“LIBOR Loan” means, at any time, any Loan that bears interest at such time at the applicable Adjusted LIBOR Rate.

“LIBOR Market Index Rate” means, for any date, the rate for one month deposits in the applicable Currency as reported on Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on such day, or if such day is not a London Banking Day, then the immediately preceding London Banking Day (or if not so reported, then as reasonably determined by the Administrative Agent from another recognized source or interbank quotation).

“LIBOR Market Index Rate Loan” means any Swingline Loan bearing interest at a rate determined by reference to the LIBOR Market Index Rate.

“LIBOR Rate” means:

(i)           with respect to each LIBOR Loan denominated in any Currency comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (A) (y) the rate of interest appearing on Reuters Screen LIBOR01 Page (or any successor page) that represents ~~the rate~~an average British Bankers Association Interest Settlement Rate for deposits denominated in such Currency or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates at which deposits in such Currency in immediately available funds are offered to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in minimum amounts of at least $5,000,000, by (B) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period; and

21

(ii)           for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m., London time, on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day.  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m., London time, on such date of determination for an Interest Period equal to one month commencing on such date of determination.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge or other encumbrance of any nature, whether voluntary or involuntary, including the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, Capital Lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

“Loans” means any or all of the Term Loans, the Revolving Loans and the Swingline Loans.

“Local Time” means (a) in the case of Multicurrency Revolving Loans denominated in Foreign Currency or Multicurrency Swingline Loans, London time, and (b) in all other cases, Charlotte, North Carolina time.

“Mandatory Costs Rate” has the meaning given to such term in Section 2.24(a).

“Margin Stock” has the meaning given to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect upon (i) the business, assets, properties, liabilities (actual or contingent), operations, affairs or financial condition of New ICE Parent and its Subsidiaries, taken as a whole, (ii) the ability of any Borrower or any Guarantor to perform their respective obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

“Material Contract” has the meaning given to such term in Section 4.19.

“Material Indebtedness” means (i) the Senior Notes and (ii) from the First Amendment Effective Date and until the repayment in full of the Senior Notes, any other agreement(s) creating or evidencing indebtedness for borrowed money entered into by any of New ICE Parent, the Parent Borrower or any Subsidiary Guarantor, or in respect of which any of New ICE Parent, the Parent Borrower or any Subsidiary Guarantor is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than 2.5% of Consolidated Net Worth, but excluding agreements creating or evidencing publicly traded securities (including, without limitation, securities registered under the Securities Act and securities sold to underwriters for resale pursuant to Rule 144A under the Securities Act with registration rights or contingent registration rights or pursuant to Regulation S under the Securities Act).

22

“Material Subsidiary” means, at any time,(i) from the First Amendment Effective Date and until the repayment in full and termination of the Senior Notes, (A) any Subsidiary of New ICE Parent which accounts for more than (x) 5% of the consolidated assets of New ICE Parent and its Subsidiaries or (y) 5% of the consolidated revenue of New ICE Parent and its Subsidiaries and (B) to the extent not duplicative of the foregoing, any Subsidiary of New ICE Parent that owns, directly or indirectly, 50% or more of the ownership interests of a Subsidiary described in the foregoing clause (A) and (ii) thereafter, any one or more Subsidiaries of New ICE Parent which collectively account for more than (A) 10% of the consolidated assets of New ICE Parent and its Subsidiaries or (B) 10% of the consolidated revenue of New ICE Parent and its Subsidiaries.

“Maturity Date” means the fifth anniversary of the Closing Date.

“Multicurrency Agent” means Wells Fargo Bank, National Association, London Branch, and any other financial institution designated by the Administrative Agent (and reasonably acceptable to the Parent Borrower) to act as its sub-agent and correspondent hereunder in respect of the disbursement and payment of Multicurrency Revolving Loans denominated in a Foreign Currency and Multicurrency Swingline Loans.

“Multicurrency Letter of Credit” has the meaning given to such term in Section 2.20(a).

“Multicurrency Letter of Credit Exposure” means, with respect to any Multicurrency Revolving Lender at any time, such Lender’s ratable share (based on the proportion that its Multicurrency Revolving Commitment bears to the aggregate Multicurrency Revolving Commitments at such time, or if the Multicurrency Revolving Commitments have been terminated, based upon the proportion that its Multicurrency Revolving Commitment bore to the aggregate Multicurrency Revolving Commitments immediately prior to such termination thereof, giving effect to any subsequent assignments) of the sum of (i) the aggregate Stated Amount of all Multicurrency Letters of Credit outstanding at such time and (ii) the aggregate amount of all Multicurrency Reimbursement Obligations outstanding at such time.

“Multicurrency Reimbursement Obligation” has the meaning given to such term in Section 2.20(d).

“Multicurrency Revolving Commitment” means, with respect to any Multicurrency Revolving Lender at any time, the commitment of such Lender to make Multicurrency Revolving Loans and participate in Multicurrency Letters of Credit and Multicurrency Swingline Loans in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Multicurrency Revolving Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 10.6(c) as such Lender’s “Multicurrency Revolving Commitment,” in either case, as such amount may be reduced at or prior to such time pursuant to the terms hereof or increased from time to time pursuant to Section 2.21.

“Multicurrency Revolving Credit Exposure” means, with respect to any Multicurrency Revolving Lender at any time, the sum of (i) the aggregate principal Dollar Amount of all Multicurrency Revolving Loans made by such Lender that are outstanding at such time, (ii) the Dollar Amount of such Lender’s Multicurrency Swingline Exposure at such time, and (iii) such Lender’s Multicurrency Letter of Credit Exposure at such time.

23

“Multicurrency Revolving Lender” means each Person listed on Schedule 1.1(a) as having a Multicurrency Revolving Commitment and each other Person that becomes a “Multicurrency Revolving Lender” hereunder pursuant to Section 2.19(a), Section 2.21 or Section 10.6, and their respective successors and assigns.

“Multicurrency Revolving Loan” means any Revolving Loan made by a Multicurrency Revolving Lender pursuant to Section 2.1(b) denominated in Dollars or a Foreign Currency.

“Multicurrency Revolving Note” means, with respect to any Multicurrency Revolving Lender requesting the same, the promissory note of each Borrower in favor of such Multicurrency Revolving Lender evidencing the Multicurrency Revolving Loans made by such Lender pursuant to Section 2.1(c), in substantially the form of Exhibit A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Multicurrency Swingline Commitment” means $150,000,000, or, if less, the aggregate Multicurrency Revolving Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

“Multicurrency Swingline Exposure” means, with respect to any Multicurrency Revolving Lender at any time, its maximum aggregate liability to make Refunded Swingline Loans pursuant to Section 2.2(e) to refund, or to purchase participations pursuant to Section 2.2(f) in, Multicurrency Swingline Loans that are outstanding at such time.

“Multicurrency Swingline Loan” has the meaning set forth in Section 2.1(e).

“Multicurrency Swingline Note” means, if requested by the Swingline Lender, the promissory note of each Borrower in favor of the Swingline Lender evidencing the Multicurrency Swingline Loans made by the Swingline Lender pursuant to Section 2.1(e), in substantially the form of Exhibit A-4, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Multicurrency Tranche Utilization Percentage” means, at any time, the percentage that (i) the sum of (A) aggregate principal amount of all outstanding Multicurrency Revolving Loans and (B) the aggregate Multicurrency Letter of Credit Exposure of all Multicurrency Revolving Lenders, bears to (ii) the Multicurrency Revolving Commitments.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which New ICE Parent or any ERISA Affiliate makes, is making or is obligated to make contributions or, during the immediately preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means, in the case of any Asset Disposition, the aggregate cash proceeds received by New ICE Parent or any Subsidiary of New ICE Parent in respect thereof, less (i) reasonable fees and out-of-pocket expenses payable by New ICE Parent or any of its Subsidiaries in connection therewith, (ii) taxes paid or payable as a result thereof, and (iii) the amount required to retire Indebtedness to the extent such Indebtedness is secured by Liens on the subject property; it being understood that the term “Net Cash Proceeds” shall include, as and when received, any cash received upon the sale or other disposition of any non-cash consideration received by a Borrower or any Subsidiary of a Borrower in respect of any of the foregoing events.

24

“New ICE Parent” has the meaning given to such term in the introductory paragraph hereof.

“New ICE Parent Guaranty” means the Guaranty Agreement, dated as of the First Amendment Effective Date, made by New ICE Parent in favor of the Agents and the Lenders.

“Non-Consenting Lender” means any Lender that does not approve a consent, waiver or amendment to any Credit Document requested by the Borrowers or the Administrative Agent and that requires the approval of all Lenders (or all Lenders directly affected thereby) under Section 10.5 when the Required Lenders have agreed to such consent, waiver or amendment.

“Non-Defaulting Lender” means any Lender that is not a Defaulting Lender.

“Non−U.S. Pension Plan” means any plan, scheme, fund (including any superannuation fund) or other similar program established, sponsored or maintained outside the United States by New ICE Parent or any one or more of its Subsidiaries primarily for the benefit of employees of New ICE Parent or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of November 9, 2011, by and among the Parent Borrower, as issuer, and the purchasers of the Senior Notes party thereto.

“Notes” means any or all of the Term Notes, the Dollar Revolving Notes, the Multicurrency Revolving Notes and the Swingline Notes.

“Notice of Borrowing” has the meaning given to such term in Section 2.2(b).

“Notice of Conversion/Continuation” has the meaning given to such term in Section 2.12(b).

“Notice of Swingline Borrowing” has the meaning given to such term in Section 2.2(d).

“NYSE” means NYSE Euronext, a Delaware corporation.

“NYSE Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated as of March 18, 2013, among the Parent Borrower, New ICE Parent, Braves Merger Sub and Yankees Merger Sub, as amended, modified or supplemented from time to time in accordance with its terms.

25

“NYSE Merger Transactions” means the following series of transactions to be entered into by the Parent Borrower pursuant to the NYSE Merger Agreement:

(i)             On the date of consummation of the proposed merger, Braves Merger Sub will first merge with and into the Parent Borrower with the Parent Borrower surviving such merger (the “Braves Merger”).  Shares of the Parent Borrower will be converted into an equivalent number of new shares of New ICE Parent common stock.  The Parent Borrower will become a wholly owned subsidiary of New ICE Parent after the closing of the Braves Merger.

(ii)            Following the effectiveness of the Braves Merger, NYSE will merge with and into Yankees Merger Sub with Yankees Merger Sub surviving such merger (the “Yankees Merger”).  Under certain circumstances described in the Merger Agreement, the Yankees Merger will be restructured to provide instead for the merger of Yankees Merger Sub with and into NYSE with NYSE surviving such merger.  In either case, NYSE’s stock will be converted into the cash and shares of New ICE Parent common stock that represent the merger consideration.  After the effectiveness of the Yankees Merger, NYSE will be a wholly owned subsidiary of New ICE Parent and sibling company of the Parent Borrower.

(iii)           Following the completion of the Braves Merger and Yankees Merger, the shares in New ICE Parent held by the Parent Borrower will be retired and cancelled for no consideration.

“Obligations” means all principal of and interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to a Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding) on the Loans and Reimbursement Obligations, and all fees, expenses, indemnities and other obligations owing, due or payable at any time by a Borrower or any Guarantor to the Administrative Agent, any Lender, the Swingline Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents, and all payment and other obligations owing or payable at any time by a Borrower to any Hedge Party under or in connection with any Hedge Agreement to fix or limit interest rates payable by a Borrower in respect of any Loans, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

26

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, excluding, in each case, such amounts that result from a Lender’s assignment pursuant to Section 10.6, grant of a participation to a Participant pursuant to Section 10.6(d), transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Credit Document (collectively, “Assignment Taxes”), except for Assignment Taxes resulting from an assignment that is requested in writing by the Parent Borrower.

“Parent Borrower” has the meaning given to such term in the introductory paragraph hereof.

“Participant” has the meaning given to such term in Section 10.6(d).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Payment Office” means the office of the Administrative Agent or the Multicurrency Agent designated on Schedule 1.1(a) under the heading “Instructions for wire transfers to the Administrative Agent,” or such other office as the Administrative Agent or the Multicurrency Agent may designate to the Lenders and the Parent Borrower for such purpose from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

“Permitted Acquisition” means (i) any Acquisition permitted to be consummated pursuant to the terms in Section 7.5 and (ii) the NYSE Merger Transactions.

“Permitted Liens” has the meaning given to such term in Section 7.3.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, Self-Regulatory Organization or other entity.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which New ICE Parent or any ERISA Affiliate may have any liability.

“PPA 2006 Effective Date” means, with respect to any Plan, except as hereinafter provided, the first day of the first plan year beginning on or after January 1, 2008.  However, solely with respect to a Plan maintained pursuant to one or more collective bargaining agreements between employee representatives and one or more employers ratified before January 1, 2008, such term means the first day of the first plan year beginning on or after the earlier of (A) and (B), where: (A) is the later of (x) the date on which the last collective bargaining agreement relating to the Plan terminates (determined without regard to any extension thereof agreed to after August 17, 2006), or (y) the first day of the first plan year beginning on or after January 1, 2008; and (B) is January 1, 2010.

27

“Priority Indebtedness” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Indebtedness of any Subsidiary of New ICE Parent other than the Parent Borrower (including all Guaranty Obligations with respect to Indebtedness of New ICE Parent and the Parent Borrower, but excluding (y) Indebtedness permitted pursuant to Section 7.2(iii) and (z) all unsecured Indebtedness of any Subsidiary of New ICE Parent which is also a Subsidiary Guarantor) and (ii) all Indebtedness of New ICE Parent and its Subsidiaries secured by Liens other than Indebtedness secured by Liens permitted by subparagraphs (i) through (viii), inclusive, of Section 7.3.  For purposes of this Agreement, all Indebtedness of the Subsidiary Borrower shall constitute “Priority Indebtedness.”

“Pro Forma Basis” has the meaning given to such term in Section 1.3(c).

“Prohibited Transaction” means any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.

“Projections” has the meaning given to such term in Section 4.11(b).

“Recipient” means (a) the Administrative Agent, (b) any Lender (including the Swingline Lender) or (c) the Issuing Lender, as applicable.

“Reference Period” with respect to any date of determination, means (except as may be otherwise expressly provided herein) the period of twelve consecutive fiscal months of New ICE Parent immediately preceding such date or, if such date is the last day of a fiscal quarter, the period of four consecutive fiscal quarters ending on such date.

“Refunded Swingline Loans” has the meaning given to such term in Section 2.2(e).

“Register” has the meaning given to such term in Section 10.6(c).

“Regulated Subsidiary” means (i) any Subsidiary that is registered as a broker dealer pursuant to Section 15 of the Exchange Act or that is regulated as a broker dealer or underwriter under any foreign securities law, (ii) any Subsidiary regulated as an insurance company, exchange, swap execution facility, swap data repository, clearing house, securities depository, settlement system, multilateral trading facility, trade repository, systematic internalizer or organized trading facility and (iii) any Subsidiary whose dividends may be restricted, other activities undertaken by such Subsidiary may be limited or other regulatory actions with respect to such Subsidiary may be taken, in each case by any applicable Governmental Authority in the event that such Subsidiary does not maintain capital at the level required by such applicable Governmental Authority.

“Regulations T, U and X” means Regulations T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

28

“Regulatory Capital Assets” means assets that are held due to regulatory capital or regulatory liquidity requirements of any Regulated Subsidiary from time to time, as set forth on the Compliance Certificate most recently delivered in accordance with Section 5.2(a) or another written notice (in form and detail reasonably satisfactory to the Administrative Agent) delivered to the Administrative Agent (it being understood that such assets existing as of the First Amendment Effective Date are reflected on the consolidated balance sheet of the Parent Borrower and its Subsidiaries as part of short-term restricted cash and investments or long-term restricted cash).

“Reimbursement Obligation” has the meaning given to such term in Section 2.20(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means, with respect to any Plan, (i) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), (ii) any such “reportable event” subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

“Required Dollar Revolving Lenders” means, at any time, the Dollar Revolving Lenders holding outstanding Dollar Revolving Credit Exposure and Unutilized Dollar Revolving Commitments (or, after the termination of the Dollar Revolving Commitments, outstanding Dollar Revolving Credit Exposure) representing at least a majority of the aggregate, at such time, of all outstanding Dollar Revolving Credit Exposure and Unutilized Dollar Revolving Commitments (or, after the termination of the Dollar Revolving Commitments, the aggregate at such time of all outstanding Dollar Revolving Credit Exposure), provided that the Dollar Revolving Commitment of, and the portion of the outstanding Dollar Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Dollar Revolving Lenders.

“Required Lenders” means, at any time, the Lenders holding Term Loans, Revolving Credit Exposures and Unutilized Commitments (or, after the termination of the Commitments, Term Loans and Revolving Credit Exposures) representing at least a majority of the aggregate, at such time, of all outstanding Term Loans, Revolving Credit Exposures and Unutilized Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Term Loans and Revolving Credit Exposures), provided that the Commitment of, and the portion of the outstanding Term Loans and Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

29

“Required Multicurrency Revolving Lenders” means, at any time, the Multicurrency Revolving Lenders holding outstanding Multicurrency Revolving Credit Exposure and Unutilized Multicurrency Revolving Commitments (or, after the termination of the Multicurrency Revolving Commitments, outstanding Multicurrency Revolving Credit Exposure) representing at least a majority of the aggregate, at such time, of all outstanding Multicurrency Revolving Credit Exposure and Unutilized Multicurrency Revolving Commitments (or, after the termination of the Multicurrency Revolving Commitments, the aggregate at such time of all outstanding Multicurrency Revolving Credit Exposure), provided that the Multicurrency Revolving Commitment of, and the portion of the outstanding Multicurrency Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Multicurrency Revolving Lenders.

“Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction, official guidance or determination of any arbitrator or court or other Governmental Authority or any Self-Regulatory Organization, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

“Reserve Requirement” means, with respect to any Interest Period, the reserve percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including basic, supplemental, marginal and emergency reserves) applicable to Wells Fargo under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

“Responsible Officer” means, with respect to any Person, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of such Person, and, with respect to any Borrower, any other officer or similar official thereof responsible for the administration of the obligations of such Borrower in respect of this Agreement or any other Credit Document.

“Revaluation Date” means with respect to any Multicurrency Revolving Loan or Multicurrency Swingline Loan, each of the following: (i) each date of a Borrowing of a LIBOR Loan denominated in a Foreign Currency or a Multicurrency Swingline Loan, (ii) each date of a continuation of a LIBOR Loan denominated in a Foreign Currency, and (iii) such additional dates as the Administrative Agent or the Swingline Lender shall reasonably determine or the Required Multicurrency Revolving Lenders shall reasonably require.

“Revolving Commitments” means, collectively, the Dollar Revolving Commitments and the Multicurrency Revolving Commitments.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of (i) the aggregate principal Dollar Amount of all Revolving Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Swingline Exposure at such time, and (iii) such Lender’s Letter of Credit Exposure at such time.

30

“Revolving Lenders” means, collectively, the Dollar Revolving Lenders and the Multicurrency Revolving Lenders.

“Revolving Loans” means, collectively, the Dollar Revolving Loans and the Multicurrency Revolving Loans.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/-sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/-offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Securities Act” means the Securities Act of 1933.

“Self-Regulatory Organization” means any U.S. or foreign commission, board, agency or body that is not a Governmental Authority, but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, clearing houses, commodities exchanges, electronic communication networks, insurance companies or agents, investment companies or investment advisors.

“Senior Notes” means the aggregate $400,000,000 Senior Notes issued by the Parent Borrower pursuant to the Note Purchase Agreement, consisting of the $200,000,000 4.13% Senior Notes of the Parent Borrower due November 9, 2018 and the  $200,000,000 4.69% Senior Notes of the Parent Borrower due November 9, 2021, and any refinancings, renewals, extensions or replacements thereof.

“Spot Rate” for a Currency means the rate determined by the Administrative Agent to be the rate quoted as the spot rate for the purchase of such Currency with another Currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that if such spot rate is not available, the “Spot Rate” shall be determined by reference to a publically available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such an agreement, the Administrative Agent may use any reasonable method it deems appropriate to determine such spot rate, and such determination shall be conclusive absent manifest error.

“Stated Amount” means, with respect to any Letter of Credit at any time, the Dollar Amount of the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

“Sterling” or “£” means the lawful money of the United Kingdom.

31

“Subsidiary” means, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency).  When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of New ICE Parent.

“Subsidiary Borrower” has the meaning given to such term in the introductory paragraph hereof.

“Subsidiary Guarantor” means each Subsidiary which is party to any Subsidiary Guaranty.

“Subsidiary Guaranty” has the meaning given to such term in Section 5.10(a).

“Swingline Commitment” means the Dollar Swingline Commitment or Multicurrency Swingline Commitment, or both, as the context requires.

“Swingline Exposure” means, with respect to any Lender at any time, such Lender’s Dollar Swingline Exposure or Multicurrency Swingline Exposure, or both, as the context requires.

“Swingline Lender” means Wells Fargo in its capacity as maker of Swingline Loans, and its successors in such capacity.

“Swingline Loans” has the meaning given to such term in Section 2.1(e).

“Swingline Maturity Date” means the date which is 30 days prior to the Maturity Date.

“Swingline Note” means the Dollar Swingline Note or the Multicurrency Swingline Note, or both, as the context requires.

“Syndication Agent” means Bank of America, N.A., and its successors in its capacity as syndication agent.

“Target” has the meaning given to such term in Section 5.9(a)(i).

“Taxes” means all present or future taxes, levies, imposts, duties and similar deductions, withholdings, assessments, or other similar charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means any Lender having a Term Loan Commitment (or, after the Term Loan Commitments have terminated, any Lender holding outstanding Term Loans).

“Term Loan Commitment” means, with respect to any Lender at any time, the commitment of such Lender to make Term Loans in an aggregate principal amount up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Term Loan Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 10.6(c) as such Lender’s “Term Loan Commitment,” in either case, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

32

“Term Loans” has the meaning given to such term in Section 2.1(a).

“Term Note” means, with respect to any Term Lender requesting the same, the promissory note of the Parent Borrower in favor of such Term Lender evidencing the Term Loan made by such Lender pursuant to Section 2.1(a), in substantially the form of Exhibit A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Terminating Credit Facilities” has the meaning set forth in Section 3.1(c).

“Termination Date” means the Maturity Date or such earlier date of termination of the Commitments pursuant to Section 2.6 or Section 8.2.

“The Clearing Corporation” means The Clearing Corporation, a Delaware corporation and a Subsidiary of the Parent Borrower.

“Threshold Amount” means, (i) from the First Amendment Effective Date and until the repayment in full and termination of the Senior Notes, $100,000,000 and (ii) thereafter, $200,000,000.

“Total Leverage Ratio” means, as of the last day of any Reference Period ending on the last day of a fiscal quarter, the ratio of (i) ~~(i)~~ Consolidated Total Funded Debt as of such date to (ii) Consolidated EBITDA for such Reference Period; provided that Consolidated Total Funded Debt as of the last day of any fiscal quarter for purposes of calculating compliance with the financial covenant in Section 6.1 as of such date shall not include Indebtedness permitted pursuant to Section 7.2(iv), 7.2(v) or 7.2(vi) except to the extent such Indebtedness has been outstanding, as of such determination date, for more than 45 days since the borrowing thereof.

“Total Voting Power” means, with respect to any Person, the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

“Transitional Consolidating Financial Statements” means an unaudited condensed income statement and an unaudited condensed balance sheet, without footnotes or other additional disclosures, and without comparative information for the prior year period or the preceding balance sheet date, of the Parent Borrower and its Subsidiaries on a consolidated basis, and of all other Subsidiaries on a consolidated basis, together with a reconciliation of the relevant income statement and balance sheet amounts to the corresponding line items in the consolidated financial statements of New ICE Parent, in a format reasonably acceptable to the Administrative Agent; provided that a format substantially similar to the example delivered to the Lenders prior to the First Amendment Effective Date shall be deemed acceptable.

33

“Trust Options” means the Delaware Trust Option and the Dutch Foundation Option.

“Type” has the meaning given to such term in Section 2.2(a).

“UK CTA” means the United Kingdom Corporation Tax Act 2009.

“UK Insolvency Event” means:

(i)           the Subsidiary Borrower is unable or admits in writing inability to pay its debts as they fall due or is declared to be unable to pay its debts under applicable law, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more classes of its creditors (other than the Administrative Agent and the Lenders) with the purpose of rescheduling any of its indebtedness;

(ii)           except in connection with the rules of a Clearing House Subsidiary or any amendment thereto made in accordance with all applicable Requirements of Law, a moratorium is declared in respect of any indebtedness of the Subsidiary Borrower in an aggregate principal amount of at least the Threshold Amount; provided that if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by such moratorium;

(iii)           except in connection with any reorganization on a solvent basis permitted by Section 7.1, any shareholders’ resolution is passed, application is made to a court by the Subsidiary Borrower or its directors, order is made by a court or agreement (other than the rules of a Clearing House Subsidiary or any amendment thereto made in accordance with all applicable Requirements of Law) is entered into or legal proceedings are taken in relation to: (A) the suspension of payments, a moratorium of any indebtedness, winding−up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Subsidiary Borrower; (B) a composition, compromise, assignment or arrangement with any creditor of the Subsidiary Borrower; (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Subsidiary Borrower, or any of its assets having an aggregate value in excess of the Threshold Amount; or (D) enforcement of any Lien over any assets of the Subsidiary Borrower, or any analogous procedure or step is taken in any jurisdiction, provided that this clause (iii) shall not apply to any winding−up petition (or analogous document in any jurisdiction) which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement; or

(iv)           any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Subsidiary Borrower having an aggregate value in excess of the Threshold Amount.

“UK ITA” means the United Kingdom Income Tax Act 2007.

34

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of a Loan to the Subsidiary Borrower and is (i) a Lender: (1) which is a bank (as defined for the purpose of section 879 UK ITA) making an advance to the Subsidiary Borrower under this Agreement; or (2) in respect of an advance made under this Agreement to the Subsidiary Borrower by a Person that was a bank (as defined for the purpose of section 879 UK ITA) at the time such advance was made, and which, with respect to (1) and (2) above, is within the charge to United Kingdom corporation tax as regards any payment of interest made in respect of that advance; or (ii) a UK Treaty Lender.

“UK Treaty Lender” means a Lender which:

(i)           is treated as a resident of a jurisdiction having a double taxation agreement with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest; and

(ii)         does not carry on business in the United Kingdom through a permanent establishment with which that Lender’s participation in respect of a Loan to the Subsidiary Borrower is effectively connected; and

(iii)         if a U.S. Lender, is fully entitled to the benefits of the UK/US Treaty (or if not so entitled, would have been so entitled but for its failure to be so fully entitled being attributable to (x) the status of or any action or omission of the Subsidiary Borrower or any Affiliate thereof or to any relationship between such Lender and the Subsidiary Borrower or any Affiliate thereof or (y) any steps taken or to be taken pursuant to Section 2.19).

“UK/US Treaty” means the convention between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the United States of America for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and on capital gains which is, on the date the relevant payment of interest on a Loan falls due, in force.

“Unfunded Pension Liability” means, with respect to any Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

“Unutilized Commitment” means, with respect to any Revolving Lender at any time, such Lender’s Unutilized Dollar Revolving Commitment or Unutilized Multicurrency Revolving Commitment, or both, as the context may require.

“Unutilized Dollar Revolving Commitment” means, with respect to any Dollar Revolving Lender at any time, such Lender’s Dollar Revolving Commitment at such time less the sum of (i) the aggregate principal amount of all Dollar Revolving Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Dollar Swingline Exposure at such time and (iii) such Lender’s Dollar Letter of Credit Exposure at such time.

35

“Unutilized Dollar Swingline Commitment” means, with respect to the Swingline Lender at any time, the Dollar Swingline Commitment at such time less the aggregate principal amount of all Dollar Swingline Loans that are outstanding at such time.

“Unutilized Multicurrency Revolving Commitment” means, with respect to any Multicurrency Revolving Lender at any time, such Lender’s Multicurrency Revolving Commitment at such time less the sum of (i) the aggregate principal amount of all Multicurrency Revolving Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Multicurrency Swingline Exposure at such time and (iii) such Lender’s Multicurrency Letter of Credit Exposure at such time.

“Unutilized Multicurrency Swingline Commitment” means, with respect to the Swingline Lender at any time, the Multicurrency Swingline Commitment at such time less the aggregate principal amount of all Multicurrency Swingline Loans that are outstanding at such time.

“U.S. Borrower” means a Borrower that is a U.S. Person.

“U.S. Lender” means a Lender which is treated as resident (for the purposes of the UK/US Treaty) in the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 2.17(g)(ii)(B)(3).

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wells Fargo Fee Letter” means the letter from Wells Fargo and Wells Fargo Securities, LLC, to the Parent Borrower, dated September 20, 2011, relating to certain fees payable by the Parent Borrower in respect of the transactions contemplated by this Agreement.

“Wholly-Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (excluding any directors’ qualifying shares and shares required to be held by foreign nationals, in the case of a Foreign Subsidiary) is owned, directly or indirectly, by such Person.

“Withholding Agent” means each Borrower and the Administrative Agent.

“Yankees Merger Sub” means Baseball Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of New ICE Parent.

36

1.2           Accounting Terms.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial data (including financial ratios and other financial calculations) required to be delivered hereunder shall be prepared in accordance with, GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Parent Borrower and its Subsidiaries delivered to the Lenders prior to the Closing Date; provided that if the Parent Borrower notifies the Administrative Agent that it wishes to amend any financial covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders wish to amend Article VI for such purpose), then compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent Borrower and the Required Lenders.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements described in Section 4.11(a) for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, any election or requirement to measure any financial liability using fair value shall be disregarded.

1.3           Other Terms; Construction.

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, letter or other document shall be construed as referring to such agreement, instrument, letter or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns permitted hereunder, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          All references herein to the Lenders or any of them shall be deemed to include the Swingline Lender and the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.

37

(c)          Notwithstanding the foregoing, calculations to determine compliance by the Borrowers with any of the covenants contained in Article VI (and definitions related thereto) shall be determined in each case on a pro forma basis (a “Pro Forma Basis”) after giving effect to any Acquisition, Asset Sale or incurrence or repayment of Indebtedness (each, a “transaction”) occurring since the beginning of the applicable Reference Period and on or prior to the last day of such period as if such transaction had occurred as of the first day of such period, in accordance with the following:

(i)           any Indebtedness incurred or assumed by New ICE Parent or any Subsidiary thereof in connection with any transaction (including any Indebtedness of a Person acquired in a Permitted Acquisition that is not retired or repaid in connection therewith) shall be deemed to have been incurred or assumed as of (and with the corresponding Consolidated Interest Expense included from) the first day of the applicable period (and if such Indebtedness has a floating or formula rate, such Indebtedness shall, for purposes of such determination, have an implied rate of interest during the applicable period determined by utilizing the rate of interest that is or would be in effect with respect to such Indebtedness as of the date of determination);

(ii)          any Indebtedness retired or repaid in connection with any transaction (including any Indebtedness of a Person acquired in a Permitted Acquisition) shall be deemed to have been retired or repaid as of (and with the corresponding Consolidated Interest Expense excluded from) the first day of the applicable period;

(iii)         with respect to any Asset Disposition, income statement items (whether positive or negative) attributable to the assets sold or otherwise disposed of shall be excluded beginning as of the first day of the applicable period; and

(iv)         with respect to any Permitted Acquisition, (A) income statement items (whether positive or negative) and balance sheet items attributable to the Person or assets acquired shall (to the extent not otherwise included in the consolidated financial statements of New ICE Parent and its Subsidiaries in accordance with GAAP or in accordance with other provisions of this Agreement) be included in such calculations to the extent relating to the applicable period (provided that such income statement and balance sheet items are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent) and (B) operating expense reductions, cost savings and other pro forma adjustments attributable to such Permitted Acquisition may be included to the extent that such adjustments (y) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act (irrespective of whether New ICE Parent is subject thereto) or (z) have been approved in writing by the Administrative Agent; provided that each Compliance Certificate shall contain or be accompanied by a brief explanation, by footnote, schedule or otherwise, of pro forma adjustments made pursuant to this Section 1.3(c)(iv).

1.4           Currency Equivalents Generally.

(a)          The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Amounts of amounts denominated in Foreign Currencies and shall deliver notice of such determination to the Parent Borrower, provided that the failure of the Administrative Agent to provide the Parent Borrower with any such notice shall neither affect any obligations of the Borrowers hereunder or the applicability of the Spot Rate as so determined nor result in any liability on the part of the Administrative Agent to a Borrower.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable Currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by the Parent Borrower hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Amount as so determined by the Administrative Agent in accordance with this Agreement.

38

(b)           Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a LIBOR Loan, or the issuance of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, LIBOR Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Amount (rounded to the nearest unit of such Foreign Currency), as determined by the Administrative Agent.

1.5            Redenomination of Certain Foreign Currencies.

(a)           Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)           Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of the Borrowers for any amount due under this Agreement and (ii) without increasing any commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euro.

(c)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

39

ARTICLE II

AMOUNT AND TERMS OF THE LOANS

2.1            Commitments.

(a)           Each Term Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make a loan (each, a “Term Loan,” and collectively, the “Term Loans”) to the Parent Borrower on the Closing Date in a principal amount up to its Term Loan Commitment.  No Term Loans shall be made at any time after the Closing Date.  To the extent repaid, the Term Loans may not be reborrowed.

(b)           Each Dollar Revolving Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make Dollar Revolving Loans to the Parent Borrower, from time to time on any Business Day during the period from and including the Closing Date to but excluding the Termination Date, in an aggregate principal amount at any time outstanding not exceeding its Dollar Revolving Commitment, provided that no Borrowing of Dollar Revolving Loans shall be made if, immediately after giving effect thereto (and to any concurrent repayment of Dollar Swingline Loans with proceeds of Dollar Revolving Loans made pursuant to such Borrowing), (y) the Dollar Revolving Credit Exposure of any Dollar Revolving Lender would exceed its Dollar Revolving Commitment at such time or (z) the Aggregate Dollar Revolving Credit Exposure would exceed the aggregate Dollar Revolving Commitments at such time.  Subject to and on the terms and conditions of this Agreement, the Parent Borrower may borrow, repay and reborrow Dollar Revolving Loans.

(c)           Each Multicurrency Revolving Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make Multicurrency Revolving Loans to any Borrower (on a several basis), from time to time on any Business Day during the period from and including the Closing Date to but excluding the Termination Date, in an aggregate principal amount at any time outstanding not exceeding its Multicurrency Revolving Commitment, provided that no Borrowing of Multicurrency Revolving Loans shall be made if, immediately after giving effect thereto (and to any concurrent repayment of Multicurrency Swingline Loans with proceeds of Multicurrency Revolving Loans made pursuant to such Borrowing), (y) the Multicurrency Revolving Credit Exposure of any Multicurrency Revolving Lender would exceed its Multicurrency Revolving Commitment at such time or (z) the Aggregate Multicurrency Revolving Credit Exposure would exceed the aggregate Multicurrency Revolving Commitments at such time.  Subject to and on the terms and conditions of this Agreement, each Borrower may borrow, repay and reborrow Multicurrency Revolving Loans.

40

(d)           The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans in Dollars (each, a “Dollar Swingline Loan”) to the Parent Borrower under the Dollar Revolving Commitments, from time to time on any Business Day during the period from the Closing Date to but excluding the Swingline Maturity Date (or, if earlier, the Termination Date), in an aggregate principal amount at any time outstanding not exceeding the Dollar Swingline Commitment.  Dollar Swingline Loans may be made even if the aggregate principal amount of Dollar Swingline Loans outstanding at any time, when added to the aggregate principal amount of the Dollar Revolving Loans made by the Swingline Lender and its Dollar Letter of Credit Exposure in its capacity as a Dollar Revolving Lender outstanding at such time, would exceed the Swingline Lender’s own Dollar Revolving Commitment at such time, but provided that no Borrowing of Dollar Swingline Loans shall be made if, immediately after giving effect thereto, (x) the Dollar Revolving Credit Exposure of any Dollar Revolving Lender would exceed its Dollar Revolving Commitment at such time, (y) the Aggregate Dollar Revolving Credit Exposure would exceed the aggregate Dollar Revolving Commitments at such time or (z) any Dollar Revolving Lender is at such time a Defaulting Lender hereunder unless the Swingline Lender is satisfied it will have no Fronting Exposure after giving effect to such Swingline Loan.  Subject to and on the terms and conditions of this Agreement, the Parent Borrower may borrow, repay (including by means of a Borrowing of Dollar Revolving Loans pursuant to Section 2.2(e)) and reborrow Dollar Swingline Loans.

(e)           The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans in any Foreign Currency other than Japanese Yen (each, a “Multicurrency Swingline Loan,” and collectively with the Dollar Swingline Loans, the “Swingline Loans”) to any Borrower (on a several basis) under the Multicurrency Revolving Commitments, from time to time on any Business Day during the period from the Closing Date to but excluding the Swingline Maturity Date (or, if earlier, the Termination Date), in an aggregate principal amount at any time outstanding not exceeding the Multicurrency Swingline Commitment.  Multicurrency Swingline Loans may be made even if the aggregate Dollar Amount of Multicurrency Swingline Loans outstanding at any time, when added to the Dollar Amount of the Multicurrency Revolving Loans made by the Swingline Lender and its Multicurrency Letter of Credit Exposure in its capacity as a Multicurrency Revolving Lender outstanding at such time, would exceed the Swingline Lender’s own Multicurrency Revolving Commitment at such time, but provided that no Borrowing of Multicurrency Swingline Loans shall be made if, immediately after giving effect thereto, (x) the Multicurrency Revolving Credit Exposure of any Multicurrency Revolving Lender would exceed its Multicurrency Revolving Commitment at such time, (y) the Aggregate Multicurrency Revolving Credit Exposure would exceed the aggregate Multicurrency Revolving Commitments at such time or (z) any Multicurrency Revolving Lender is at such time a Defaulting Lender hereunder unless the Swingline Lender is satisfied it will have no Fronting Exposure after giving effect to such Swingline Loan.  Subject to and on the terms and conditions of this Agreement, each Borrower may borrow, repay (including by means of a Borrowing of Multicurrency Revolving Loans pursuant to Section 2.2(e)) and reborrow Multicurrency Swingline Loans.

2.2            Borrowings.

(a)           The Term Loans, Dollar Revolving Loans and Multicurrency Revolving Loans denominated in Dollars shall, at the option of the applicable Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a “Type” of Loan).  The Multicurrency Revolving Loans denominated in a Foreign Currency shall be made and maintained as LIBOR Loans at all times.  All Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Class, Type and Currency.  The Swingline Loans shall be made and maintained as LIBOR Market Index Rate Loans at all times.

41

(b)          In order to make a Borrowing (other than (w) Borrowings of Swingline Loans, which shall be made pursuant to Section 2.2(d), (x) Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to Section 2.2(e), (y) Borrowings for the purpose of satisfying a Reimbursement Obligation of a Borrower, which shall be made pursuant to Section 2.20(e), and (z) Borrowings involving continuations or conversions of outstanding Revolving Loans, which shall be made pursuant to Section 2.12), the applicable Borrower will give the Administrative Agent written notice (i) not later than 12:00 noon, Charlotte, North Carolina time, three (3) Business Days prior to each Borrowing of Dollar Revolving Loans or Multicurrency Revolving Loans denominated in Dollars to be comprised of LIBOR Loans, (ii) not later than 12:00 noon, Charlotte, North Carolina time, on the Business Day of any Borrowing of Dollar Revolving Loans or Multicurrency Revolving Loans denominated in Dollars to be comprised of Base Rate Loans, and (iii) not later than 10:00 a.m., Charlotte, North Carolina time, four (4) Business Days prior to each Borrowing of Multicurrency Revolving Loans denominated in a Foreign Currency; provided, however, that requests for the Borrowing of the Term Loans and any Revolving Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given with less advance notice than as specified hereinabove.  Each such notice (each, a “Notice of Borrowing”) shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount, Currency, Class and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested Borrowing Date, which shall be a Business Day.  Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each applicable Lender of the proposed Borrowing.  Notwithstanding anything to the contrary contained herein:

(i)           except for a Borrowing with respect to a Refunded Swingline Loan in accordance with Section 2.2(e) and Borrowings to satisfy a Reimbursement Obligation of a Borrower in accordance with Section 2.20(e), the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments with respect to the applicable Class), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments with respect to the applicable Class);

(ii)          if a Borrower shall have failed to designate the Type of Dollar Revolving Loans or Multicurrency Revolving Loans denominated in Dollars comprising a Borrowing, such Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

(iii)         if a Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.

(c)          Not later than 1:00 p.m., Local Time, on the requested Borrowing Date, each applicable Lender will make available to the Administrative Agent at its Payment Office an amount, in the applicable Currency and in immediately available funds, equal to the amount of the Loan or Loans to be made by such Lender.  To the extent such Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the applicable Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

42

(d)           In order to make a Borrowing of a Swingline Loan, the applicable Borrower will give the Administrative Agent and, with respect to Multicurrency Swingline Loans, the Multicurrency Agent (and the Swingline Lender, if the Swingline Lender is not also the Administrative Agent), written notice not later than 12:00 noon, Local Time, on the date of such Borrowing.  Each such notice (each, a “Notice of Swingline Borrowing”) shall be given in the form of Exhibit B-2, shall be irrevocable and shall specify (i) whether such Swingline Loan is a Dollar Swingline Loan or Multicurrency Swingline Loan, (ii) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which (A) with respect to Dollar Swingline Loans, shall not be less than $100,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the Unutilized Dollar Swingline Commitment) and (B) with respect to Multicurrency Swingline Loans, the Dollar Amount of which shall not be less than $5,000,000 and, if greater, shall be in an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the Unutilized Multicurrency Swingline Commitment)) and (iii) the requested Borrowing Date, which shall be a Business Day.  Not later than 1:00 p.m., Local Time, on the requested Borrowing Date, the Swingline Lender will make available to the Administrative Agent at its Payment Office an amount, in the applicable Currency and in immediately available funds, equal to the amount of the requested Swingline Loan.  To the extent the Swingline Lender has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to the applicable Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

(e)           With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the applicable Borrower to, cause a Borrowing of (i) Dollar Revolving Loans, with respect to any Dollar Swingline Loan, or (ii) Multicurrency Revolving Loans, with respect to any Multicurrency Swingline Loan, in each case to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is not also the Swingline Lender) and each other applicable Lender (on behalf of, and with a copy to, the applicable Borrower), not later than 12:00 noon, Charlotte, North Carolina time, (A) on the Business Day of the proposed Borrowing Date therefor with respect to the repayment of any Dollar Swingline Loans or (B) four Business Days prior to the proposed Borrowing Date therefor with respect to the repayment of any Multicurrency Swingline Loan, a notice (which shall be deemed to be a Notice of Borrowing given by the applicable Borrower) requesting the Dollar Revolving Lenders or Multicurrency Revolving Lenders, as the case may be, to make Dollar Revolving Loans or Multicurrency Revolving Loans, respectively (which, in the case of Dollar Revolving Loans, shall be made initially as Base Rate Loans and, in the case of Multicurrency Revolving Loans, shall be made initially as LIBOR Loans with an Interest Period of 1 month) on such Borrowing Date in an aggregate amount equal to the amount of such Dollar Swingline Loans or Multicurrency Swingline Loans, as the case may be (the “Refunded Swingline Loans”), outstanding on the date such notice is given that the Swingline Lender requests to be repaid.  Not later than 1:00 p.m., Local Time, on the requested Borrowing Date, each applicable Lender (other than the Swingline Lender) will make available to the Administrative Agent at its Payment Office an amount, in the applicable Currency and in immediately available funds, equal to the amount of the Dollar Revolving Loan or Multicurrency Revolving Loan, as the case may be, to be made by such Lender.  To the extent the applicable Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans.  Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender’s ratable share thereof, in its capacity as a Lender) shall be deemed to be repaid with the proceeds of the Dollar Revolving Loans or Multicurrency Revolving Loans, as the case may be, made as provided above (including a Dollar Revolving Loan or Multicurrency Revolving Loan, as the case may be, deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Dollar Revolving Loans or Multicurrency Revolving Loans, as the case may be.  If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the applicable Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among (i) all the Dollar Revolving Lenders, with respect to Dollar Swingline Loans, or (ii) all the Multicurrency Revolving Lenders, with respect to Multicurrency Swingline Loans, in the manner contemplated by Section 2.15(b).

43

(f)           If, as a result of any Bankruptcy Event with respect to a Borrower, Dollar Revolving Loans or Multicurrency Revolving Loans, as the case may be, are not made pursuant to Section 2.2(e) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the applicable Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty, and each Dollar Revolving Lender or Multicurrency Revolving Lender, as the case may be, shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Dollar Revolving Commitment or Multicurrency Revolving Commitment, as the case may be, bears to the aggregate Dollar Revolving Commitments or Multicurrency Revolving Commitments, respectively, at such time, or if the Dollar Revolving Commitments or Multicurrency Revolving Commitments, as the case may be, have been terminated, based on the proportion that its Dollar Revolving Commitment or Multicurrency Revolving Commitment, as the case may be, bears to the aggregate Dollar Revolving Commitments or Multicurrency Revolving Commitments, respectively, in each case immediately prior to the termination thereof) of the unpaid amount thereof together with accrued interest thereon.  Upon (i) one (1) Business Day’s prior notice from the Swingline Lender, with respect to a participation in Dollar Swingline Loans, or (ii) four (4) Business Days’ prior notice from the Swingline Lender with respect to a participation in Multicurrency Swingline Loans, each Dollar Revolving Lender or Multicurrency Revolving Lender, as the case may be (other than the Swingline Lender), will make available to the Administrative Agent at its Payment Office an amount, in the applicable Currency and in immediately available funds, equal to its respective participation.  To the extent the applicable Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent.  In the event any applicable Lender fails to make available to the Administrative Agent the amount of such Lender’s participation as provided in this Section 2.2(f), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Adjusted Base Rate.  Promptly following its receipt of any payment by or on behalf of the applicable Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Dollar Revolving Lender or Multicurrency Revolving Lender, as the case may be, that has acquired a participation therein such Lender’s ratable share of such payment.

44

(g)           Notwithstanding any provision of this Agreement to the contrary, the obligation of each Dollar Revolving Lender and each Multicurrency Revolving Lender (other than the Swingline Lender) to make Dollar Revolving Loans or Multicurrency Revolving Loans, as the case may be, for the purpose of repaying any Refunded Swingline Loans pursuant to Section 2.2(e) and each such Dollar Revolving Lender’s or Multicurrency Revolving Lender’s, as the case may be, obligation to purchase a participation in any unpaid Swingline Loans pursuant to Section 2.2(f) shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Administrative Agent, a Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) the failure of the amount of such Borrowing of Loans to meet the minimum Borrowing amount specified in Section 2.2(b), or (iv) the failure of any conditions set forth in Section 3.2 or elsewhere herein to be satisfied.

2.3            Disbursements; Funding Reliance; Domicile of Loans.

(a)           Each Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any Authorized Officer of such Borrower, provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter.  Each Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by a Borrower, the Adjusted Base Rate.  If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

45

(c)           The obligations of the Lenders hereunder to make Loans, to fund participations in Swingline Loans and Letters of Credit and to make payments pursuant to Section 10.1(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any such payment on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make any such payment required hereunder.

(d)           Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

2.4            Equalization of Borrowings.

(a)           It is the intent of the parties that, to the extent reasonably practicable, the Dollar Tranche Utilization Percentage and the Multicurrency Tranche Utilization Percentage be equal or as close to equal as reasonably possible giving effect to the Borrowers’ right to utilize the Multicurrency Revolving Commitments for Loans denominated in Foreign Currencies and the Subsidiary Borrower’s right to only utilize the Multicurrency Revolving Commitments for Loans and Letters of Credit. Accordingly, the Borrowers shall, in consultation with the Administrative Agent, use commercially reasonable efforts to (i) allocate all Borrowings and prepayments between the Dollar Revolving Commitments, Dollar Revolving Loans and Dollar Letters of Credit on the one hand and the Multicurrency Revolving Commitments, Multicurrency Revolving Loans and Multicurrency Letters of Credit on the other hand in such a manner as to accomplish such intent and (ii) provided that such reallocation does not result in breakage expense to the Borrowers (or such breakage expense is waived by the applicable Lenders), cause outstanding Borrowings under one facility (i.e., the facility established hereby for Dollar Revolving Loans or for Multicurrency Revolving Loans) to be refinanced by Borrowings under the other facility established hereby as of the end of each Interest Period applicable to any Borrowing in such a manner as to accomplish such intent.

(b)           Notwithstanding anything in this Agreement to the contrary, (i) for purposes of determining the Borrowers’ compliance with the Borrowing minimums and increments set forth in Section 2.2(b)(i), amounts borrowed simultaneously pursuant to clause (i) of the second sentence of Section 2.4(a) shall be aggregated; (ii) prepayments made pursuant to clause (ii) of the second sentence of Section 2.4(a) shall not be subject to the prepayment minimums and increments set forth in Section 2.7(a); (iii) the conditions precedent set forth in Section 3.2(b) and Section 3.2(c) (other than the absence of an Event of Default under Section 8.1(f) or Section 8.1(g)) shall not be applicable to Borrowings made (and applied exclusively to the refinancing of Borrowings) pursuant to clause (ii) of the second sentence of Section 2.4(a); and (iv) the failure to maintain such approximately equal percentages in accordance with this Section 2.4 shall not be a Default or Event of Default hereunder.  Furthermore, for the avoidance of doubt, it is agreed and understood that in no event shall the Borrowers be required to shift Borrowings from one Borrower to the other in order to obtain an equalization of Borrowings under this Section 2.4.

46

(c)           Notwithstanding the foregoing, no equalization Borrowing or related prepayment pursuant to this Section 2.4 shall be required if, absent such Borrowing and repayment and after giving effect to any Borrowing or prepayment being made which gave rise to the applicability of this Section 2.4, (i) the Dollar Revolving Credit Exposure does not exceed by $1,000,000 or more an amount equal to what the Dollar Revolving Credit Exposure would be if the Dollar Revolving Credit Exposure Percentage and the Multicurrency Revolving Credit Exposure Percentage were equal and (ii) the Multicurrency Revolving Credit Exposure does not exceed by $1,000,000 or more an amount equal to what the Multicurrency Revolving Credit Exposure would be if the Dollar Revolving Credit Exposure Percentage and the Multicurrency Revolving Credit Exposure Percentage were equal.  Moreover, the parties acknowledge that for administrative reasons it may not always be practicable to have Borrowings and prepayments contemplated hereby occur simultaneously and agree that the Borrowers shall be deemed in compliance with this Section to the extent that they make such Borrowings and prepayments (and give related required notices) in a manner and time-frame reasonably acceptable to the Administrative Agent and consistent with the stated objective of this Section 2.4.  Exchange rate computations made for purposes of implementing this Section 2.4 shall be made on such days and at such times as may be reasonably specified by the Administrative Agent to facilitate the objectives of this Section.

2.5            Evidence of Debt; Notes.

(a)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the applicable Lending Office of such Lender resulting from each Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.

(b)           The Administrative Agent shall maintain the Register pursuant to Section 10.6(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made by such Lender, the Class, Currency and Type of each such Loan and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower in respect of each such Loan and each Lender’s share thereof.

(c)           The entries made in the Register and subaccounts maintained pursuant to Section 2.5(b) (and, if consistent with the entries of the Administrative Agent, the accounts maintained pursuant to Section 2.5(a)) shall, to the extent permitted by applicable law, be conclusive absent manifest error of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

47

(d)           The Loans of each Class made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced (i) in the case of Term Loans, by a Term Note appropriately completed in substantially the form of Exhibit A-1, (ii) in the case of Dollar Revolving Loans, by a Dollar Revolving Note appropriately completed in substantially the form of Exhibit A-2, (iii) in the case of Multicurrency Revolving Loans, by a Multicurrency Revolving Note appropriately completed in substantially the form of Exhibit A-3, (iv) in the case of the Dollar Swingline Loans, by a Dollar Swingline Note appropriately completed in substantially the form of Exhibit A-4 and (v) in the case of the Multicurrency Swingline Loans, by a Multicurrency Swingline Note appropriately completed in substantially the form of Exhibit A-5, in each case executed by the applicable Borrower and payable to the order of such Lender.  Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.

2.6            Termination and Reduction of Commitments and Swingline Commitments.

(a)           The Term Loan Commitments shall automatically and permanently terminate concurrently with the making of the Term Loans on the Closing Date.  Unless sooner terminated pursuant to any other provision of this Section 2.6 or Section 8.2, (i) the Revolving Commitments shall be automatically and permanently terminated on the Termination Date and (ii) the Swingline Commitments shall be automatically and permanently terminated on the Swingline Maturity Date.

(b)           At any time and from time to time after the date hereof, upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (and in the case of a termination or reduction of the Unutilized Dollar Swingline Commitment or the Unutilized Multicurrency Swingline Commitment, the Swingline Lender), the Parent Borrower may terminate in whole or reduce in part the aggregate Unutilized Dollar Revolving Commitments, the aggregate Unutilized Multicurrency Revolving Commitments, the Unutilized Dollar Swingline Commitment or the Unutilized Multicurrency Swingline Commitment, provided that any such partial reduction shall be in an aggregate Dollar Amount of not less than $5,000,000 ($500,000 in the case of the Unutilized Dollar Swingline Commitment or the Unutilized Multicurrency Swingline Commitment) or, if greater, an integral multiple of $1,000,000 in excess thereof ($100,000 in the case of the Unutilized Dollar Swingline Commitment or the Unutilized Multicurrency Swingline Commitment).  The amount of any termination or reduction made under this Section 2.6(b) may not thereafter be reinstated; provided that a notice of termination or reduction delivered by the Parent Borrower under this Section 2.6(b) may state that such notice is conditioned upon the effectiveness or occurrence of any other event specified therein, in which case such notice may be revoked by the Parent Borrower by written notice to the Administrative Agent on or before one Business Day before the specified effective date if such condition is not satisfied.

48

(c)           Except as set forth in Section 2.6(d), each reduction of the Commitments pursuant to this Section shall be applied ratably among the Lenders of such Class according to their respective Commitments of such Class.  Notwithstanding any provision of this Agreement to the contrary, (i) any reduction of the Commitments pursuant to this Section 2.6 that has the effect of reducing the aggregate Dollar Revolving Commitments to an amount less than the amount of the Dollar Swingline Commitment at such time shall result in an automatic corresponding reduction of the Dollar Swingline Commitment to the amount of the aggregate Dollar Revolving Commitments (as so reduced), and (ii) any reduction of the Commitments pursuant to this Section 2.6 that has the effect of reducing the aggregate Multicurrency Revolving Commitments to an amount less than the amount of the Multicurrency Swingline Commitment at such time shall result in an automatic corresponding reduction of the Multicurrency Swingline Commitment to the amount of the aggregate Multicurrency Revolving Commitments (as so reduced), in each case, without any further action on the part of the Borrowers, the Swingline Lender or any other Lender.

(d)          The Parent Borrower (on behalf of itself and the Subsidiary Borrower) may terminate the unused amount of the Commitment of any Revolving Lender that is a Defaulting Lender upon not less than ten Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.22(a)(ii) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim any Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender may have against such Defaulting Lender.

2.7            Mandatory Payments and Prepayments.

(a)           Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Parent Borrower shall repay the Term Loans on each date set forth below in the aggregate principal amount opposite such date:

Date	Payment Amount
March 31, 2012	$12,500,000
June 30, 2012	$12,500,000
September 30, 2012	$12,500,000
December 31, 2012	$12,500,000
March 31, 2013	$12,500,000
June 30, 2013	$12,500,000
September 30, 2013	$12,500,000
December 31, 2013	$12,500,000
March 31, 2014	$12,500,000
June 30, 2014	$12,500,000
September 30, 2014	$12,500,000
December 31, 2014	$18,750,000
March 31, 2015	$18,750,000
June 30, 2015	$18,750,000
September 30, 2015	$18,750,000
December 31, 2015	$18,750,000
March 31, 2016	$18,750,000
June 30, 2016	$18,750,000

49

Date	Payment Amount
September 30, 2016	$18,750,000
Maturity Date	$200,000,000

(b)           Except to the extent due or paid sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of the Term Loans and the Revolving Loans shall be due and payable in full on the Maturity Date, (ii) the aggregate outstanding principal of the Dollar Swingline Loans shall be due and payable in full on the Swingline Maturity Date, and (iii) the aggregate outstanding principal amount of each Multicurrency Swingline Loan shall be due and payable in full on the earlier of (A) the date ten (10) Business Days following the date such Multicurrency Swingline Loan is made, and (B) the Swingline Maturity Date.

(c)           In the event that, at any time, the Aggregate Dollar Revolving Credit Exposure (excluding the aggregate amount of any Dollar Swingline Loans to be repaid with proceeds of Dollar Revolving Loans made on the date of determination) shall exceed the aggregate Dollar Revolving Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Parent Borrower will immediately prepay the outstanding principal amount of the Dollar Swingline Loans to the amount of such excess and, to the extent of any excess remaining after prepayment in full of outstanding Dollar Swingline Loans, the outstanding principal amount of the Dollar Revolving Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Dollar Swingline Loans and Dollar Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Dollar Letter of Credit Exposure, as more particularly described in Section 2.20(i), and thereupon such cash shall be deemed to reduce the aggregate Dollar Letter of Credit Exposure by an equivalent amount.  In the event that, on any Revaluation Date, the Aggregate Multicurrency Revolving Credit Exposure (excluding the aggregate amount of any Multicurrency Swingline Loans to be repaid with proceeds of Multicurrency Revolving Loans made on such Revaluation Date) shall exceed 105% of the aggregate Multicurrency Revolving Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the applicable Borrower or Borrowers, as the case may be, will prepay the outstanding principal amount of the Multicurrency Swingline Loans in the amount of such excess and, to the extent of any excess remaining after prepayment in full of outstanding Multicurrency Swingline Loans, the outstanding principal amount of the Multicurrency Revolving Loans in the amount of such excess, (i) within 1 Business Day after receipt of notice thereof for any such prepayment of  Multicurrency Revolving Loans denominated in Dollars and (ii) within 3 Business Days after receipt of notice thereof for any such prepayment of Multicurrency Revolving Loans denominated in a Foreign Currency or Multicurrency Swingline Loans, provided that, to the extent such excess amount is greater than the aggregate principal amount of Multicurrency Swingline Loans and Multicurrency Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Multicurrency Letter of Credit Exposure, as more particularly described in Section 2.20(i), and thereupon such cash shall be deemed to reduce the aggregate Multicurrency Letter of Credit Exposure by an equivalent amount.

50

2.8            Voluntary Prepayments.

(a)           At any time and from time to time, each Borrower shall have the right to prepay the Loans of any Class made to such Borrower, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 12:00 noon, Local Time, three (3) Business Days prior to each intended prepayment of LIBOR Loans, one (1) Business Day prior to each intended prepayment of Base Rate Loans and on the date of each intended prepayment of LIBOR Market Index Rate Loans, provided that (i) each partial prepayment of LIBOR Loans or Multicurrency Swingline Loans shall be in an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof ($100,000 and $100,000, respectively, in the case of Dollar Swingline Loans), (ii) no partial prepayment of LIBOR Loans or Multicurrency Swingline Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans or Multicurrency Swingline Loans, respectively, under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto.  Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount, Class, Currency and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the applicable Borrower to make such prepayment on the terms specified therein.  Revolving Loans and Swingline Loans prepaid pursuant to this Section 2.8(a) may be reborrowed, subject to the terms and conditions of this Agreement.  In the event the Administrative Agent receives a notice of prepayment under this Section, the Administrative Agent will give prompt notice thereof to the Lenders; provided that if such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto.

(b)           Each prepayment of the Term Loans made pursuant to Section 2.8(a) shall be applied to reduce the outstanding principal amount of the Term Loans, with such reduction to be applied to the remaining scheduled principal payments in each instance on a pro rata basis.  Each prepayment of the Loans of any Class made pursuant to Section 2.8(a) shall be applied ratably among the Lenders of such Class holding the Loans being prepaid, in proportion to the principal amount held by each.

2.9            Interest.

(a)           Subject to Section 2.9(b), each Borrower will pay interest in respect of the unpaid principal amount of each Loan made to it, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan, and (iii) at the Adjusted LIBOR Market Index Rate, as in effect from time to time for all Swingline Loans.

51

(b)          Upon the occurrence and during the continuance of any Event of Default under Sections 8.1(a), 8.1(f), or 8.1(g) and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans or other amounts plus 2% (or, in the case of interest, fees and other amounts for which no rate is provided hereunder, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand.  To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against a Borrower of any petition seeking any relief under any Debtor Relief Law.

(c)          Accrued (and theretofore unpaid) interest shall be payable as follows:

(i)           in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.7, except as provided hereinbelow) and each LIBOR Market Index Rate Loan, in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans and LIBOR Market Index Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

(ii)          in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.7, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of Section 2.11(iv)) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months’ duration been applicable to such LIBOR Loan; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof and any amounts due under Section 2.18, to the extent applicable; and

(iii)         in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

(d)          Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law.  If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.  In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

52

(e)          The Administrative Agent shall promptly notify the applicable Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide a Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrowers or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrowers or any Lender.  Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

2.10         Fees.

(a)          The Parent Borrower agrees to pay:

(i)           To Wells Fargo, for its own account, the administrative fee required under the Wells Fargo Fee Letter to be paid to Wells Fargo, in the amounts due and at the times due as required by the terms thereof;

(ii)          To the Administrative Agent, for the account of each Dollar Revolving Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from and including the Closing Date to but excluding the Termination Date, at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter on such Dollar Revolving Lender’s ratable share (based on the proportion that its Dollar Revolving Commitment bears to the aggregate Dollar Revolving Commitments) of the average daily aggregate Unutilized Dollar Revolving Commitments (excluding clause (ii) of the definition of Unutilized Dollar Revolving Commitments for purposes of this Section 2.10(a)(ii) only), payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Termination Date;

(iii)         To the Administrative Agent, for the account of each Multicurrency Revolving Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from and including the Closing Date to but excluding the Termination Date, at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter on such Multicurrency Revolving Lender’s ratable share (based on the proportion that its Multicurrency Revolving Commitment bears to the aggregate Multicurrency Revolving Commitments) of the average daily aggregate Unutilized Multicurrency Commitments (excluding clause (ii) of the definition of Unutilized Multicurrency Revolving Commitments for purposes of this Section 2.10(a)(iii) only), payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Termination Date;

53

(iv)          To the Administrative Agent, for the account of each Dollar Revolving Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Dollar Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Percentage in effect from time to time during such quarter for LIBOR Loans, on such Lender’s ratable share (based on the proportion that its Dollar Revolving Commitment bears to the aggregate Dollar Revolving Commitments, or if the Dollar Revolving Commitments have been terminated, based upon the proportion that its Dollar Revolving Credit Exposure bears to the Aggregate Dollar Revolving Credit Exposure) of the daily average aggregate Stated Amount of such Dollar Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Dollar Letter of Credit;

(b)          Each applicable Borrower agrees to pay:

(i)           To the Administrative Agent, for the account of each Multicurrency Revolving Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Multicurrency Letters of Credit issued for the account of such Borrower outstanding during such quarter, at a per annum rate equal to the Applicable Percentage in effect from time to time during such quarter for LIBOR Loans, on such Lender’s ratable share (based on the proportion that its Multicurrency Revolving Commitment bears to the aggregate Multicurrency Revolving Commitments, or if the Multicurrency Revolving Commitments have been terminated, based upon the proportion that its Multicurrency Revolving Credit Exposure bears to the Aggregate Multicurrency Revolving Credit Exposure) of the daily average aggregate Stated Amount of such Multicurrency Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Multicurrency Letter of Credit;

(ii)           To Wells Fargo, for its own account in its capacity as the Issuing Lender, the fronting fee required under the Wells Fargo Fee Letter to be paid to Wells Fargo with respect to each Letter of Credit issued for the account of such Borrower, in the amounts due and at the times due as required by the terms thereof; and

(iii)          To the Issuing Lender, for its own account, such commissions, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit issued for the account of such Borrower as are customarily charged from time to time by the Issuing Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Lender, but without duplication of amounts payable under Section 2.10(b)(ii).

54

2.11          Interest Periods.  Concurrently with the giving of a Notice of Borrowing of LIBOR Loans or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the applicable Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an “Interest Period”) to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the applicable Borrower, be a one, two, three or six-month period; provided, however, that:

(i)           all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

(ii)          the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)         LIBOR Loans may not be outstanding under more than ten (10) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

(iv)         if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

(v)          no Interest Period may be selected with respect to the Term Loans that would end after a scheduled date for repayment of principal of the Term Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Term Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

(vi)         a Borrower may not select any Interest Period that expires after the Maturity Date, with respect to Term Loans or Revolving Loans that are to be maintained as LIBOR Loans;

(vii)        if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

(viii)       a Borrower may not select any Interest Period (and consequently, no LIBOR Loans shall be made) if an Event of Default shall have occurred and be continuing at the time of such Notice of Borrowing or Notice of Conversion/Continuation with respect to any Borrowing.

55

2.12          Conversions and Continuations.

(a)           The applicable Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (t) Borrowings of a Class may only be continued as or converted into a Borrowing of the same Class, (u) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (v) a Borrowing of LIBOR Loans denominated in a Foreign Currency may not be converted to a Borrowing of a different Type, (w) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (x) except as otherwise provided in Section 2.16(f), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, such Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), (y) no such conversion or continuation shall be permitted with regard to any Swingline Loans, and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

(b)           A Borrower shall make each such election by giving the Administrative Agent written notice (i) not later than 12:00 noon, Charlotte, North Carolina time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into LIBOR Loans, or any continuation of LIBOR Loans denominated in Dollars, (ii) not later than 12:00 noon, Charlotte, North Carolina time, four (4) Business Days prior to the intended effective date of any continuation of LIBOR Loans denominated in a Foreign Currency, and (iii) not later than 12:00 noon, Charlotte, North Carolina time, one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans.  Each such notice (each, a “Notice of Conversion/Continuation”) shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount, Class, Currency and Type of the Loans being converted or continued.  Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each applicable Lender of the proposed conversion or continuation.  In the event that a Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any of its outstanding LIBOR Loans, such LIBOR Loans denominated in Dollars shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof) and LIBOR Loans denominated in a Foreign Currency shall be repaid upon the expiration of the then current Interest Period applicable thereto pursuant to the terms hereof.  In the event a Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, its LIBOR Loans, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.

56

2.13         Method of Payments; Computations; Apportionment of Payments.

(a)           All payments by a Borrower hereunder shall be made without setoff, counterclaim or other defense, in the applicable Currency and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment or the Administrative Agent, the Multicurrency Agent, the Issuing Lender, or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Lenders) at its Payment Office prior to 1:00 p.m., Local Time, on the date payment is due.  Any payment made as required hereinabove, but after 1:00 p.m., Local Time, shall be deemed to have been made on the next succeeding Business Day.  If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of Section 2.11(iv) are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

(b)           The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows:  (i) if the payment is received by 1:00 p.m., Local Time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender’s ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 1:00 p.m., Local Time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected).  If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender.

(c)           Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

57

(d)          All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans based on the prime commercial lending rate of the Person serving as the Administrative Agent and Multicurrency Revolving Loans or Multicurrency Swingline Loans denominated in Sterling, 365/366 days, as the case may be, or (ii) in all other instances, 360 days; and in each case under (i) and (ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

(e)          Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, all amounts collected or received by the Administrative Agent or any Lender after acceleration of the Loans pursuant to Section 8.2 shall be applied as follows:

(i)           first, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

(ii)          second, to the payment of any fees owed to the Administrative Agent hereunder or under any other Credit Document;

(iii)         third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

(iv)         fourth, to the payment of all of the Obligations consisting of accrued fees and interest (including fees incurred and interest accruing at the then applicable rate after the occurrence of a Bankruptcy Event irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding);

(v)          fifth, to the payment of the outstanding principal amount of the Obligations (including the payment of any outstanding Reimbursement Obligations and the obligation to cash collateralize Letter of Credit Exposure), and with respect to any Hedge Agreement between New ICE Parent or any of its Subsidiaries, on the one hand, and any Hedge Party, on the other hand (to the extent such Hedge Agreement is permitted hereunder), any breakage, termination or other payments due under such Hedge Agreement and any interest accrued thereon;

(vi)         sixth, to the payment of all other Obligations and other obligations that shall have become due and payable under the Credit Documents and not repaid; and

(vii)        seventh, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, and (y) all amounts shall be apportioned ratably among the Lenders (and Hedge Parties, as applicable) in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively pursuant to clauses (iii) through (vii) above.

58

2.14          Recovery of Payments.

(a)           Each Borrower agrees that to the extent such Borrower makes a payment or payments to or for the account of the Administrative Agent, the Swingline Lender, the Issuing Lender or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

(b)           If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to a Borrower, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by the Lender in question, or pursuant to applicable Requirements of Law, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount.  If any such amounts are recovered by the Administrative Agent from a Borrower, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

2.15          Pro Rata Treatment.

(a)           Except in the case of Swingline Loans, all fundings, continuations and conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments of such Class (in the case of the funding of Loans of such Class pursuant to Section 2.2) or on the basis of their respective outstanding Loans of such Class (in the case of continuations and conversions of Loans of such Class pursuant to Section 2.12, or in the event the Commitments for Loans of such Class have expired or have been terminated), as the case may be from time to time.  All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

59

(b)          If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.15 shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Swingline Loans or Letters of Credit to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.15(b) shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.  If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.15(b) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.15(b) to share in the benefits of any recovery on such secured claim.

2.16         Increased Costs; Change in Circumstances; Illegality.

(a)           If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except the Reserve Requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein, excluding costs or expenses to the extent reflected in the Reserve Requirement or the Mandatory Costs Rate;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) by an amount deemed by such Lender or such other Recipient to be material, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) by an amount deemed by such Lender, the Issuing Lender or such other Recipient to be material, or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) by an amount deemed by such Lender, the Issuing Lender or such other Recipient to be material, then, upon request of such Lender, the Issuing Lender or such other Recipient, the applicable Borrower will pay to such Lender, the Issuing Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

60

(b)           If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender or the Issuing Lender, as the case may be, to be material, then from time to time the Parent Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or the Issuing Lender (which shall be in reasonable detail) setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its respective holding company, as specified in Section 2.16(a) or Section 2.16(b), and delivered to the applicable Borrower shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)           Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the Issuing Lender, as the case may be,  notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined in good faith that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination in good faith that the rate of interest referred to in the definition of “LIBOR Rate” upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrowers and the Lenders.  Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrowers and the Lenders.

61

(f)          Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrowers.  Upon such notice, (i) each of such Lender’s then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice) and to the extent not sooner prepaid, be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrowers.

2.17         Taxes.

(a)           Issuing Lender. For purposes of this Section 2.17, the term “Lender” includes any Issuing Lender.

(b)           Payments Free of Taxes. Any and all payments by or on account of any obligation of a Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

62

(c)           Payment of Other Taxes by the Borrowers. Each Borrower (without duplication of Section 2.17(b)) shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent or such other Recipient timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by the Borrowers. Each Borrower, as applicable, shall severally indemnify each Recipient, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient (whether directly or pursuant to Section 2.17(e)) or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto.  A certificate as to the amount of such payment or liability (which shall be in reasonable detail) delivered to the Parent Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Administrative Agent and each Lender agrees to cooperate with any reasonable request made by a Borrower in respect of a claim of a refund in respect of Indemnified Taxes as to which it has been indemnified by such Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.17(d) if (i) such Borrower has agreed in writing to pay all of the Administrative Agent’s or such Lender’s reasonable out-of-pocket costs and expenses relating to such claim, (ii) the Administrative Agent or such Lender determines, in its good faith judgment, that it would not be disadvantaged, unduly burdened or prejudiced as a result of such claim and (iii) such Borrower furnishes, upon request of the Administrative Agent or such Lender, an opinion of tax counsel (such opinion and such counsel to be reasonably acceptable to the Administrative Agent or such Lender) to the effect that such Indemnified Taxes were wrongly or illegally imposed.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to a Borrower or any other Person.

(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

63

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)           Status of Lenders.

(i)          Any Lender that is entitled to an exemption from, or reduction in the rate of, the imposition, deduction or withholding of any Indemnified Taxes with respect to payments made under any Credit Document shall deliver to the Parent Borrower and the Administrative Agent, at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Administrative Agent as will permit such payments to be made without imposition, deduction or withholding of such Indemnified Taxes or at a reduced rate. In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(g) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if such Lender is not legally able to complete, execute and submit such documentation.

(ii)          Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Borrower,

(A)         any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

64

(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)           to the extent a Foreign Lender is not the beneficial owner of a payment received under any of the Credit Documents, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

65

(D)           if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)           Treatment of Certain Refunds. If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17) or that it has obtained, utilized and retained a Tax credit or relief which is attributable to such indemnity payment or additional amount, it shall pay to the indemnifying party an amount equal to such refund or the amount of such credit or relief (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund, credit or relief), net of all reasonable out-of-pocket expenses of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund, credit or relief). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay an amount in respect of such refund, credit or relief to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund,  credit or relief had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

66

(i)            U.K. Borrower Provisions.

(i)           Notwithstanding anything to the contrary set forth in this Section 2.17, the Subsidiary Borrower is not required to pay additional amounts to a Lender (other than a new Lender pursuant to a request by a Borrower under Section 2.19) pursuant to this Section 2.17 in respect of any Tax that is required by the United Kingdom to be withheld from a payment of interest on a Loan made to the Subsidiary Borrower if at the time the payment falls due (i) the relevant Lender is not a UK Qualifying Lender and that Tax would not have been required to be withheld had that Lender been a UK Qualifying Lender unless the reason that that Lender is not a UK Qualifying Lender is a change after the date on which it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement or any published practice or published concession of any relevant Governmental Authority; or (ii) the relevant Lender is a UK Treaty Lender and the Subsidiary Borrower is able to demonstrate that that Tax is required to be withheld as a result of the failure of the relevant Lender to comply with its obligations under this Section 2.17(i)(i).  Any Lender which is a Lender in respect of a Loan to the Subsidiary Borrower and which is not, or ceases to be, a UK Qualifying Lender, for whatever reason, shall promptly notify the Administrative Agent and the Subsidiary Borrower.  In relation to all payments to be made to a UK Treaty Lender by the Subsidiary Borrower, such Lender shall cooperate with the Subsidiary Borrower in completing any procedural formalities necessary for the Subsidiary Borrower to obtain authorization to make such a payment without a deduction or withholding for or on account of UK Taxes including, to the extent applicable, making and filing an appropriate application for relief under a double taxation agreement.  Nothing in this Section 2.17(i)(i) shall require a UK Treaty Lender to: (a) register under the HMRC DT Treaty Passport Scheme; or (b) apply the HMRC DT Treaty Passport Scheme to any Loan if it has so registered.

(ii)          If a UK Treaty Lender wishes the HMRC DT Treaty Passport Scheme to apply to this Agreement, it shall include an indication to that effect by including its scheme reference number and jurisdiction of tax residence opposite its name in Schedule 1.1(a) if it is a party hereto on the Closing Date or, in the case where it becomes a Lender after the Closing Date or it is a party hereto on the Closing Date and obtains a scheme reference number after the Closing Date, it shall provide written notice to that effect to the Subsidiary Borrower (including its scheme reference number and jurisdiction of tax residence in such notice) and the Subsidiary Borrower shall file a duly completed DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the Closing Date or, as applicable, promptly following receipt of such notice (and in any event no later than the date 30 days after receipt thereof); provided that in the case of a Lender party hereto on the Closing Date that does not obtain its scheme reference number until after the Closing Date, such notice shall be received by the Subsidiary Borrower prior to the date 21 days after the Closing Date and, for the avoidance of doubt, if such notice is received by the Subsidiary Borrower after the date 21 days after the Closing Date, then the parties agree that the HMRC DT Treaty Passport Scheme shall not apply to this Agreement in respect of such Lender.

(j)            Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

67

2.18          Compensation.  Each Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan to such Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation given by such Borrower, (ii) if any repayment, prepayment or conversion of any LIBOR Loan to such Borrower occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.19(a) or any acceleration of the maturity of the Loans pursuant to Section 8.2), (iii) if any prepayment of any LIBOR Loan to such Borrower is not made on any date specified in a notice of prepayment given by such Borrower or (iv) as a consequence of any other failure by such Borrower to make any payments with respect to any LIBOR Loan to such Borrower when due hereunder.  Calculation of all amounts payable to a Lender under this Section 2.18 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.18.  A certificate (which shall be in reasonable detail) showing the bases for the determinations set forth in this Section 2.18 by any Lender as to any additional amounts payable pursuant to this Section 2.18 shall be submitted by such Lender to the applicable Borrower either directly or through the Administrative Agent.  Determinations set forth in any such certificate made in good faith for purposes of this Section 2.18 of any such losses, expenses or liabilities shall be conclusive absent manifest error.

2.19         Replacement of Lenders; Mitigation of Costs.

(a)          The Parent Borrower may, at any time (other than after the occurrence and during the continuance of an Event of Default) at its sole expense and effort, require any Lender (i) that has requested compensation from a Borrower under Sections 2.16(a) or 2.16(b) or payments from a Borrower under Section 2.17, or (ii) the obligation of which to make or maintain LIBOR Loans or any funded participations in Letters of Credit not refinanced through a Borrowing of Revolving Loans has been suspended under Section 2.16(f) or (iii) that is a Defaulting Lender or a Non-Consenting Lender, in any case upon notice to such Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.16 or Section 2.17) and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)           the Administrative Agent shall have received the assignment fee specified in Section 10.6(b)(iv), which fee shall be payable by the Parent Borrower or such assignee;

(ii)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and any funded participations in Letters of Credit and Swingline Loans not refinanced through the Borrowing of Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.18) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

68

(iii)         in the case of any such assignment resulting from a request for compensation under Sections 2.16(a) or 2.16(b) or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)         in the case of an assignment of the interests, rights and obligations under this Agreement and the related Credit Documents of a Non-Consenting Lender, such assignee shall have approved (or shall approve) such consent, waiver or amendment that resulted in the Non-Consenting Lender becoming a Non-Consenting Lender; and

(v)          such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.

(b)         If any Lender requests compensation under Sections 2.16(a) or 2.16(b), or a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender gives a notice pursuant to Section 2.16(f), then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.16(a), 2.16(b) or 2.17, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.16(f), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Parent Borrower, on behalf of the Borrowers, hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

69

2.20         Letters of Credit.

(a)           Issuance.  Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the earlier of (y) the Letter of Credit Maturity Date and (z) the Termination Date, and upon request by the applicable Borrower in accordance with the provisions of Section 3.2, (i) issue for the account of New ICE Parent or any of its Subsidiaries under the Dollar Revolving Commitments one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (collectively with the Existing Letters of Credit, and, in each case, with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, the “Dollar Letters of Credit”) and (ii) issue for the account of any Borrower or any of its Subsidiaries under the Multicurrency Revolving Commitments one or more irrevocable standby letters of credit denominated in Dollars or any Foreign Currency and in a form customarily used or otherwise approved by the Issuing Lender (with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, the “Multicurrency Letters of Credit”, and collectively with the Dollar Letters of Credit, the “Letters of Credit”).  The Stated Amount of each Letter of Credit shall not be less than $100,000.00 (other than with respect to an Existing Letter of Credit).  Notwithstanding the foregoing:

(i)           No Dollar Letter of Credit shall be issued if the Stated Amount upon issuance when added to the Aggregate Dollar Revolving Credit Exposure, would exceed the aggregate Dollar Revolving Commitments at such time;

(ii)          No Multicurrency Letter of Credit shall be issued if the Stated Amount upon issuance when added to the Aggregate Multicurrency Revolving Credit Exposure, would exceed the aggregate Multicurrency Revolving Commitments at such time;

(iii)         Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, New ICE Parent or any of its Subsidiaries (other than a Borrower), such Borrower requesting such Letter of Credit shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit (and each Borrower hereby acknowledges that the issuance of Letters of Credit for the benefit of such Persons inures to the benefit of such Borrower and that such Borrower’s business derives substantial benefits from the businesses of such Persons);

(iv)         No Letter of Credit shall be issued that by its terms expires later than the Letter of Credit Maturity Date or, in any event, more than one year after its date of issuance; provided, however, that a Letter of Credit may, if requested by a Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the Letter of Credit Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

(v)          The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (A) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, (B) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Section 3.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of Section 2.20(a), (C) with respect to any Dollar Letter of Credit, any Dollar Revolving Lender is at such time a Defaulting Lender hereunder, unless the aggregate Dollar Letter of Credit Exposure of such Lender has been reallocated pursuant to Section 2.22(a)(iv) and any amount not reallocated has been cash collateralized pursuant to Section 2.22(a)(v) or the Issuing Lender has entered into other satisfactory arrangements with the Parent Borrower or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender, or (D) with respect to any Multicurrency Letter of Credit, any Multicurrency Revolving Lender is at such time a Defaulting Lender hereunder, unless the aggregate Multicurrency Letter of Credit Exposure of such Lender has been reallocated pursuant to Section 2.22(a)(iv) and any amount not reallocated has been cash collateralized pursuant to Section 2.22(a)(v) or the Issuing Lender has entered into other satisfactory arrangements with the Borrowers or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender.

70

(b)           Notices.  Whenever a Borrower desires the issuance of a Letter of Credit, such Borrower will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 12:00 noon, Charlotte, North Carolina time, three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof.  Each such notice (each, a “Letter of Credit Notice”) shall be irrevocable, shall be given in the form of Exhibit B-4 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) whether the Letter of Credit shall be a Dollar Letter of Credit or a Multicurrency Letter of Credit, (iii) the requested Stated Amount and expiry date of the Letter of Credit, and (iv) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit.  Such Borrower will also complete any application procedures and documents reasonably required by the Issuing Lender in connection with the issuance of any Letter of Credit.  Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Dollar Revolving Lender or Multicurrency Revolving Lender, as applicable.  The renewal or extension of any outstanding Letter of Credit shall, for purposes of this Section 2.20, be treated in all respects as the issuance of a new Letter of Credit.

(c)           Participations.  Immediately upon the issuance of any Dollar Letter of Credit or Multicurrency Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Dollar Revolving Lender or Multicurrency Revolving Lender, respectively, and each Dollar Revolving Lender or Multicurrency Lender, as applicable, shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under the Issuing Lender), an undivided interest and participation, pro rata (based on the proportion that its Dollar Revolving Commitment bears to the aggregate Dollar Revolving Commitments or its Multicurrency Revolving Commitment bears to the aggregate Multicurrency Revolving Commitments, as applicable, at such time, or if the Dollar Revolving Commitments or Multicurrency Revolving Commitments, as applicable, have been terminated, based on the proportion that its Dollar Revolving Commitment bears to the aggregate Dollar Revolving Commitments or its Multicurrency Revolving Commitment bears to the aggregate Multicurrency Revolving Commitments, as applicable, in each case immediately prior to the termination thereof), in such Letter of Credit, each drawing made thereunder and the obligations of the applicable Borrower under this Agreement with respect thereto and any guaranty pertaining thereto; provided, however, that the fees relating to Letters of Credit described in Sections 2.10(b)(ii) and 2.10(b)(iii) shall be payable directly to the Issuing Lender as provided therein, and the other Revolving Lenders shall have no right to receive any portion thereof.  In consideration and in furtherance of the foregoing, (i) each Dollar Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Dollar Revolving Lender’s pro rata share (determined as provided above) of each Dollar Reimbursement Obligation not reimbursed by the Parent Borrower on the date due as provided in Section 2.20(d) or through the Borrowing of Dollar Revolving Loans as provided in Section 2.20(e) (because the conditions set forth in Section 3.2 cannot be satisfied, or for any other reason), or of any reimbursement payment required to be refunded to the Parent Borrower for any reason, and (ii) each Multicurrency Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Multicurrency Revolving Lender’s pro rata share (determined as provided above) of each Multicurrency Reimbursement Obligation not reimbursed by the applicable Borrower on the date due as provided in Section 2.20(d) or, with respect to a Multicurrency Letter of Credit denominated in Dollars, through the Borrowing of Multicurrency Revolving Loans as provided in Section 2.20(e) (because the conditions set forth in Section 3.2 cannot be satisfied, or for any other reason), or of any reimbursement payment required to be refunded to a Borrower for any reason.  Upon any change in the Commitments of any of the Revolving Lenders, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the applicable participations pursuant to this Section 2.20(c) to reflect the new pro rata shares of the assigning Revolving Lender and the assignee.  Each Lender’s obligation to make payment to the Issuing Lender pursuant to this Section 2.20(c) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the termination of the Dollar Revolving Commitments or Multicurrency Revolving Commitments or the existence of any Default or Event of Default, and each such payment shall be made without any offset, abatement, reduction or withholding whatsoever.

71

(d)           Reimbursement.  Each Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit issued for the account of such Borrower or its Subsidiaries (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow with respect to a Dollar Letter of Credit , a “Dollar Reimbursement Obligation”, and with respect to a Multicurrency Letter of Credit, a “Multicurrency Reimbursement Obligation”, each a “Reimbursement Obligation”) immediately upon, and in any event on the same Business Day as, the making of such payment by the Issuing Lender (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Dollar Revolving Loans or Multicurrency Revolving Loans, as applicable, made on the date of such payment by the Issuing Lender, as set forth more completely in Section 2.20(e)), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 2:00 p.m., Charlotte, North Carolina time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, (i) at the Adjusted Base Rate as in effect from time to time during such period with respect to Dollar Letters of Credit and Multicurrency Letters of Credit denominated in Dollars, and (ii) at the Adjusted LIBOR Market Index Rate with respect to Multicurrency Letters of Credit denominated in any Foreign Currency, in each case, with such interest also to be payable on demand.  The Issuing Lender will provide the Administrative Agent and the applicable Borrower with prompt notice of any payment or disbursement made or to be made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect such Borrower’s obligations under this Section 2.20(d) or any other provision of this Agreement.  The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section 2.20(d).

72

(e)           Payment by Revolving Loans.  In the event that the Issuing Lender makes any payment under any Dollar Letter of Credit or Multicurrency Letter of Credit denominated in Dollars and the applicable Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to Section 2.20(d), and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Section 2.20(i) shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify (i) each Dollar Revolving Lender, with respect to any such Dollar Letter of Credit, or (ii) each Multicurrency Revolving Lender, with respect to any such Multicurrency Letter of Credit, of such failure.  If the Administrative Agent gives such notice prior to 12:00 noon, Charlotte, North Carolina time, on any Business Day, each Dollar Revolving Lender or Multicurrency Revolving Lender, as applicable, will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Dollar Revolving Commitments represented by such Lender’s Dollar Revolving Commitment or the percentage of the aggregate Multicurrency Revolving Commitments represented by such Lender’s Multicurrency Revolving Commitment, as applicable) of the amount of such payment on such Business Day in immediately available funds.  If the Administrative Agent gives such notice after 12:00 noon, Charlotte, North Carolina time, on any Business Day, each such Dollar Revolving Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day.  If and to the extent any Revolving Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent as set forth above, such Revolving Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent.  The failure of any Revolving Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Revolving Lender’s pro rata share of any such payment.  Each such payment by a Revolving Lender under this Section 2.20(e) of its pro rata share of an amount paid by the Issuing Lender shall constitute a Dollar Revolving Loan or Multicurrency Revolving Loan, as applicable, by such Revolving Lender (the applicable Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Dollar Revolving Commitments or aggregate Unutilized Multicurrency Revolving Commitments, as applicable, immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the applicable Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.  Each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.20(e) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the failure of the amount of such Borrowing of Revolving Loans to meet the minimum Borrowing amount specified in Section 2.2(b); provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.20(e) is subject to the conditions set forth in Section 3.2 (other than delivery by the applicable Borrower of a Notice of Borrowing).

73

(f)           Payment to Revolving Lenders.  Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Dollar Revolving Lenders or the Multicurrency Revolving Lenders pursuant to Section 2.20(e), the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Dollar Revolving Lender or Multicurrency Revolving Lender, as applicable, that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Dollar Revolving Lender’s or Multicurrency Revolving Lender’s, as applicable, ratable share (based on the proportionate amount funded by such Dollar Revolving Lender to the aggregate amount funded by all Dollar Revolving Lenders or the proportionate amount funded by such Multicurrency Revolving Lender to the aggregate amount funded by all Multicurrency Revolving Lenders, as applicable) of such Reimbursement Obligation.

(g)           Existing Letters of Credit.  The Parent Borrower and the Lenders agree that, on and as of the Closing Date, each Existing Letter of Credit issued for the account of the Parent Borrower or any of its Subsidiaries will be deemed continued for the account of such Person under this Agreement as a Dollar Letter of Credit issued pursuant to this Section 2.19.

(h)           Obligations Absolute.  The Reimbursement Obligations of each Borrower shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

(i)           Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

(ii)          Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not such Borrower has notice or knowledge thereof;

(iii)         The existence of any claim, setoff, defense or other right that such Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between such Borrower and the beneficiary named in any such Letter of Credit);

74

(iv)         Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

(v)          Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

(vi)         The exchange, release, surrender or impairment of any collateral or other security for the Obligations;

(vii)        The occurrence of any Default or Event of Default; or

(viii)       Any other circumstance or event whatsoever, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or any guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrowers and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrowers or any Lender.  It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender’s gross negligence or willful misconduct, (i) the Issuing Lender’s acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

75

(i)           Cash Collateral Account.  At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction or with the consent of (i) with respect to any Dollar Letter of Credit, the Required Dollar Revolving Lenders, or (ii) with respect to any Multicurrency Letter of Credit, the Required Multicurrency Revolving Lenders, shall, require the Parent Borrower (on behalf of itself or the Subsidiary Borrower, as applicable) to deliver to the Administrative Agent such additional amount of cash as is equal to 100% of the aggregate Stated Amount of all Letters of Credit at any time outstanding for the account of a Borrower or its Subsidiaries (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under Section 2.7(c), the Administrative Agent will retain such amount as may then be required to be retained, such amounts to be held by the Administrative Agent in a cash collateral account (the “Cash Collateral Account”).  The Parent Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, the Dollar Revolving Lenders and the Multicurrency Revolving Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the applicable Borrower’s Reimbursement Obligations as and when the same shall arise.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Parent Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest.  Interest and profits, if any, on such investments shall accumulate in such account.  In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor.  Any amounts remaining in the Cash Collateral Account (including interest) after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Parent Borrower or the Subsidiary Borrower, as applicable, to be applied against the Obligations of the Borrowers in such order and manner as the Administrative Agent may direct.  If the Parent Borrower is required to provide cash collateral pursuant to Section 2.7(c), such amount (including interest), to the extent not applied as aforesaid, shall be returned to the Parent Borrower on demand, provided that after giving effect to such return (i) the Aggregate Dollar Revolving Credit Exposure would not exceed the aggregate Dollar Revolving Commitments at such time, (ii) the Aggregate Multicurrency Revolving Credit Exposure would not exceed the aggregate Multicurrency Revolving Commitments at such time, and (ii) no Default or Event of Default shall have occurred and be continuing at such time.  If the Parent Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower within three Business Days after all Events of Default have been waived.

(j)           The Issuing Lender.  The Issuing Lender shall act on behalf of the Dollar Revolving Lenders with respect to any Dollar Letters of Credit issued by it and the documents associated therewith and shall act on behalf of the Multicurrency Revolving Lenders with respect to any Multicurrency Letters of Credit issued by it and the documents associated therewith, and, in each case, the Issuing Lender shall have all of the rights, benefits and immunities (a) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by it in connection with Letters of Credit issued by it or proposed to be issued by it and any documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided herein with respect to the Issuing Lender.

76

(k)            Effectiveness.  Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of each Borrower under this Section 2.20 shall remain in full force and effect until the Issuing Lender, the Dollar Revolving Lenders and the Multicurrency Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

2.21          Increase in Commitments.

(a)           From time to time on and after the Closing Date and prior to the Termination Date, the Parent Borrower may, upon at least 30 days’ notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Revolving Commitments of any Class by an amount which (i) is not less than $100,000,000 or, if greater, an integral multiple of $10,000,000 in excess thereof, with respect to any such request and (ii) when aggregated with all prior and concurrent increases in the Revolving Commitments of all Classes pursuant to this Section 2.21, is not in excess of $400,000,000.  The Parent Borrower may increase the aggregate amount of the Revolving Commitments by (x) having another lender or lenders (each, an “Additional Lender”) become party to this Agreement, (y) agreeing with any Lender (with the consent of such Lender in its sole discretion) to increase its Revolving Commitment hereunder (each, an “Increasing Lender”) or (z) a combination of the procedures described in clauses (x) and (y) of this sentence; provided that no Lender shall be obligated to increase its Revolving Commitment without its consent.

(b)           Any increase in the Revolving Commitments pursuant to this Section 2.21 shall be subject to satisfaction of the following conditions:

 (i)          Each Borrower shall deliver to the Administrative Agent a certificate dated as of the applicable increase date signed by an Authorized Officer of such Borrower certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase;

 (ii)         Each of the representations and warranties contained in Article IV qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case on and as of such date of increase with the same effect as if made on and as of such date, both immediately before and after giving effect to such increase (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

 (iii)        At the time of such increase, no Default or Event of Default shall have occurred and be continuing or would result from such increase.

77

(c)          Upon any increase in the amount of the Revolving Commitments pursuant to this Section 2.21 (each, an “Additional Commitment”):

(i)          Each Additional Lender or Increasing Lender shall enter into a Joinder Agreement pursuant to which such Additional Lender and/or Increasing Lender shall, as of the effective date of such increase, undertake an Additional Commitment (or, in the case of an Increasing Lender, pursuant to which such Increasing Lender’s Revolving Commitment shall be increased in the agreed amount on such date) and such Additional Lender shall thereupon become (or, if an Increasing Lender, continue to be) a “Lender” for all purposes hereof.

(ii)         Each Borrower shall, as applicable, in coordination with the Administrative Agent, repay all outstanding Loans of the affected Class and incur additional Loans of the affected Class from other Lenders of such Class in each case so that the Lenders participate in each Borrowing of such Class pro rata on the basis of their respective Revolving Commitments of such Class (after giving effect to any increase in the Revolving Commitments pursuant to this Section 2.21) and amounts payable under Section 2.18 as a result of the actions required to be taken under this Section 2.21 shall be paid in full by the applicable Borrower or Borrowers; and

(iii)        If any such Additional Lender is a Foreign Lender, such Additional Lender shall deliver the forms required by Section 2.17.

2.22         Defaulting Lenders.

(a)           Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.5.

(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 8.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

(A)           first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(B)           second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or the Swingline Lender hereunder;

(C)           third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.23;

78

(D)          fourth, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

(E)           fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.23;

(F)          sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(G)          seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(H)         eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans or obligations in respect of Letters of Credit which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and obligations in respect of Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or obligations in respect of Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Reimbursement Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Class without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.

(A)        No Defaulting Lender shall be entitled to receive any commitment fee payable pursuant to Section 2.10(a)(ii) or 2.10(a)(iii) for any period during which that Lender is a Defaulting Lender (and the Parent Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

79

(B)           Each Defaulting Lender shall be entitled to receive the letter of credit fee pursuant to Sections 2.10(a)(iv) and 2.10(b)(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.23.

(C)           With respect to any letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Parent Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s Letter of Credit Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)          Reallocation of Participations to Reduce Fronting Exposure. (A) If such Defaulting Lender is a Dollar Revolving Lender, all or any part of such Defaulting Lender’s unfunded Dollar Letter of Credit Exposure and Dollar Swingline Exposure shall be reallocated among the Non-Defaulting Lenders that are Dollar Revolving Lenders in accordance with their respective ratable share of the Dollar Revolving Commitments (calculated without regard to such Defaulting Lender’s Dollar Revolving Commitment) but only to the extent that (x) the conditions set forth in Sections 3.2(b) and 3.2(c) are satisfied at the time of such reallocation as if such reallocation were the making of Dollar Revolving Loans or the issuance of a Dollar Letter of Credit (and, unless the Parent Borrower shall have otherwise notified the Administrative Agent at such time, the Parent Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Dollar Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Dollar Revolving Commitment, and (B) if such Defaulting Lender is a Multicurrency Lender, all or any part of such Defaulting Lender’s unfunded Multicurrency Letter of Credit Exposure and Multicurrency Swingline Exposure shall be reallocated among the Non-Defaulting Lenders that are Multicurrency Revolving Lenders in accordance with their respective ratable share of the Multicurrency Revolving Commitments (calculated without regard to such Defaulting Lender’s Multicurrency Revolving Commitment) but only to the extent that (x) the conditions set forth in Sections 3.2(b) and 3.2(c) are satisfied at the time of such reallocation as if such reallocation were the making of Multicurrency Revolving Loans or the issuance of a Multicurrency Letter of Credit (and, unless the applicable Borrower shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Multicurrency Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Multicurrency Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

80

(v)           Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected (x) first, the applicable Borrower shall prepay Dollar Swingline Loans or Multicurrency Swingline Loans, as the case may be, in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, the Parent Borrower (on behalf of itself or the Subsidiary Borrower, as applicable) shall Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.23, in each case within one Business Day following the written request of the Administrative Agent and without prejudice to any right or remedy available to the applicable Borrower hereunder or under law.

(b)           Defaulting Lender Cure.  If the Parent Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments of the applicable Class (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender; and provided further that such Lender shall be obligated to reimburse the other Lenders for any breakage expenses of the type described in Section 2.19 arising as a result of the foregoing.

(c)           New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.23         Cash Collateral.

(a)           Generally.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent), the Parent Borrower shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than such Fronting Exposure.

81

(b)           Grant of Security Interest.  Each of the Parent Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of obligations in respect of Letters of Credit, to be applied pursuant to Section 2.23(c) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Fronting Exposure of the Issuing Lender, the Parent Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the applicable Defaulting Lender).

(c)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.23 or Section 2.22 in respect of Letters of Credit shall be applied to the satisfaction of the applicable Defaulting Lender’s obligation to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)           Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.23 following (i) the elimination of such Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.22, the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.24         Additional Reserve Costs.

(a)           If and for so long as any Multicurrency Revolving Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Multicurrency Revolving Lender’s LIBOR Loans in any Foreign Currency, such Multicurrency Revolving Lender may require a Borrower to pay, contemporaneously with each payment of interest on each of such LIBOR Loans, additional interest on such LIBOR Loan at a rate per annum equal to the “Mandatory Costs Rate” calculated in accordance with the formula and in the manner set forth in Schedule 1.1(c) hereto (the “Mandatory Costs Rate”).

(b)          If and for so long as any Multicurrency Revolving Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Reserve Requirement or the Mandatory Costs Rate) in respect of any of such Multicurrency Revolving Lender’s LIBOR Loans in any Foreign Currency, such Multicurrency Revolving Lender may require a Borrower to pay, contemporaneously with each payment of interest on each of such Multicurrency Revolving Lender’s LIBOR Loans subject to such requirements, additional interest on such LIBOR Loan at a rate per annum specified by such Multicurrency Revolving Lender to be the cost to such Multicurrency Revolving Lender of complying with such requirements in relation to such LIBOR Loan.

82

(c)          Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Multicurrency Revolving Lender, which determination shall be conclusive absent manifest error, and notified to the applicable Borrower (with a copy to the Administrative Agent) in reasonable detail at least five Business Days before each date on which interest is payable for the relevant Multicurrency Revolving Loan, and such additional interest so notified to the applicable Borrower by such Multicurrency Revolving Lender shall be payable to the Administrative Agent for the account of such Multicurrency Revolving Lender on each date on which interest is payable for such Multicurrency Revolving Loan.

ARTICLE III

CONDITIONS OF BORROWING

3.1           Conditions of Initial Borrowing.  The Closing Date shall occur upon the satisfaction of the following conditions precedent:

(a)          The Administrative Agent shall have received the following, each of which shall be originals or telecopies or in an electronic format acceptable to the Administrative Agent (followed promptly by originals) unless otherwise specified, each properly executed by a Authorized Officer of the applicable Borrower, each dated as of the Closing Date and in such number of copies as the Administrative Agent shall have reasonably requested (or, in the case of certificates of governmental officials, a recent date prior to the Closing Date) and each in a form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)           executed counterparts of this Agreement;

(ii)          to the extent requested by any Lender in accordance with Section 2.5(d), a Note or Notes for such Lender, in each case duly completed in accordance with the provisions of Section 2.5(d) and executed by each applicable Borrower;

(iii)         if any LIBOR Loans are to be borrowed prior to the 3rd Business Day after the Closing Date by a Borrower, the Administrative Agent shall have received, 3 Business Days prior to the date such LIBOR Loans are to be borrowed, a pre-funding LIBOR indemnity letter from such Borrower and a completed Notice of Borrowing;

83

(iv)         a certificate, signed by a Responsible Officer of the Parent Borrower, certifying that (i) all representations and warranties of the Borrowers contained in this Agreement and the other Credit Documents qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case as of the Closing Date, both immediately before and after giving effect to the transactions contemplated hereby (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the transactions contemplated hereby, (iii) both immediately before and after giving effect to the transactions contemplated hereby, ~~(iii) both immediately before and after giving effect to the transactions contemplated hereby,~~ no Material Adverse Effect has occurred since December 31, 2010, and there exists no event, condition or state of facts that would reasonably be expected to result in a Material Adverse Effect, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section 3.1 and in Section 3.2 have been satisfied or waived as required hereunder;

(v)          (A) a certificate of the secretary or an assistant secretary of the Parent Borrower as of the Closing Date, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Borrower, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such Borrower, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Borrower, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above; and (B) a certificate of a director of the Subsidiary Borrower dated as of the Closing Date certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation and any certificate of incorporation on change of name and the articles of association of the Subsidiary Borrower, and that no amendments or other changes to such certificates or articles of association has been made as of the Closing Date (except as indicated therein); (ii) that attached thereto is a true and complete copy of the resolutions passed by the board of directors of the Subsidiary Borrower resolving that it execute, deliver and perform this Agreement and the other Credit Documents to which the Subsidiary Borrower is party and authorizing a specified person or persons to execute such Credit Documents and sign and/or dispatch all documents and notices to be signed or dispatched thereunder; (iii) that attached thereto is a specimen of the signature of each person authorized by the resolutions referred to in paragraph (ii) above in relation to the Credit Documents and related documents and notices and (iv) confirming that borrowing under the Dollar Revolving Commitments and the Multicurrency Revolving Commitments, would not cause any borrowing or similar limit binding on the Subsidiary Borrower to be exceeded; and attaching copies of all the documents referred to in paragraphs (i), (ii) and (iii) above;

(vi)         a certificate as of a recent date of the good standing of the Parent Borrower as of the Closing Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction;

84

(vii)        the favorable opinions of (A) Nelson Mullins Riley & Scarborough, LLP, special counsel to the Parent Borrower and its Subsidiaries, (B) Shearman & Sterling (London) LLP, foreign local counsel to the Subsidiary Borrower, and (C) in-house counsel to the Parent Borrower and its Subsidiaries, addressing such matters as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and

(viii)       a Financial Conditions Certificate executed by the chief financial officer of the Parent Borrower containing the copies of the financial statements referred to in Section 4.11, attaching copies of the Projections and confirming that, as of the Closing Date, after giving effect to the consummation of the transactions contemplated hereby, the Parent Borrower and its Subsidiaries on a consolidated basis are solvent.

(b)          All approvals, permits and consents of any Governmental Authorities, any Self-Regulatory Organizations, or other Persons required in connection the consummation of any of the transactions contemplated hereby shall have been obtained, without the imposition of conditions that are materially adverse to the Administrative Agent or the Lenders; all applicable waiting periods shall have expired without any adverse action being taken or threatened by any Governmental Authority or Self-Regulatory Organization having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority or any Self-Regulatory Organization, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or to impose materially adverse conditions upon, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or that would reasonably be expected to have a Material Adverse Effect.

(c)          All principal, interest and other amounts outstanding under the Parent Borrower’s (i) Credit Agreement, dated as of January 12, 2007, as amended by the First Amendment dated as of August 24, 2007 and the Second Amendment dated as of June 13, 2008, as amended and restated by the Amended and Restated Credit Agreement dated as of April 9, 2009, and as amended by the First Amendment to Amended and Restated Credit Agreement dated as of March 31, 2010, providing for $175.0 million of term loans, (ii) Credit Agreement, dated as of April 9, 2009, as amended by the First Amendment dated as of March 31, 2010, providing for $200.0 million in term loans, (iii) Credit Agreement, dated as of March 31, 2010, providing for $725.0 million of revolving loans, as amended by the First Amendment to Credit Agreement, dated as of August 26, 2010 and (iv) Credit Agreement, dated as of August 26, 2010, providing for $400.0 million in term loans (collectively, (i)-(iv), in each case as amended by the Omnibus Amendment Agreement, dated as of April 19, 2011, the “Terminating Credit Facilities”) shall be paid in full, all commitments to extend credit under the agreements and instruments relating to the Terminating Credit Facilities, all letters of credit issued thereunder shall be terminated or cancelled (or deemed issued hereunder) and all guarantees relating thereto shall be terminated; and the Administrative Agent shall have received evidence of the foregoing satisfactory to it of such terminations.

(d)          Since December 31, 2010, both immediately before and after giving effect to the transactions contemplated hereby, there shall not have occurred (i) a Material Adverse Effect or (ii) any event, condition or state of facts that would reasonably be expected to have a Material Adverse Effect.

85

(e)           The Borrowers shall have paid (i) to the Arrangers, the fees required under the Joint Fee Letter to be paid to them on the Closing Date, in the amounts due and payable on the Closing Date as required by the terms thereof, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Wells Fargo Fee Letter, and (iii) all other fees and reasonable expenses of the Arrangers, the Administrative Agent and the Lenders required to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement and the other Credit Documents.

(f)            The Administrative Agent shall have received a Compliance Certificate, dated as of the Closing Date, calculating the Total Leverage Ratio on the Closing Date on a Pro Forma Basis as of the fiscal quarter most recently ended, after giving effect to the making of the Loans to be made hereunder on the Closing Date, the issuance of the Senior Notes on the Closing Date and the repayment of the Terminating Credit Facilities.

(g)           The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of each Borrower, including wire transfer information, directing the payment of the proceeds of any Loans made hereunder.

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

3.2            Conditions of All Borrowings.  The obligation of each Lender to make any Loans hereunder (excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section 2.2(e) or for the purpose of paying unpaid Reimbursement Obligations pursuant to Section 2.20(e)), and the obligation of the Issuing Lender to issue, extend, increase or renew any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

(a)           The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b), or (together with the Swingline Lender) a Notice of Swingline Borrowing in accordance with Section 2.2(d) or (together with the Issuing Lender) a Letter of Credit Notice in accordance with Section 2.20(b), as applicable;

(b)           Each of the representations and warranties of the Borrowers contained in Article IV (except the representation set forth in Section 4.10 with respect to clauses (i) and (ii) of the definition of “Material Adverse Effect” only) and in the other Credit Documents qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case on and as of such Borrowing Date (including the Closing Date, in the case of the any Loans made on the Closing Date hereunder) or such date of issuance, extension, increase or renewal of a Letter of Credit with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued, extended, increased or renewed on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

86

(c)          No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued, extended, increased or renewed on such date.

Each giving of a Notice of Borrowing, a Notice of Swingline Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance, extension, increase or renewal of a Letter of Credit, shall be deemed to constitute a representation by the Borrowers that the statements contained in Sections 3.2(b) and 3.2(c) are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance, extension, increase or renewal.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Issuing Lender and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby and the Issuing Lender to issue Letters of Credit, each of the Borrowers and New ICE Parent represents and warrants to the Administrative Agent and the Lenders as follows:

4.1           Corporate Organization and Power.  Each of the Borrowers and the Guarantors (i) is a corporation or limited company duly organized or formed, validly existing and (in the case of New ICE Parent or any Domestic Subsidiary) is in good standing under the laws of the jurisdiction of its incorporation (which jurisdictions, as of the Closing Date, are set forth on Schedule 4.1), (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation or limited company and (in the case of New ICE Parent or any Domestic Subsidiary) is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.2           Authorization; Enforceability.  Each of the Borrowers and the Guarantors has taken all necessary corporate or limited company action to execute, deliver and perform each of the Credit Documents to which it is a party, and has (or on any later date of execution and delivery will have) validly executed and delivered each of the Credit Documents to which it is a party.  This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each Borrower that is a party hereto or thereto, enforceable against it in accordance with its terms, subject, in the case of the Subsidiary Borrower, to Legal Reservations and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

87

4.3           No Violation.  The execution, delivery and performance by each of the Borrowers and the Guarantors of each of the Credit Documents to which it is a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or formation, its bylaws or operating agreement, or other applicable formation or organizational documents, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv)  result in or require the creation or imposition of any Lien, other than a Permitted Lien, upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.4           Governmental and Third-Party Authorization; Permits.  No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority, Self-Regulatory Organization, or other Person is required as a condition to or otherwise in connection with the due execution, delivery and performance by any of the Borrowers or the Guarantors of this Agreement or any of the other Credit Documents to which it is a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been made or obtained and that are in full force and effect, which consents, authorizations and filings are listed on Schedule 4.4, and (ii) consents and filings the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  New ICE Parent and each Subsidiary thereof is in good standing with respect to, or has maintained in effect, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.5           Litigation.  Except as set forth on Schedule 4.5, there are no actions, investigations, suits or proceedings pending or, to the knowledge of a Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, Self-Regulatory Organization, arbitrator or other Person, (i) against or affecting New ICE Parent or any Subsidiary thereof or any of their respective properties that, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Credit Documents or any of the other transactions contemplated hereby or thereby.

4.6           Taxes.  Each of New ICE Parent and its Subsidiaries has timely filed all material federal, state, local and foreign tax returns and reports required to be filed by it and has paid, prior to the date on which penalties would attach thereto or a Lien would attach to any of its properties if unpaid, all material taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are not yet delinquent, or are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP (or, in the case of the Subsidiary Borrower or the other Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization).  Such returns accurately reflect in all material respects all liability for taxes of New ICE Parent and its Subsidiaries for the periods covered thereby.  As of the Closing Date, there is no ongoing audit or examination or, to the knowledge of a Borrower, other investigation by any Governmental Authority of the tax liability of any of the Parent Borrower or its Subsidiaries, and there is no material unresolved claim by any Governmental Authority concerning the tax liability of the Parent Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than unsecured claims for which adequate reserves have been established in accordance with GAAP (or, in the case of the Subsidiary Borrower or the other Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization).  As of the Closing Date, neither the Parent Borrower nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes, except for any waiver or extension that would not reasonably be expected to result in a Material Adverse Effect.

88

4.7           Subsidiaries.  Schedule 4.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Parent Borrower and as to each such Subsidiary, the percentage ownership (direct and indirect) of the Parent Borrower in each class of its Capital Stock and each direct owner thereof.

4.8           Full Disclosure.  All factual information heretofore, contemporaneously or hereafter furnished in writing to the Administrative Agent, any Arranger or any Lender by or on behalf of New ICE Parent or any Subsidiary thereof pursuant to this Agreement or the other Credit Documents is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, taken as a whole, not misleading; provided that, with respect to projections, budgets and other estimates, except as specifically represented in Section 4.11(b), each of the Borrowers and New ICE Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  As of the Closing Date, there is no fact known to a Borrower or any Subsidiary of a Borrower that has, or would reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the consolidated financial statements of the Parent Borrower and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by a Borrower to the Administrative Agent and/or the Lenders.

4.9           Margin Regulations.  Neither New ICE Parent nor any Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.  No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose, in each case that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

4.10         No Material Adverse Effect.  There has been no Material Adverse Effect since December 31, 2010 and there exists no event, condition or state of facts that would reasonably be expected to result in a Material Adverse Effect.

89

4.11          Financial Matters.

(a)           The Parent Borrower has heretofore furnished to the Administrative Agent copies of the audited consolidated balance sheets of the Parent Borrower and its Subsidiaries, for the 2010, 2009 and 2008 fiscal years, in each case with the related statements of income, stockholders’ equity, comprehensive income and cash flows for the fiscal years then ended, together with the opinions of Ernst & Young LLP thereon.  Such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial condition of the Parent Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the results of operations of the Parent Borrower and its Subsidiaries on a consolidated basis for the respective periods then ended.  Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Parent Borrower and its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that are required in accordance with GAAP to be reflected in such financial statements and that are not so reflected.

(b)           The Parent Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, projected consolidated balance sheets and statements of income and cash flows of the Parent Borrower and its Subsidiaries prepared on an annual basis through the end of fiscal year 2016, giving effect to the initial extensions of credit made under this Agreement, the payment of transaction fees and expenses related to the foregoing and the consummation of the other transactions contemplated hereby (the “Projections”).  In the good faith opinion of the Financial Officers of the Parent Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof.  The Projections have been prepared in good faith by the Financial Officers of the Parent Borrower, and are believed by the Parent Borrower to be complete and to represent a reasonable estimate of the future performance and financial condition of the Parent Borrower and its Subsidiaries, it being understood that the Projections are subject to significant uncertainties, contingencies and approximations inherent in any projections, many of which are beyond the Parent Borrower’s control, that no assurance can be given that the Projections will be realized, and that actual results may differ from the Projections and such difference may be material.

(c)           After giving effect to the consummation of the transactions contemplated hereby, each Borrower (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, which are (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured in their ordinary course), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature in their ordinary course.

(d)           Since December 31, 2010, there has not been an occurrence of a “material weakness” (as defined in statement on Auditing Standards No. 60) in, or fraud that involves management or other employees who have a significant role in, New ICE Parent’s or the Parent Borrower’s internal controls over financial reporting, in each case as described in Section 404 of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and the accounting and auditing principles, rules, standards and practices promulgated or approved with respect thereto, in each case that would reasonably be expected to have a Material Adverse Effect.

90

(e)            Neither (i) the board of directors of New ICE Parent or the Parent Borrower, any committee thereof or any Responsible Officer of New ICE Parent or the Parent Borrower has concluded that any financial statement previously furnished to the Administrative Agent for use in connection with the transactions contemplated by this Agreement or otherwise required to be delivered to the Administrative Agent or the Lenders by the express terms of this Agreement should no longer be relied upon because of an error, nor (ii) has New ICE Parent or the Parent Borrower been advised by its auditors that a previously issued audit report or interim review cannot be relied on.

4.12          Ownership of Properties.  Each of New ICE Parent and its Subsidiaries (i) has good and marketable title to all material real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, and (iii) has good title to all of its other material properties and assets reflected in the most recent financial statements referred to in Section 4.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all Liens other than Permitted Liens.

4.13          ERISA; Non-U.S. Pension Plans.

(a)           New ICE Parent and its ERISA Affiliates is in compliance with the applicable provisions of ERISA, and each Plan is and has been administered in compliance with all applicable Requirements of Law, including the applicable provisions of ERISA and the Code, in each case except where the failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  No ERISA Event (i) has occurred within the five (5) year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of a Borrower, is reasonably expected to occur with respect to any Plan.  No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither New ICE Parent nor any of its ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(b)           Neither New ICE Parent nor any of its ERISA Affiliates has any outstanding liability on account of a complete or partial withdrawal from any Multiemployer Plan, and neither New ICE Parent nor any of its ERISA Affiliates would become subject to any liability under ERISA if New ICE Parent or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date.  No Multiemployer Plan is in “reorganization” or is “insolvent” within the meaning of such terms under ERISA.

91

(c)           Each Non−U.S. Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance would not reasonably be expected to result in a Material Adverse Effect.  With respect to each Non−U.S. Pension Plan, none of New ICE Parent, the Parent Borrower, their respective Affiliates or any of their directors, officers, employees or agents has engaged in a transaction, or other act or omission (including entering into this Agreement and any act done or to be done in connection with this Agreement), that has subjected, or would reasonably be expected to subject, New ICE Parent or any of its Subsidiaries, directly or indirectly, to any penalty (including any tax or civil penalty), fine, claim or other liability (including any liability under a contribution notice or financial support direction (as those terms are defined in the United Kingdom Pensions Act 2004), or any liability or amount payable under section 75 or 75A of the United Kingdom Pensions Act 1995), that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and there are no facts or circumstances which may give rise to any such penalty, fine, claim, or other liability.  With respect to each Non−U.S. Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Non−U.S. Pension Plan is maintained.  The aggregate unfunded liabilities with respect to such Non−U.S. Pension Plans would not reasonably be expected to result in a Material Adverse Effect before the date that, in relation to a Non−U.S. Pension Plan, (i) the entire debt is triggered under Section 75 of the United Kingdom Pensions Act 1995 or (ii) a contribution notice or financial support direction is issued in respect of such debt.  There are no actions, suits or claims (other than routine claims for benefits) pending against or, to the knowledge of New ICE Parent or any Borrower, threatened against New ICE Parent or any of its Subsidiaries with respect to any Non−U.S. Pension Plan which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

4.14          Environmental Matters.  Except as set forth on Schedule 4.14, neither New ICE Parent nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims, and to the knowledge of a Borrower, there are no threatened Environmental Claims, nor any basis therefor, which in any such case would reasonably be expected to result in a Material Adverse Effect.

4.15         Compliance with Laws.  Each of New ICE Parent and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, including the applicable rules of any Self-Regulatory Organization, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.16         Intellectual Property.  Each of New ICE Parent and its Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary for it to conduct its business as currently conducted.  No claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does New ICE Parent or any Borrower know of any such claim, and to the knowledge of New ICE Parent and the Borrowers, the use of such Intellectual Property by New ICE Parent or any Subsidiary thereof does not infringe on the known rights of any Person, except for such claims and infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.17         Regulated Industries.  No Borrower is an “investment company,” a company “controlled” by an “investment company,” or an “investment advisor,” within the meaning of the Investment Company Act of 1940.

92

4.18         Insurance.  The assets, properties and business of New ICE Parent and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

4.19         Material Contracts.  Schedule 4.19 lists, as of the Closing Date, each “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act) to which the Parent Borrower or any of its Subsidiaries is a party, by which the Parent Borrower or any of its Subsidiaries or its properties is bound or to which the Parent Borrower or any of its Subsidiaries is subject (collectively, “Material Contracts”), and also indicates the parties thereto.  As of the Closing Date, (i) each Material Contract is in full force and effect and is enforceable by each of the Parent Borrower and its Subsidiaries that is a party thereto in accordance with its terms, subject, in the case of the Subsidiary Borrower, to the Legal Reservations, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general or equitable principles or by principles of good faith and fair dealing, except where the failure to be in such full force and effect would not reasonably be expected to have a Material Adverse Effect, and (ii) neither the Parent Borrower nor any of its Subsidiaries or, to the knowledge of a Borrower, any other party thereto is in breach of or default under any Material Contract or has given notice of termination or cancellation of any Material Contract, except where such breach or default or termination or cancellation would not reasonably be expected to have a Material Adverse Effect.

4.20         Certain Restrictions.  No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction or any agreement restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to New ICE Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary except for such restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law, and (iii) any documentation evidencing or relating to (x) Indebtedness permitted to be incurred by the Parent Borrower or any of its Subsidiaries under this Agreement or (y) other transactions permitted under this Agreement; provided, in each case, that such restrictions and encumbrances are no more restrictive than those set forth in this Agreement.

4.21         OFAC; Anti-Terrorism Laws.

(a)           Neither New ICE Parent nor any Affiliate thereof (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(b)          Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto.  New ICE Parent and each Subsidiary thereof is in compliance in all material respects with the PATRIOT Act.

93

4.22         Legal Form.  All material authorizations, consents, approvals, resolutions, licenses, exemptions, filings or registrations required to make the Credit Documents to which the Subsidiary Borrower is party admissible in evidence in England and Wales have been obtained or effected and are in full force and effect.  All material requirements of English law that the Credit Documents to which the Subsidiary Borrower is a party be filed, recorded or enrolled with any court or other authority in England and Wales have been complied with and no material stamp, registration, notarial or similar Indemnified Taxes or Other Taxes are required to be paid on or in relation to such Credit Documents or the transactions contemplated by such Credit Documents or as referred to in any legal opinions delivered pursuant to the Credit Documents.

ARTICLE V

AFFIRMATIVE COVENANTS

Each of the Borrowers and New ICE Parent covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

5.1           Financial Statements.  The Parent Borrower will deliver to the Administrative Agent on behalf of the Lenders:

(a)          As soon as available and in any event within forty-five (45) days (or, if earlier and if applicable to New ICE Parent, the quarterly report deadline under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the first fiscal quarter of fiscal year 2012, unaudited consolidated balance sheets of New ICE Parent and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income, cash flows and stockholders’ equity for New ICE Parent and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year together with comparative budgeted figures for the fiscal period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; provided that (i) any financial statements required to be delivered as set forth above following the consummation of the NYSE Merger Transactions but prior to four full fiscal quarters ending after the consummation of the NYSE Merger Transactions shall not be required to contain any comparative consolidated and budgeted figures and (ii) for the first eight full fiscal quarters following the consummation of the NYSE Merger Transactions, such quarterly financial statements shall be accompanied by Transitional Consolidating Financial Statements and a schedule of outstanding Indebtedness identifying the entities that have issued such Indebtedness;

94

(b)           As soon as available and in any event within ninety (90) days (or, if earlier and if applicable to New ICE Parent, the annual report deadline under the Exchange Act rules and regulations) after the end of each fiscal year, beginning with fiscal year 2011, an audited consolidated balance sheet of New ICE Parent and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and stockholders’ equity for New ICE Parent and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year together with comparative budgeted figures for the fiscal year then ended, all in reasonable detail and (with respect to the audited statements) certified by the independent certified public accounting firm regularly retained by New ICE Parent and the Parent Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of New ICE Parent and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a letter from such accountants to the effect that, based on and in connection with their examination of the financial statements of New ICE Parent and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters (which certificate may be limited to the extent required by accounting rules or guidelines), or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided that (i) any financial statements required to be delivered as set forth above following the consummation of the NYSE Merger Transactions but prior to four full fiscal quarters ending after the consummation of the NYSE Merger Transactions shall not be required to contain any comparative consolidated and budgeted figures and (ii) for any annual financial statements delivered during the period of the first eight full fiscal quarters following the consummation of the NYSE Merger Transactions, such annual financial statements shall be accompanied by Transitional Consolidating Financial Statements; and

(c)            In the event that any financial statement or Compliance Certificate delivered pursuant to Sections 5.1(a), 5.1(b) or 5.2(a) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, then (i) the Parent Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period and (ii) the Parent Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.13.  This Section 5.1(c) shall not limit the rights of the Administrative Agent and Lenders with respect to Sections 2.9(b) and 8.2.

95

Documents required to be delivered pursuant to Sections 5.1, 5.2(a), 5.2(b) or 5.2(c) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower provides notice to the Lenders that such information has been posted on New ICE Parent’s or the Parent Borrower’s website on the Internet at http://ir.theice.com/sec.cfm, at www.sec.gov/edgar/searchedgar/webusers.htm or at another website identified in such notice and accessible by the Lenders without charge; or (ii) on which such documents are posted on the Parent Borrower’s behalf on SyndTrak or another relevant website, if any, to which each of the Administrative Agent and each Lender has access; provided that (x) upon the request of the Administrative Agent or any Lender lacking access to the internet or SyndTrak, the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender (until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender) and (y) the Parent Borrower shall notify (which may be by a facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any documents.  The Administrative Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to in the proviso to the immediately preceding sentence or to monitor compliance by the Parent Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

5.2            Other Business and Financial Information.  The Parent Borrower will deliver to the Administrative Agent and each Lender:

(a)           Concurrently with each delivery of the financial statements described in Sections 5.1(a) and 5.1(b), a Compliance Certificate with respect to the period covered by the financial statements being delivered thereunder, executed by a Financial Officer of New ICE Parent, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Article VI as of the last day of the period covered by such financial statements and containing explanatory footnotes of all pro forma adjustments and all adjustments to Consolidated EBITDA;

(b)           As soon as available and in any event within thirty (30) days after the commencement of each fiscal year, beginning with the 2012 fiscal year, a consolidated operating budget for the Parent Borrower and its Subsidiaries (or, if available, for New ICE Parent and its Subsidiaries) for such fiscal year (prepared on an annual basis), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of New ICE Parent to the effect that such budget has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of New ICE Parent and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

(c)           Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that New ICE Parent or the Parent Borrower shall send or make available generally to its stockholders, (ii) all material regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that New ICE Parent or the Parent Borrower shall render to or file with the Securities and Exchange Commission, and (iii) all press releases (excluding member notes and circulars) made available generally by New ICE Parent or any Subsidiary thereof to the public concerning material developments in the business of New ICE Parent and its Subsidiaries; provided that notwithstanding anything to the contrary included in Section 5.1, the Parent Borrower shall be deemed to have given notice to the Administrative Agent and each Lender of the posting on New ICE Parent’s or the Parent Borrower’s Internet website of the business and financial information set forth in clauses (i), (ii) or (iii) of this Section 5.2(c) at the time such information is posted thereon and no further notice shall be required to be provided by the Parent Borrower to the Administrative Agent and the Lenders with respect thereto;

96

(d)          Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of a Borrower obtaining knowledge thereof, written notice of any of the following:

(i)           the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Parent Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Parent Borrower has taken and proposes to take with respect thereto;

(ii)          the institution or threatened institution of any action, suit, investigation or proceeding against or affecting New ICE Parent or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority or Self-Regulatory Organization (other than routine periodic regular or day-to-day inquiries, communications, investigations or reviews), that, if adversely determined, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any material adverse development in any litigation or other proceeding previously reported pursuant to Section 4.5 or this Section 5.2(d)(ii);

(iii)         the receipt by New ICE Parent or any of its Subsidiaries from any Governmental Authority or Self-Regulatory Organization of (A) any notice asserting any failure by such Person to be in compliance with applicable Requirements of Law or that threatens the taking of any action against such Person or sets forth circumstances that, if taken or adversely determined, would reasonably be expected to have a Material Adverse Effect, or (B) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, New ICE Parent or any of its Subsidiaries, where such action would reasonably be expected to have a Material Adverse Effect;

(iv)         the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Parent Borrower specifying the details of such ERISA Event and the action that the applicable Person has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to New ICE Parent or an ERISA Affiliate with respect to such ERISA Event; and

(v)          any other matter or event that has, or would reasonably be expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Parent Borrower setting forth the nature and period of existence thereof and the action that the affected Persons have taken and propose to take with respect thereto.

(e)          As promptly as reasonably possible, such other information about the business, financial condition, operations or properties of New ICE Parent or any of its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request (except with respect to information relating to communications with any Governmental Authority or Self-Regulatory Organization with jurisdiction over any Regulated Subsidiary).

97

5.3           Existence; Franchises; Maintenance of Properties.  Each of the Borrowers and New ICE Parent will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise by Section 7.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and Self-Regulatory Organizations necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear and damage by casualty excepted), provided that this Section shall not prevent any Borrower or any Subsidiary thereof from discontinuing the operation and the maintenance of any of its properties if such discontinuance, in the good faith judgment of such Borrower, is desirable in the conduct of its business and such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4           Use of Proceeds.  The proceeds of the Loans shall be used as follows: (i) up to $150,000,000 of the proceeds of the Loans shall be used to provide liquidity or required financial resources for the clearing operations of ICE Clear Europe, (ii) up to $50,000,000 of the proceeds of the Loans shall be used to provide liquidity or required financial resources for the clearing operations of ICE Clear US, (iii) up to $100,000,000 of the proceeds of the Loans shall be used to provide liquidity or required financial resources for the clearing operations of ICE Clear Credit, (iv) up to $3,000,000 of the proceeds of the Loans shall be used to provide liquidity or required financial resources for the clearing operations of ICE Clear Canada, and (v) the remainder, plus any portion of the proceeds no longer necessary to be reserved for the purposes set forth in the foregoing clauses (i) through (iv), shall be used to refinance outstanding obligations under the Terminating Credit Facilities and to provide for working capital and general corporate purposes of the Borrowers; provided, however, that the foregoing dollar amounts may be changed upon written notice to the Administrative Agent from New ICE Parent and the president of any of ICE Clear Europe, ICE Clear US, ICE Clear Credit or ICE Clear Canada, as applicable, such change to be effective upon the date specified in such notice (which shall be a Business Day on or after the date such notice is delivered).

5.5           Compliance with Laws.  Each of the Borrowers and New ICE Parent will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not reasonably be expected to have a Material Adverse Effect.

5.6           Payment of Obligations.  Each of the Borrowers and New ICE Parent will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination, grace and notice provisions), except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a Lien (other than a Permitted Lien) upon any of the properties of any such Person except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that no such Person shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Person is maintaining adequate reserves with respect thereto in accordance with GAAP (or, in the case of the Subsidiary Borrower or the other Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization).

98

5.7           Insurance.  Each of the Borrowers and New ICE Parent will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

5.8           Maintenance of Books and Records; Inspection.  Each of the Borrowers and New ICE Parent will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP (or, in the case of the Subsidiary Borrower or the other Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization) and in compliance with the requirements of any Governmental Authority or Self-Regulatory Organization having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to visit and inspect its properties and examine or audit its books, records, working papers and accounts (except with respect to information relating to communications with any Governmental Authority or Self-Regulatory Organization with jurisdiction over any Regulated Subsidiary or which are confidential with respect to members or users of such Regulated Subsidiaries), and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon reasonable notice to New ICE Parent or such Borrower, the independent public accountants of New ICE Parent or such Borrower and its Subsidiaries (and by this provision New ICE Parent or such Borrower authorizes such accountants to discuss the finances and affairs of New ICE Parent or such Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested; provided however, that when a Default or Event of Default exists the Administrative Agent may do any of the foregoing at the expense of New ICE Parent or such Borrower at any time during normal business hours and without advance notice.

5.9           Permitted Acquisitions.  Each of the Borrowers and New ICE Parent shall comply with, and cause each of its applicable Subsidiaries to comply with, the following covenants; provided, however, that the following covenants shall be required only with respect to Permitted Acquisitions having an Acquisition Amount exceeding $300,000,000:

(a)          Promptly after the consummation of any Permitted Acquisition or such later date reasonably acceptable to the Administrative Agent, the Parent Borrower shall have delivered to the Administrative Agent the following, to the extent permitted by Requirements of Law:

(i)           a reasonably detailed description of the material terms of such Acquisition (including the purchase price and method and structure of payment) and of each Person or business that is the subject of such Acquisition (each, a “Target”);

99

(ii)          to the extent available, audited historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available, prepared by a firm of independent certified public accountants, and (if available) unaudited financial statements for any interim periods since the most recent fiscal year-end;

(iii)         consolidated projected income statements of New ICE Parent and its Subsidiaries (calculated on a Pro Forma Basis giving effect to such Acquisition and the consolidation with New ICE Parent of each relevant Target) for the one-year period (or, if available, such longer period up to three years) following the consummation of such Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

(iv)         a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Financial Officer of New ICE Parent setting forth the Acquisition Amount and further to the effect that, to the best of such Financial Officer’s knowledge, the requirements set forth in Section 7.5 have been satisfied (with financial covenant calculations to be attached to the certificate using the Covenant Compliance Worksheet).

(b)           As soon as reasonably practicable after the consummation of any such Permitted Acquisition, the Parent Borrower will deliver to the Administrative Agent true and correct copies of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

5.10         Subsidiary Guarantors.

(a)           New ICE Parent (x) will, with respect to each Subsidiary of New ICE Parent that is required by the terms of any Material Indebtedness to become a party as a borrower (other than a Foreign Subsidiary that is a borrower under Material Indebtedness and not jointly and severally liable for the obligations of New ICE Parent, the Parent Borrower or a Subsidiary Guarantor thereunder) or guarantees Indebtedness of New ICE Parent, the Parent Borrower or a Subsidiary Guarantor in respect of such Material Indebtedness, and (y) may from time to time, with respect to any other Subsidiary of New ICE Parent, deliver to the Administrative Agent a subsidiary guaranty agreement to provide a guaranty of the Obligations, which shall be in a form reasonably acceptable to the Administrative Agent (a “Subsidiary Guaranty”), executed by such Subsidiary of New ICE Parent.  In connection with any such Subsidiary Guaranty, the Parent Borrower will deliver to the Lenders (with respect to any Subsidiary Guaranty delivered pursuant to clause (x) above, substantially concurrently with the incurrence of any such obligations in respect of any Material Indebtedness) the following items:

(i)           an opinion of counsel (who may be in-house counsel for New ICE Parent or the Parent Borrower) addressed to the Administrative Agent and the Lenders, substantially to the effect that such Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that such Subsidiary Guaranty constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and addressing such other matters as the Administrative Agent shall reasonably request to the extent permitted by Requirements of Law; and

100

(ii)           (A) a copy of the certificate of incorporation (or other charter documents) of such Subsidiary, certified as of a date that is acceptable to the Administrative Agent by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Subsidiary, (B) a copy of the bylaws, articles of association or similar organizational document of such Subsidiary, certified on behalf of such Subsidiary as of a date that is acceptable to the Administrative Agent by the corporate secretary or assistant secretary of such Subsidiary, (C) an original certificate of good standing for such Subsidiary issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Subsidiary and (D) copies of the resolutions of the board of directors and, if required, stockholders or other equity owners of such Subsidiary authorizing the execution, delivery and performance of the agreements, documents and instruments executed pursuant to this Section 5.10, certified on behalf of such Subsidiary by an Authorized Officer of such Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)          The Lenders agree that any Subsidiary Guarantor shall be automatically released from any Subsidiary Guaranty upon the written request of the Parent Borrower (including a certification that the following conditions to release have been or will be concurrently satisfied), provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under any such Subsidiary Guaranty) as an obligor in respect of all Material Indebtedness (or such Subsidiary Guarantor is not at such time an obligor in respect of any Material Indebtedness), (ii) at the time of such release and discharge and immediately after giving effect thereto, no Default or Event of Default shall exist ~~and (ii~~, (iii) if any fee or other form of consideration is given to any holder of any Material Indebtedness for the purpose of such release, the Lenders shall receive equivalent consideration and (iv) if such Subsidiary Guarantor is NYSE, at the time of such release and discharge, the lowest rating of any issuance by New ICE Parent of senior, unsecured, long−term indebtedness for borrowed money that is not guaranteed by any Person (unless, immediately after giving effect to such release and discharge, such Person is also an obligor of the Obligations) or subject to any other credit enhancement by Standard & Poor’s Financial Services LLC and Moody’s Investors Service, Inc. is not less than BBB- and Baa3 respectively.

5.11         OFAC, PATRIOT Act Compliance.  Each of the Borrowers and New ICE Parent will, and will cause each of its Subsidiaries to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

101

5.12         Further Assurances.  Each of the Borrowers and New ICE Parent will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

5.13         ~~[~~Reserved~~]~~Note Purchase Agreement.  New ICE Parent will provide the Administrative Agent with copies of any and all amendments, modifications, restatements, replacements, extensions, renewals, and supplements to the Note Purchase Agreement occurring after the First Amendment Effective Date, reasonably promptly upon their full execution and delivery.

ARTICLE VI

FINANCIAL COVENANTS

Each of the Borrowers and New ICE Parent covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

6.1           Maximum Total Leverage Ratio.  The Total Leverage Ratio as of the last day of any fiscal quarter, beginning with the fourth fiscal quarter of 2011, shall not be greater than the ratio of 3.25 to 1.00.

6.2           Minimum Interest Coverage Ratio.  The Interest Coverage Ratio as of the last day of any fiscal quarter, beginning with the fourth fiscal quarter of 2011, shall not be less than 5.0 to 1.0.

ARTICLE VII

NEGATIVE COVENANTS

Each of the Borrowers and New ICE Parent covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

7.1           Merger; Consolidation.  Each of the Borrowers and New ICE Parent will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, amalgamation, merger or other combination, or agree to do any of the foregoing; provided, however, that so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

102

(i)           any Subsidiary of New ICE Parent (other than a Borrower) may merge, consolidate or amalgamate with, or be liquidated into, (x) a Borrower (so long as such Borrower is the surviving or continuing entity), (y) any other Subsidiary of New ICE Parent (other than (A) a Borrower or (B) any Subsidiary Guarantor unless the surviving or continuing entity is a Subsidiary Guarantor) or (z) any other Person, so long as such merger, consolidation or amalgamation constitutes a Permitted Acquisition and the applicable provisions of Sections 5.9 and 7.5 are satisfied, and if either Person is a Wholly Owned Subsidiary and/or a Subsidiary Guarantor, the surviving Person is a Wholly Owned Subsidiary and/or Subsidiary Guarantor, as applicable;

(ii)          a Borrower may merge, consolidate or amalgamate with another Person (other than New ICE Parent, any other Borrower or a Subsidiary of New ICE Parent), so long as (y) such Borrower is the surviving entity, and (z) if such merger, consolidation or amalgamation constitutes an Acquisition, the applicable conditions and requirements of Sections 5.9 and 7.5 are satisfied;

(iii)          New ICE Parent may merge, consolidate or amalgamate with another Person (other than any Borrower or any other Subsidiary of New ICE Parent), so long as (y) New ICE Parent is the surviving entity, and (z) if such merger, consolidation or amalgamation constitutes an Acquisition, the applicable conditions and requirements of Sections 5.9 and 7.5 are satisfied;

(iv)         to the extent not otherwise permitted under the foregoing clauses, any Subsidiary that has sold, transferred or otherwise disposed of all or substantially all of its assets in connection with an Asset Disposition permitted under this Agreement and/or no longer conducts any active trade or business may be liquidated, wound up and dissolved; and

(v)          any of the Trust Options may be exercised.

7.2           Indebtedness.  Each of the Borrowers and New ICE Parent will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than (without duplication):

(i)           Indebtedness of the Parent Borrower and New ICE Parent in favor of the Administrative Agent and the Lenders incurred under this Agreement and the other Credit Documents;

(ii)          accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, in each case above to the extent constituting Indebtedness;

(iii)         unsecured loans and advances by New ICE Parent or any Subsidiary thereof to New ICE Parent or any other Subsidiary thereof;

(iv)         Indebtedness of, and secured by a Lien on cash, Cash Equivalents, marketable securities, gold bullion or other precious metals (including silver and, in relation to those other precious metals, as are reasonably satisfactory to the Administrative Agent and capable of being marked to market on a daily basis) granted by, any Clearing House Subsidiary from the Federal Reserve Discount Window or other central bank money market operations or other central securities depositories or external custodians or other credit providers in support of, or related to, such Subsidiary’s clearing, depository and settlement business, or matters reasonably related or incidental thereto, to the extent not prohibited by applicable Governmental Authorities, provided that any such Indebtedness is not outstanding for longer than 30 days;

103

(v)           Indebtedness of, and secured by a Lien on cash, Cash Equivalents, marketable securities, gold bullion or other precious metals (including silver and, in relation to those other precious metals, as are reasonably satisfactory to the Administrative Agent and capable of being marked to market on a daily basis) granted by, any Clearing House Subsidiary in respect of repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, securities lending and borrowing agreements and any other similar agreement or transaction (including Hedge Agreements) entered into by such Clearing House Subsidiary in the ordinary course of its clearing, depository and settlement operations, or matters reasonably related or incidental thereto, or in the management of its liabilities, provided that the amount of such Indebtedness does not exceed the market value of the securities or other assets sold, loaned or borrowed or otherwise subject to such applicable agreement or transaction, as the case may be;

(vi)           short-term Indebtedness of, and secured by a Lien on cash, Cash Equivalents, marketable securities, gold bullion or other precious metals (including silver and, in relation to those other precious metals, as are reasonably satisfactory to the Administrative Agent and capable of being marked to market on a daily basis) granted by, any Clearing House Subsidiary in respect of any credit facility relating to the clearing, depository and settlement business of such Clearing House Subsidiary, and the purpose of which is to provide funding (A) to satisfy any outstanding obligations of any suspended or defaulted clearing member or participant (or any clearing member or participant that could be declared suspended or defaulted) to any Clearing House Subsidiary as provided in the applicable rules or standardized terms and conditions of the business operated by such Clearing House Subsidiary, (B) with respect to the transfer of positions and related margin from a suspended or defaulted clearing member or participant to another clearing member or participant, (C) to make a transfer in cash in respect of margin related to such suspended or defaulted clearing member’s or participant’s positions, (D) in the event of a liquidity constraint or default by a depositary of such Clearing House Subsidiary, (E) to facilitate the settlement of margin transactions associated with such Clearing House Subsidiary’s business activities or (F) for other matters reasonably related or incidental thereto;

(vii)           ~~[reserved];~~Indebtedness of the Parent Borrower evidenced by the Senior Notes;

(viii)        unsecured Indebtedness of New ICE Parent or the Parent Borrower under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate or foreign currency risk and not for speculative purposes;

104

(ix)          Indebtedness that may be deemed to exist pursuant to any performance bond, surety, statutory appeal or similar obligation entered into or incurred by any Subsidiary that is a clearing house operator acting in its capacity as a central counterparty;

(x)           Indebtedness secured by Liens permitted pursuant to Sections 7.3(i) through 7.3(vii);

(xi)          other unsecured Indebtedness of New ICE Parent, the Parent Borrower or any Subsidiary Guarantor; provided that (A) that at the time of incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing (or would result therefrom), and (B) the Parent Borrower is in compliance with the Total Leverage Ratio covenant set forth in Section 6.1 on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness; and

(xii)         other Priority Indebtedness of New ICE Parent and its Subsidiaries (including Indebtedness of the Subsidiary Borrower incurred under this Agreement and the other Credit Documents); provided that at the time of incurrence of such Priority Indebtedness (or in the case of Indebtedness of the type described in Section 7.2(iv), on the 31st day following the incurrence of such Indebtedness, if not sooner repaid in full) and after giving effect thereto and to the application of the proceeds thereof, (A) no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and (B) the aggregate amount of all such Indebtedness permitted pursuant to this Section 7.2(xii) shall not exceed an amount equal to ~~15%~~(x) from the First Amendment Effective Date and until the repayment in full and termination of the Senior Notes, 10%, or (y) thereafter, 15%, in each case of the Consolidated Net Worth of New ICE Parent and its Subsidiaries (to be determined on a Pro Forma Basis as of the end of the most recently ended fiscal quarter of New ICE Parent for which financial statements have been delivered pursuant to Sections 5.1(a) or 5.1(b) or the First Amendment).

7.3           Liens.  Each of the Borrowers and New ICE Parent will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired or agree to do any of the foregoing, other than the following (collectively, “Permitted Liens”):

(i)            Liens in existence on the Closing Date and set forth on Schedule 7.3 and any extensions, renewals or replacements thereof; provided that any such extension, renewal or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced (plus any improvements on such property) and shall secure only those obligations that it secures on the date hereof (and any renewals, replacements, refinancings or extensions of such obligations that do not increase the outstanding principal amount thereof);

(ii)           Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, incurred in the ordinary course of business securing sums (A) not constituting borrowed money that are not overdue by more than 90 days or (B) the validity or amount of which is being contested in good faith by appropriate proceedings;

105

(iii)           Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 8.1(l)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, public or statutory obligations, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

(iv)           Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent for a period of more than 30 days or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (or, in the case of the Subsidiary Borrower or the other Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization), if so required;

(v)           any attachment or judgment Lien not constituting an Event of Default under Section 8.1(i);

(vi)          any leases, subleases, licenses or sublicenses granted by New ICE Parent or any of its Subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of New ICE Parent and its Subsidiaries, and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement;

(vii)          Liens created or existing over all or any part of any Guaranty Fund or any Regulatory Capital Assets;

(viii)        Liens securing Indebtedness permitted pursuant to Sections 7.2(iv), 7.2(v) or 7.2(vi);

(ix)           Liens securing (A) purchase money Indebtedness of New ICE Parent and its Subsidiaries incurred solely to finance the acquisition, construction or improvement of any equipment, real property or other fixed assets in the ordinary course of business (or assumed or acquired by New ICE Parent and its Subsidiaries in connection with a Permitted Acquisition or other transaction permitted under this Agreement), including Capital Lease Obligations, and any renewals, replacements, refinancings or extensions thereof; provided that (x) any such Lien shall attach to the property being acquired, constructed or improved with such Indebtedness concurrently with or within ninety (90) days after the acquisition (or completion of construction or improvement) or the refinancing thereof by New ICE Parent or such Subsidiary, (y) the amount of the Indebtedness secured by such Lien shall not exceed 100% of the cost to New ICE Parent or such Subsidiary of acquiring, constructing or improving the property and any other assets then being financed solely by the same financing source, and (z) any such Lien shall not encumber any other property of New ICE Parent or any of its Subsidiaries except assets then being financed solely by the same financing source, and (B) other obligations of New ICE Parent and its Subsidiaries (other than any obligation with respect to the Senior Notes), in an aggregate principal amount for all such Indebtedness secured by Liens permitted pursuant to clauses (A) and (B) above not exceeding $100,000,000 outstanding at any time;

106

(x)            Liens resulting from the existence or exercise of any of the Trust Options;

(xi)           other Liens consisting of minor defects in title that do not interfere with New ICE Parent’s or the applicable Subsidiary’s ability to conduct its business as currently conducted; and

(xii)          other Liens incurred by Subsidiaries of New ICE Parent; provided that the total amount of the Indebtedness and other obligations secured thereby (x) shall be permitted by Section 7.2(xii) and (y) does not exceed 2.5% of the Consolidated Net Worth of New ICE Parent and its Subsidiaries (to be determined on a Pro Forma Basis as of the end of the most recently ended fiscal quarter of New ICE Parent for which financial statements have been delivered pursuant to Sections 5.1(a) or 5.1(b)); provided, however, that no such Liens may secure any obligations under the Senior Notes or the Note Purchase Agreement.

7.4           Asset Dispositions.  Each of the Borrowers and New ICE Parent will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make or agree to make any Asset Disposition except for:

(i)             the sale, exchange or other disposition of inventory, Cash Equivalents, assets and properties in the ordinary course of business, the sale or write-off of past due or impaired accounts receivable for collection purposes (but not for factoring, securitization or other financing purposes to the extent not otherwise permitted hereunder), and the termination or unwinding of Hedge Agreements permitted hereunder;

(ii)            any Asset Disposition between and among New ICE Parent or any of its Subsidiaries;

(iii)           the disposition of any property or asset of New ICE Parent or any Subsidiary resulting from any casualty event or other insured damage, or any taking under power of eminent domain or by condemnation or similar proceeding;

(iv)           any Asset Disposition outside the ordinary course of business; provided that (A) such Asset Disposition, whether in one transaction or a series of transactions, does not constitute all or substantially all of the assets of New ICE Parent and its Subsidiaries taken as a whole, (B) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (C) in respect of any Asset Disposition with an aggregate book or fair value exceeding $500,000,000, New ICE Parent shall provide the Lenders with a Compliance Certificate prepared on a Pro Forma Basis after giving effect to such Asset Disposition demonstrating compliance with the covenants in Article VI; and

(v)            any Asset Disposition in connection with Indebtedness permitted pursuant to Sections 7.2(iv), 7.2(v) and 7.2(vi) and Liens permitted pursuant to Section 7.3(viii).

107

7.5           Acquisitions.  Each of the Borrowers and New ICE Parent will not, and will not permit or cause any of its Subsidiaries to, consummate any Acquisition, provided that New ICE Parent or any of its Subsidiaries may consummate any Acquisition so long as (i) New ICE Parent and the Borrowers are in compliance with the covenants in Article VI on a Pro Forma Basis after giving effect to such Acquisition; provided, however, that prior to the closing of an Acquisition having an Acquisition Amount exceeding $300,000,000, the Parent Borrower shall provide the Lenders with a Compliance Certificate prepared on a Pro Forma Basis that demonstrates such compliance, (ii) in the case of an Acquisition to which a Borrower is a party involving a merger, amalgamation or the acquisition of control of the Capital Stock of a Person, such Borrower is the surviving or acquiring entity, as the case may be, (iii) each business acquired shall be in substantially the same line of business as the business conducted by New ICE Parent or its Subsidiaries on the Closing Date or in lines of business reasonably related thereto or in support thereof, (iv) the board of directors or equivalent governing body of the Person whose Capital Stock or business is acquired shall have approved such Acquisition, if required by applicable law (but provided in any event such Acquisition shall not be “hostile”), and (v) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of any such Acquisition or would exist immediately after giving effect thereto.

7.6           Restricted Payments.  Each of the Borrowers and New ICE Parent will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing (any of the foregoing being a “Restricted Payment”), except that:

(a)           each Subsidiary may make payments to New ICE Parent for its proportionate share of the tax liability of the affiliated group of entities that file consolidated federal income tax returns;

(b)           each Subsidiary of New ICE Parent may declare and make dividend payments or other distributions ratably with respect to the applicable class of their Capital Stock, in each case to the extent not prohibited under applicable Requirements of Law;

(c)           New ICE Parent and any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in its Capital Stock;

(d)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, New ICE Parent may make any Restricted Payment;

(e)           the Subsidiaries of New ICE Parent may make payments of profit sharing entitlements, rebates, incentives, partnership distributions or similar entitlements; and

(f)            any Subsidiary may surrender or receive UK tax losses and make or receive payment in respect thereof to or from any Affiliate in accordance with its usual practice.

108

7.7           Transactions with Affiliates.  New ICE Parent will not and will not permit any Subsidiary to enter into directly or indirectly any material transaction or material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than New ICE Parent or another Subsidiary) except upon fair and reasonable terms that are not materially less favorable to New ICE Parent or such Subsidiary, taken as a whole, than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

7.8           Lines of Business.  New ICE Parent will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which New ICE Parent and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which New ICE Parent and its Subsidiaries, taken as a whole, are engaged on the First Amendment Effective Date.

7.9           Fiscal Year.  Each of the Borrowers and New ICE Parent will not, and will not permit or cause any of its Subsidiaries to, change its fiscal year or its method of determining fiscal quarters.

7.10         Accounting Changes.  Other than as permitted pursuant to Section 1.2, New ICE Parent will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP (or, in the case of the Subsidiary Borrower or the other Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization).

ARTICLE VIII

EVENTS OF DEFAULT

8.1           Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)           a Borrower shall fail to pay when due (i) any principal of any Loan or any Reimbursement Obligation, or (ii) any interest on any Loan or other Obligation, any fee payable under this Agreement or any other Credit Document, or (except as provided in clause (i) above) any other Obligation (other than any Obligation under a Hedge Agreement), and (in the case of this clause (ii) only) such failure shall continue for a period of three (3) Business Days;

(b)           New ICE Parent or a Borrower shall (i) fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 5.2(d)(i), 5.3, 5.4, or 5.10 or in Articles VI or VII or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in Sections 5.1 or 5.2 (other than Section 5.2(d)(i)) and (in the case of this clause (ii) only) such failure shall continue unremedied for a period of five (5) days after the earlier of (y) the date on which a Responsible Officer of New ICE Parent or a Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to New ICE Parent or a Borrower;

(c)           New ICE Parent, a Borrower or any Subsidiary Guarantor shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in Sections 8.1(a) and 8.1(b), and such failure (i) by the express terms of such Credit Document, constitutes an Event of Default, or (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no grace period is specifically applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of New ICE Parent or a Borrower or any Subsidiary Guarantor  acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to New ICE Parent or a Borrower;

109

(d)          any representation or warranty made or deemed made by or on behalf of New ICE Parent, a Borrower or any Subsidiary Guarantor in this Agreement, in any Compliance Certificate or in any of the other Credit Documents or any other writing furnished pursuant to any of the foregoing shall prove to have been incorrect, false or misleading in any material respect as of the time made, deemed made or furnished;

(e)           (i) New ICE Parent, a Borrower or any of their respective Subsidiaries shall (A) fail to pay when due (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise and after giving effect to any applicable grace period or notice provisions) any principal of or interest due under any other Indebtedness (other than the Indebtedness incurred pursuant to this Agreement, the Note Purchase Agreement and the Senior Notes) having an aggregate principal amount of at least the Threshold Amount or (B) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with or without the giving of notice, lapse of time, or both), without regard to any subordination terms with respect thereto, such Indebtedness to become due prior to its stated maturity or any regularly scheduled date of payment~~;~~ , or (C) any event shall occur or condition exist that obligates New ICE Parent or any of its Subsidiaries to purchase, repurchase or redeem prior to its stated maturity or any regularly scheduled date of payment any Indebtedness in an aggregate principal amount in excess of the Threshold Amount (provided, however, that this clause (i) of this Section 8.1(e) shall not apply to (1) any secured Indebtedness of any Clearing House Subsidiary that is recourse only to such Clearing House Subsidiary and its property and assets and has not been outstanding for more than 45 days since the borrowing thereof and (2) any unsecured Indebtedness of any Clearing House Subsidiary that is recourse only to such Clearing House Subsidiary and has not been outstanding for more than 5 Business Days since the borrowing thereof~~;~~); or (ii) an event of default shall occur under the Note Purchase Agreement or the Senior Notes;

(f)           New ICE Parent, a Borrower or any Material Subsidiary shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable Debtor Relief Law (except, in the case of the Subsidiary Borrower, in connection with any reorganization on a solvent basis permitted by Section 7.1), now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section 8.1(g), (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

110

(g)          any involuntary petition or case shall be filed or commenced against New ICE Parent, a Borrower or any Material Subsidiary seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other Debtor Relief Law, now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

(h)          a UK Insolvency Event shall occur in respect of the Subsidiary Borrower;

(i)           any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (to the extent not paid or fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has the financial ability to perform and has acknowledged liability in writing) in excess of the Threshold Amount shall be entered or filed against New ICE Parent, a Borrower or any of their respective Subsidiaries or any of their respective properties and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale of such property thereunder;

(j)           any Credit Document shall for any reason (other than as explicitly permitted under this Agreement or any other Credit Document) cease to be in full force and effect as to any Borrower or Guarantor, or any Borrower or Guarantor or any Person acting on behalf thereof shall deny or disaffirm such Borrower’s or such Guarantor’s obligations thereunder;

(k)          a Change of Control shall have occurred;

(l)           any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, New ICE Parent and its ERISA Affiliates have incurred, or would reasonably be expected to incur, liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of the Threshold Amount;

(m)          New ICE Parent or any of its Subsidiaries shall have been notified that any of them has, in relation to a Non−U.S. Pension Plan, incurred a debt or other liability under section 75 or 75A of the United Kingdom Pensions Act 1995, or has been issued with a contribution notice or financial support direction (as those terms are defined in the United Kingdom Pensions Act 2004), or otherwise is liable to pay any other amount in respect of Non−U.S. Pension Plans, in each case that would reasonably be expected to result in a Material Adverse Effect; or

(n)           any one or more licenses, permits, accreditations or authorizations of New ICE Parent, a Borrower or any of their respective Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority or Self-Regulatory Organization in response to any alleged failure by New ICE Parent or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and (i) such action, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect and (ii) such suspension, limitation, termination, non-renewal or other action shall continue unremedied for 90 days following the earlier of (y) the date on which a Responsible Officer of New ICE Parent or a Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to New ICE Parent or a Borrower.

111

Notwithstanding anything herein to the contrary, neither the existence nor the exercise of any of the Trust Options shall, by itself, constitute a Default or Event of Default; provided, however, that the circumstances giving rise to the exercise of any Trust Option may independently constitute a Default or Event of Default in accordance with the terms hereof.

8.2            Remedies:  Termination of Commitments, Acceleration, etc.  Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

(a)           declare the Commitments and the Swingline Commitments to be terminated, whereupon the same shall terminate; provided that, upon the occurrence of a Bankruptcy Event, the Commitments, the Swingline Commitments and the Issuing Lender’s obligation to issue Letters of Credit shall automatically be terminated;

(b)           declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement and the other Credit Documents (but, for the avoidance of doubt, excluding any amounts owing under any Hedge Agreement), shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by each Borrower; provided that, upon the occurrence of a Bankruptcy Event, all of the outstanding principal amount of the Loans and all other amounts described in this Section 8.2(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by New ICE Parent and each Borrower;

(c)           appoint or direct the appointment of a receiver for the properties and assets of New ICE Parent and the Borrowers, both to operate and to sell such properties and assets, and New ICE Parent and each Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection New ICE Parent or such Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith;

(d)           exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law; and

(e)           direct New ICE Parent or the applicable Borrower to deposit (and New ICE Parent and each Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 2.20(i).

112

8.3           Remedies: Set-Off.  Upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender, the Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of New ICE Parent or a Borrower (other than customer deposits, security deposits and other monies, instruments and accounts held by New ICE Parent or a Borrower in trust for or for the benefit of others) against any and all of the obligations of New ICE Parent or such Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender, the Issuing Lender or such Affiliate, irrespective of whether or not such Lender, the Issuing Lender or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of New ICE Parent or such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have.  Each Lender and the Issuing Lender agrees to notify New ICE Parent or the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

113

ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1           Appointment and Authority.  Each of the Lenders (for purposes of this Article, references to the Lenders shall also mean the Swingline Lender) hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents, and Wells Fargo Bank, National Association, London Branch to act on its behalf as the Multicurrency Agent hereunder and under the other Credit Documents, and authorizes each of the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agents and the Lenders, and neither New ICE Parent nor any Borrower shall have rights as a third party beneficiary of any of such provisions.

9.2           Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with New ICE Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3            Exculpatory Provisions.  The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents.  Without limiting the generality of the foregoing, each of the Agents:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to New ICE Parent or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct.  Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by New ICE Parent, a Borrower or a Lender.

114

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4           Reliance by Administrative Agent.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the applicable Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless such Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for New ICE Parent or a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5           Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

115

9.6           Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Parent Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, provided that if such bank is not a Lender or an Affiliate of a Lender, the Parent Borrower shall have the right to consent to such appointment (such consent to not be unreasonably withheld).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 10.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.7           Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

9.8           No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent, Co-Documentation Agents or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.9           Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on New ICE Parent or any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

116

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.10 and 10.1) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.1.

Notwithstanding anything in this Section 9.9 to the contrary, nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Lender in any such proceeding.

9.10          Guaranty Matters; Ineligible Assignees Letter Agreement.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)           To release any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Credit Documents or as required under Section 5.10(b).  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty pursuant to this Section 9.10.

(b)           To consent to any amendment or modification to the Ineligible Assignees Letter Agreement on the date five Business Days after notice of such amendment or modification unless at least three Lenders (including, if applicable, Wells Fargo in its capacity as a Lender) that are not Affiliates of each other holding in the aggregate more than 25% of the Term Loans, Revolving Credit Exposures and Unutilized Commitments (or, after the termination of the Commitments, Term Loans and Revolving Credit Exposures) have notified the Administrative Agent of their objection to such amendment or modification prior to the expiration of such five Business Day period.

117

9.11          Swingline Lender.  The provisions of this Article IX (other than Section 9.2) shall apply to the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

9.12          Replacement of Impaired Agent.  If, at any time, the Administrative Agent becomes a Defaulting Lender, each Lender hereby agrees that, upon written notice from the Parent Borrower to the Lenders, the Parent Borrower shall have the right, upon written notice to the Lenders, to appoint as a successor Administrative Agent any Lender that has an office in the United States and that agrees, in its sole discretion at such time, to become the Administrative Agent, and such successor Administrative Agent shall be entitled to all of the rights, powers, privileges and duties of the Administrative Agent and the removed Administrative Agent shall be discharged from all of its duties as Administrative Agent hereunder and under the other Credit Documents.  The Administrative Agent hereby agrees to provide to the Parent Borrower from time to time at the Parent Borrower’s request a list (which may be in electronic form) setting out the names of the Lenders as of the date of such request, their respective Commitments, and the information on record with the Administrative Agent for delivering notices to the Lenders in accordance with Section 10.4.  Nothing in this Section 9.12 shall constitute a waiver or release by the Parent Borrower of any claims it may have hereunder or under the other Credit Documents arising from any Administrative Agent becoming a Defaulting Lender.

ARTICLE X

MISCELLANEOUS

10.1          Expenses; Indemnity; Damage Waiver.

(a)           The Parent Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Agents or any Lender (including the reasonable and documented fees, charges and disbursements of any counsel for the Agents or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) any civil penalty or fine assessed by OFAC against, and all reasonable and documented costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, any Agent or any Lender as a result of conduct of a Borrower that violates a sanction enforced by OFAC.

118

(b)           The Parent Borrower shall indemnify each Agent (and any sub-agent thereof), the Arrangers, each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by New ICE Parent or any Subsidiary thereof arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by New ICE Parent or any Subsidiary thereof, or any Environmental Claim related in any way to New ICE Parent or any Subsidiary thereof, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by New ICE Parent or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent (x) that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) resulting from a claim brought New ICE Parent or any Subsidiary thereof against such Indemnitee for a breach in bad faith of such Indemnitee’s obligations under this Agreement or any other Credit Document, if New ICE Parent or such Subsidiary has obtained a final nonappealable judgment of a court of competent jurisdiction finding a breach in bad faith by such Indemnitee, or (z) arising from any dispute solely among Indemnitees, other than (A) any claims against any Agent, any Arranger or any other titled agent in fulfilling its role as an agent hereunder and (B) any claims arising out of any act or omission on the part of New ICE Parent or any of its Affiliates or Subsidiaries.  This Section 10.1(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           To the extent that the Parent Borrower for any reason fails to indefeasibly pay any amount required under Section 10.1(a) or Section 10.1(b) to be paid by it to any Agent (or any sub-agent thereof), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) such Lender’s proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this Section 10.1(c) are subject to the provisions of Section 2.3(c).

119

(d)           To the fullest extent permitted by applicable law, New ICE Parent and each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 10.1(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including Intralinks, SyndTrak or similar systems) in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except as a result of such Indemnitee’s gross negligence, willful misconduct or breach in bad faith of its obligations hereunder, in each case, as determined by a court of competent jurisdiction by final and nonappealable judgment.

(e)           All amounts due under this Section shall be payable by the Parent Borrower upon demand therefor.

10.2          Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a)           This Agreement and the other Credit Documents shall (except as may be expressly otherwise provided in any Credit Document) be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules); provided that each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit or application therefor or, if no such laws or rules are designated, the International Standby Practices of the International Chamber of Commerce, as in effect from time to time (the “ISP”), and, as to matters not governed by the ISP, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

(b)           New ICE Parent and each Borrower irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any Credit Document shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against New ICE Parent or a Borrower or any of their respective properties in the courts of any jurisdiction.

120

(c)           New ICE Parent and each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 10.2(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.4.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.  The Subsidiary Borrower irrevocably designates and appoints the Parent Borrower, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 10.2(b) in any of the courts of the State of New York sitting in New York County or the United States District Court for the Southern District of New York.  The Parent Borrower accepts such appointment.  Said designation and appointment shall be irrevocable by the Subsidiary Borrower until all Obligations payable by the Subsidiary Borrower hereunder and under the other Credit Documents shall have been paid in full in accordance with the provisions hereof and thereof and the Subsidiary Borrower shall have been terminated as a Borrower hereunder.  The Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.2(b) in any of the courts of the State of New York sitting in New York County or the United States District Court for the Southern District of New York as provided in this Section 10.2(d).  The Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon the Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Subsidiary Borrower.  To the extent the Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), the Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Credit Documents.

10.3          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

121

10.4          Notices; Effectiveness; Electronic Communication.

(a)           Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.4(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)            if to New ICE Parent, a Borrower, the Administrative Agent, the Multicurrency Agent, the Issuing Lender or the Swingline Lender, to it at the address (or telecopier number) specified for such Person on Schedule 1.1(a); and

(ii)           if to any Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 10.4(b) shall be effective as provided in Section 10.4(b).

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (except that each Lender need not give notice of any such change to the other Lenders in their capacities as such).

122

10.5         Amendments, Waivers, etc.  No amendment, modification, waiver or discharge or termination of, or consent to any departure by New ICE Parent or a Borrower from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

(a)           unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan or Reimbursement Obligation, reduce the rate of or forgive any interest thereon (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), or reduce or forgive any fees hereunder (other than fees payable to the Administrative Agent or the Arrangers for their own accounts) (it being understood that an amendment to the definition of Total Leverage Ratio (or any defined terms used therein) shall not constitute a reduction of any interest rate or fees hereunder), (ii) waive, extend or postpone the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Loan (including any scheduled date for the mandatory termination of any Commitments), or waive, extend or postpone the time of payment of any fees hereunder (other than fees payable to the Administrative Agent or the Arrangers for their own accounts), or waive, extend or postpone the time of payment of any Reimbursement Obligation or any interest thereon, or waive, extend or postpone the expiry date of any Letter of Credit beyond the Letter of Credit Maturity Date, or (iii) increase any Commitment of any such Lender over the amount thereof in effect or extend the maturity thereof (it being understood that a waiver of any condition precedent set forth in Section 3.2 or of any Default or Event of Default or mandatory termination of the Commitments, if agreed to by the Required Lenders, Required Dollar Revolving Lenders, Required Multicurrency Revolving Lenders or all Lenders (as may be required hereunder with respect to such waiver), shall not constitute such an increase);

(b)           unless agreed to by all of the Lenders, (i) reduce the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder or under any other Credit Document (including as set forth in the definition of “Required Lenders”), (ii) change any other provision of this Agreement or any of the other Credit Documents requiring, by its terms, the consent or approval of all the Lenders for such amendment, modification, waiver, discharge, termination or consent, or (iii) change or waive any provision of Section 2.13(e), Section 2.15, any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Lenders, or this Section 10.5;

(c)           change any provisions of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those of Lenders holding Loans of any other Class without the written consent of the Required Lenders of each adversely affected Class;

(d)           unless agreed to by each Hedge Party that would be adversely affected thereby in its capacity as such relative to the Lenders, amend any provision regarding priority of payments in this Agreement or any other Credit Document; and

(e)            unless agreed to by each Multicurrency Revolving Lender, amend the definition of Foreign Currency;

123

and provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any other Credit Document relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document, (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, (vi) the Administrative Agent and the Parent Borrower shall be permitted to amend any provision of the Credit Documents (and such amendment shall become effective without any further action or consent of any other party to any Credit Document) if the Administrative Agent and the Parent Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision and (vii) the Ineligible Assignees Letter Agreement may be amended in accordance with Section 9.10(b).  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.  Notwithstanding anything to the contrary herein, to the extent not prohibited by applicable laws, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.6          Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.6(b), (ii) by way of participation in accordance with the provisions of Section 10.6(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.6(g) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

124

(b)           Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this Section 10.6(b), participations in Swingline Loans and Letters of Credit) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            The prior written consent of the Administrative Agent and the Parent Borrower (such consent not to be unreasonably withheld or delayed) is obtained, except that

 (A)           the consent of the Parent Borrower shall not be required if (y) an Event of Default has occurred and is continuing at the time of such assignment or (z) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

 (B)           the consent of the Administrative Agent shall not be required for assignments (i) in respect of  a Commitment if such assignment is to a Person that is a Revolving Lender or an Affiliate of a Revolving Lender and (ii) in respect of the Term Loan if such assignment is to a Person that is a Lender, an Affiliate of a Lender or an Approved Fund;

(ii)           (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans of a Class at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, and (B) in any case not described in clause (A) above, the aggregate amount of the Commitment of a Class (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of a Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than (x) $5,000,000, in the case of any assignment in respect of a Commitment of a Class (which for this purpose includes Revolving Loans of such Class outstanding), or (y) the entire Dollar Swingline Commitment or Multicurrency Swingline Commitment, as the case may be, and the full amount of the outstanding Dollar Swingline Loans or Multicurrency Swingline Loans, respectively, in the case of Swingline Loans, in any case, treating assignments to two or more Approved Funds under common management as one assignment for purposes of the minimum amounts, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

125

(iii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment of a Class assigned, except that this clause (iii) shall not apply to rights in respect of Swingline Loans;

(iv)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment and the assignee, if it is not a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire;

(v)            no such assignment shall be made to the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries;

(vi)           no such assignment shall be made to a natural person or a Defaulting Lender; and

(vii)          no such assignment shall be made to any Ineligible Assignee.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.6(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 10.1 with respect to facts and circumstances occurring prior to the effective date of such assignment.  If requested by or on behalf of the assignee, the Borrowers, at their own expense, will execute and deliver to the Administrative Agent a new Note or Notes to the order of the assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments and/or outstanding Loans, as the case may be, of the assignee and (to the extent of any retained interests) the assigning Lender, in substantially the form of Exhibits A-1, A-2 and/or A-3, as applicable.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(d).  If (A) a Lender assigns or transfers any of its rights or obligations hereunder or changes its Lending Office, and (B) as a result of circumstances existing at the date such assignment, transfer or change occurs, a Borrower would be obliged to make a payment to the new Lender or Lender acting through its new Lending Office under Section 2.16 or 2.17, then (except where an assignment or transfer occurs in the ordinary course of primary syndication of the Loan facilities or at the request of the Parent Borrower) the new Lender or Lender acting through its new Lending Office is only entitled to receive payment under Sections 2.16 and 2.17 to the same extent that the existing Lender or Lender acting through its previous Lending Office would have been entitled if the assignment, transfer or change had not occurred.

126

(c)           The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its address for notices referred to in Schedule 1.1(a) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and each Lender, at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Credit Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)           Any Lender may at any time, without the consent of, or notice to, New ICE Parent, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, an Ineligible Assignee or New ICE Parent or any of New ICE Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender’s participations in Swingline Loans and Letters of Credit) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) New ICE Parent, the Borrowers, the Agents, the Lenders and the Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(e)           Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.5(a) and clause (i) of Section 10.5(b) that affects such Participant.

(f)           New ICE Parent and the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16(a), 2.16(b), 2.17 and 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.17 (it being understood that the documentation required under Section 2.17(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b); provided that no Borrower shall be required to make, and such Participant shall not be entitled to receive, any greater payment under Sections 2.16 or 2.17, with respect to any participation, than such Borrower would have been required to make to the relevant participating Lender, and such participating Lender would have been entitled to receive from such Borrower, except to the extent such requirement to make and/or entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, and provided further that such Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under Section 10.6(b).  Each Lender that sells a participation agrees, at a Borrower’s request and expense, to use reasonable efforts to cooperate with each Borrower to effectuate the provisions of Section 2.19 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15(b) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

127

(g)           Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment or grant to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(h)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.

(i)           Any Lender or participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this Section 10.6, disclose to the assignee, Participant or pledgee or proposed assignee, Participant or pledgee any information relating to New ICE Parent and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such assignee, Participant or pledgee or proposed assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 10.12.

128

(j)           Notwithstanding anything to the contrary contained herein, if Wells Fargo assigns all of its Commitments and Revolving Loans in accordance with this Section 10.6, Wells Fargo may resign as Issuing Lender or Swingline Lender upon written notice to the Parent Borrower and the Lenders.  Upon any such notice of resignation, the Parent Borrower shall have the right to appoint from among the Lenders a successor Issuing Lender or Swingline Lender, as the case may be; provided that no failure by the Parent Borrower to make such appointment shall affect the resignation of Wells Fargo as Issuing Lender or Swingline Lender, as applicable.  Wells Fargo shall retain all of the rights and obligations of (1) the Issuing Lender hereunder with respect to all Letters of Credit issued by it and outstanding, and (2) the Swingline Lender hereunder with respect to all Swingline Loans made by it, as applicable, in each case as of the effective date of its resignation and all obligations of the Borrowers and the Revolving Lenders with respect thereto (including the right to require the Revolving Lenders to make Revolving Loans or fund participation interests pursuant hereto).

10.7         No Waiver.  The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.  No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default.  No course of dealing between New ICE Parent, a Borrower, the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default.  No notice to or demand upon New ICE Parent or a Borrower in any case shall entitle New ICE Parent or a Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

10.8         Survival.  All representations, warranties and agreements made by or on behalf of New ICE Parent or the Borrowers in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans until the indefeasible payment in full of the Obligations.  In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of costs and expenses, including the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 10.1, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and any termination of this Agreement or any of the other Credit Documents.  Except as set forth above, this Agreement and the Credit Documents shall be deemed terminated upon the indefeasible payment in full of the Obligations.

10.9         Severability.  To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

129

10.10       Construction.  The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.  Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

10.11      No Fiduciary Duty.  Each of the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates (collectively, the “Lender Parties”), may have economic interests that conflict with those of New ICE Parent, the Borrowers and their respective Affiliates.  New ICE Parent and each of the Borrowers agrees that nothing in the Agreement or the other Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and New ICE Parent, such Borrower or any of their respective Affiliates, on the other.  New ICE Parent and each Borrower acknowledges and agrees that (i) the transactions contemplated by this Agreement and the other Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and New ICE Parent and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of New ICE Parent or any Borrower or their respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Borrower or its Affiliates on other matters) or any other obligation to New ICE Parent or any Borrower except the obligations expressly set forth in the Credit Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of New ICE Parent, any Borrower, their respective Affiliates or any other Person.  Each of New ICE Parent and each Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to the transactions contemplated hereby and the process leading thereto.  Each of New ICE Parent and each Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to New ICE Parent or such Borrower, in connection with the transactions contemplated hereby or the process leading thereto.

10.12       Confidentiality.  Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to New ICE Parent, the Borrowers and their obligations, (g) if required by any rating agency; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information and the Parent Borrower shall have been given prior notice as to what Information will be disclosed, (h) with the consent of the Parent Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than New ICE Parent or any of its Subsidiaries or Affiliates.

130

For purposes of this Section, “Information” means all information received from New ICE Parent or any Subsidiary thereof relating to any such Person or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to such disclosure, provided that, in the case of information received from New ICE Parent or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.13      Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (except for the Fee Letters).  Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy (or by PDF formatted page sent by electronic mail) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.14       Disclosure of Information.  Each of New ICE Parent and each Borrower agrees and consents to the Administrative Agent’s and the Arrangers’ disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications.  Such information will consist of deal terms and other information customarily found in such publications.

10.15      USA Patriot Act Notice.  Each Lender that is subject to the Act (as defined below) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies New ICE Parent and each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies New ICE Parent and each Borrower, which information includes the name and address of New ICE Parent or such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify New ICE Parent or such Borrower in accordance with the Act.

131

10.16       The Parent Borrower as Agent for the Subsidiary Borrower.

(a)           The Subsidiary Borrower hereby irrevocably appoints the Parent Borrower as its borrowing agent and attorney-in-fact which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by the Parent Borrower that it has resigned such position.  The Subsidiary Borrower hereby irrevocably appoints and authorizes the Parent Borrower to (i) provide all notices and instructions under this Agreement on its behalf and (ii) take such action as the Parent Borrower deems appropriate on its behalf to obtain Loans and other extensions of credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. The Subsidiary Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Parent Borrower shall be deemed for all purposes to have been made by the Subsidiary Borrower and shall be binding upon and enforceable against the Subsidiary Borrower to the same extent as if the same had been made directly by the Subsidiary Borrower.

(b)           Each Borrower hereby severally agrees to indemnify each Lender and the Administrative Agent and hold each Lender and the Administrative Agent harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lenders and the Administrative Agent by such Borrower or by any third party whosoever, arising from or incurred by reason of the Lenders’ or the Administrative Agent’s relying on any instructions of the Parent Borrower on behalf of the Subsidiary Borrower, except that such Borrower will have no liability under this Section 10.16(b) with respect to any liability that has been finally determined by final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender or the Administrative Agent.

10.17       Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from New ICE Parent or any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main Charlotte, North Carolina office on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of New ICE Parent or each Borrower in respect of any sum due to any Lender, the Issuing Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Issuing Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, the Issuing Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the Issuing Lender or the Administrative Agent, as the case may be, in the specified currency, New ICE Parent and each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Issuing Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, the Issuing Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.15(b), such Lender, the Issuing or the Administrative Agent, as the case may be, agrees to remit such excess to New ICE Parent or such Borrower.

132

ARTICLE XI

THE GUARANTY

11.1         The Guaranty.  In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Parent Borrower from the proceeds of the Loans and other extensions of credit, the Parent Borrower hereby unconditionally, absolutely and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all Obligations of the Subsidiary Borrower under the Credit Documents including the principal of and interest on the Loans owing by the Subsidiary Borrower pursuant to this Agreement, all Reimbursement Obligations of the Subsidiary Borrower and all obligations of the Subsidiary Borrower under any Hedge Agreement with any Hedge Party.  This guaranty is a guaranty of payment and not of collection.

11.2         Guaranty Unconditional.  The obligations of the Parent Borrower under this Article XI shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other obligor under any of the Credit Documents or Hedge Agreements with any Hedge Party, by operation of law or otherwise;

(b)           any modification or amendment of or supplement to any of the Credit Documents or Hedge Agreements with any Hedge Party;

(c)           any release, non-perfection, invalidity or impairment of any direct or indirect security for any obligation of any other obligor under any of the Credit Documents or Hedge Agreements with any Hedge Party;

(d)           any change in the corporate existence, structure or ownership of any obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Credit Documents or Hedge Agreements with any Hedge Party;

(e)           the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, any Lender or any other Person, whether in connection with any of the Credit Documents or Hedge Agreements with any Hedge Party or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

133

(f)           any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Credit Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal, interest or any other amount payable under any of the Credit Documents or Hedge Agreements with any Hedge Party;

(g)           any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the Lenders’ rights with respect thereto; or

(h)           any other act or omission to act or delay of any kind by any obligor, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever (other than the defense of payment) which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Parent Borrower’s obligations under this Article XI.

11.3         Duty Only Upon Payment in Full; Reinstatement in Certain Circumstances.  The Parent Borrower’s obligations under this Article XI shall remain in full force and effect until the Commitments of the Lenders hereunder shall have terminated and all Obligations payable by the Subsidiary Borrower under the Credit Documents shall have been indefeasibly paid in full.  If at any time any payment of the principal of or interest on any Loan or any other Obligation payable by the Subsidiary Borrower under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Subsidiary Borrower or otherwise, the Parent Borrower’s obligations under this Article XI with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

11.4         Waiver by the Parent Borrower.  The Parent Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for in this Article XI, as well as any requirement that at any time any action be taken by any Person against the Subsidiary Borrower, any other obligor or any other Person or against any collateral security.  The Parent Borrower warrants and agrees that each waiver set forth in this Section 11.4 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.

11.5         Subrogation.  The Parent Borrower hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Subsidiary Borrower or any other guarantor that arise from the existence, payment, performance or enforcement of the Parent Borrower’s obligations under or in respect of this Article XI or any other Credit Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against the Subsidiary Borrower or any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Subsidiary Borrower or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all Obligations payable under this Agreement shall have been paid in full in cash and the Commitments of the Lenders hereunder shall have expired or been terminated.  If any amount shall be paid to the Parent Borrower in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all Obligations, and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of the Parent Borrower and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as collateral for any amounts payable under this Article XI thereafter arising.  If (i) the Parent Borrower shall make payment to any Lender of all or any amounts payable under this Article XI, (ii) all Obligations shall have been paid in full in cash, and (iii) the Termination Date shall have occurred, the Lenders will, at the Parent Borrower’s request and expense, execute and deliver to the Parent Borrower appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent Borrower of an interest in the obligations resulting from such payment made by the Parent Borrower pursuant to this Article XI.

134

11.6         Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Subsidiary Borrower under any of the Credit Documents is stayed upon the insolvency, bankruptcy or reorganization of the Subsidiary Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent Borrower under this Article XI forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

11.7         Continuing Guaranty; Assignments.  The guaranty set forth in this Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the indefeasible payment in full in cash of all Obligations payable under this Agreement and (ii) the Termination Date, (b) be binding upon the Parent Borrower, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns.

135

Exhibit B

Amended Exhibit C to the Credit Agreement

[see attached]

EXHIBIT C

COMPLIANCE CERTIFICATE

THIS CERTIFICATE is delivered pursuant to the Credit Agreement, dated as of November 9, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among IntercontinentalExchange, Inc., a Delaware corporation (the “Parent Borrower”), ICE Europe Parent Limited, a limited company incorporated under the laws of England and Wales (the “Subsidiary Borrower” and collectively with the Parent Borrower, the “Borrowers”), IntercontinentalExchange Group, Inc., a Delaware corporation (“New ICE Parent”), the Lenders from time to time parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender, and Bank of America, N.A., as Syndication Agent.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

The undersigned hereby certifies that:

1.	He is a duly elected Financial Officer of New ICE Parent.

2.
Enclosed with this Certificate are copies of the financial statements of New ICE Parent and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [5.1(a)][5.1(b)] of the Credit Agreement.  Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]1  and fairly present in all material respects the financial condition of New ICE Parent and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of New ICE Parent and its Subsidiaries on a consolidated basis for the period covered thereby.  [Also enclosed with this Certificate are Transitional Consolidating Financial Statements and a schedule of outstanding Indebtedness identifying the entities that have issued such Indebtedness.]

3.
The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of New ICE Parent and its Subsidiaries during the accounting period covered by such financial statements.

4.
The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

1 Insert in the case of quarterly financial statements.

5.
Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in Article VI of the Credit Agreement as of the last day of and for the period covered by the financial statements enclosed herewith.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.

By:

Name:

Title:

ATTACHMENT A

COVENANT COMPLIANCE WORKSHEET

A.           Total Leverage Ratio (Section 6.1 of the Credit Agreement)

(1)
Consolidated Total Funded Debt as of the date of determination (other than Indebtedness permitted pursuant to Section 7.2(iv), 7.2(v) or 7.2(vi) except to the extent such Indebtedness has been outstanding for more than 45 days since the borrowing thereof)
$____________
(2)	Consolidated EBITDA for the Reference Period ending on the date of determination (from Line C(5) below)	$____________
(3)	Total Leverage Ratio: Divide Line A(1) by Line A(2)	____________
(4)	Maximum Total Leverage Ratio as of the date of determination	3.25 to 1.00

i

B.           Interest Coverage Ratio (Section 6.2 of the Credit Agreement)

(1)	Consolidated EBITDA for the Reference Period ending on the date of determination (from Line C(5) below)	$____________
(2)	Consolidated Interest Expense for such period	$____________
(3)	Interest Coverage Ratio: Divide Line B(1) by Line B(2)	____________
(4)	Minimum Interest Coverage Ratio as of the date of determination	5.0 to 1.0

ii

C.           Consolidated EBITDA

(1)	Consolidated Net Income for the Reference Period ending on the date of determination		$____________
(2)	Additions to Consolidated Net Income (to the extent deducted in the calculation of Consolidated Net Income for such period):
	(a) Interest expense	$____________
	(b) Federal, state, local and other income taxes	$____________
	(c) Depreciation and amortization expense	$____________

(d)          Fees and integration, restructuring and severance expenses and charges incurred during such period in connection with any Permitted Acquisition or Asset Disposition consummated no more than six months prior to the beginning of the Reference Period
$____________
(e) Noncash charges (including stock based compensation) and any impairment charge or write–off or write–down of goodwill or other intangible assets)
(f) Extraordinary losses
(g) All losses during such period resulting from any Asset Disposition outside the ordinary course of business
	(h) Add Lines C(2)(a) through C(2)(g).	$____________
(3)	Net Income plus Additions: Add Lines C(1) and C(2)(h)		$____________
(4)	Reductions from Consolidated Net Income (to the extent included in the calculation of Consolidated Net Income for such period):		$____________
	(a) Extraordinary gains or income for such period (attach itemized schedule)	$____________
	(b) All gains during such period resulting from any Asset Disposition outside the ordinary course of business	$____________

(c)             Cash disbursements during such period that relate to noncash charges included in Consolidated EBITDA pursuant to clause (ii)(E) of the definition of “Consolidated EBITDA” during such Reference Period or the twelve months preceding the Reference Period

(d)             Noncash gains for such period that represent the reversal of any accrual, or the reversal of any cash reserves, that relates to charges included in Consolidated EBITDA pursuant to clause (ii)(D) or (ii)(E) of the definition of “Consolidated EBITDA” during the Reference Period or the twelve months preceding such Reference Period

	(e) Add Lines C(4)(a) through C(4)(d)		($____________)
(5)	Consolidated EBITDA: Subtract Line C(4)(e) from Line C(3)		$____________

iii